                                                                 Exhibit 10.40


                             ACQUISITION AGREEMENT

                                 by and between

                       UMIC COTE D'IVOIRE CORPORATION

                                     and

                         G.N.R. (COTE D'IVOIRE) LTD.

                                  May 17, 1993

                               TABLE OF CONTENTS

                                                                                                          Page
ARTICLE 1 -  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
ARTICLE 2 -  Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE 3 -  Obligations of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
ARTICLE 4 -  Additional Agreements of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
ARTICLE 5 -  Recovery of Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
ARTICLE 6 -  Conditions  Precedent for  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
ARTICLE 7 -  Prospect Acquisition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
ARTICLE 8 -  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
ARTICLE 9 -  Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
ARTICLE 10 - Force Majeure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
ARTICLE 11 - Governing Law, Arbitration and Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .  26
ARTICLE 12 - Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
ARTICLE 13 - Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
ARTICLE 14 - Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
ARTICLE 15 - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SIGNATURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32


EXHIBIT A -  Production Sharing Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
EXHIBIT B -  Joint Operating Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1
EXHIBIT C -  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-1
EXHIBIT D -  Assignment and First Amendment to Joint Operating
             Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   D-1
EXHIBIT E -  Prospect Acquisition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   E-1
EXHIBIT F -  Assignment and First Amendment to Prospect Acquisition
             Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1
EXHIBIT G -  Foreign Corrupt Practices Act Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .   G-1

                             ACQUISITION AGREEMENT


            This Acquisition Agreement, made and entered into this 17 day of May, 1993, between UMIC Cote d'Ivoire Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. (hereinafter referred to as "UMIC"), and G.N.R. (Cote d'Ivoire) Ltd., a corporation organized and existing under the laws of the Cayman Islands (hereinafter referred to as the "Purchaser").

                                  WITNESSETH:

            WHEREAS, UMIC signed the Contract as one of the parties constituting the Contractor on 27 June 1992; and

            WHEREAS, the Effective Date of the Contract is January 4, 1993; and

            WHEREAS, UMIC and Petroci signed the Joint Operating Agreement on 27 June 1992; and

            WHEREAS, the Purchaser has expressed a desire to become a party to the Contract and the Joint Operating Agreement by acquiring from UMIC an interest in and under the Contract and in and under the Joint Operating Agreement; and

            WHEREAS, UMIC has expressed a desire to assign to the Purchaser an interest in and under the Contract and in and under the Joint Operating Agreement;

            WHEREAS, UMIC, GLOBEX Atlantic and Global Natural Resources Corporation of Nevada entered into that certain Heads of Agreement on the 30th day of March, 1993, as amended by that certain First Amendment To Heads Of Agreement dated the 23rd day of April, 1993, and as amended by that certain Second Amendment To Heads Of Agreement dated the 4th day of May, 1993, setting forth certain general terms and conditions concerning the acquisition by Global Natural Resources Corporation of Nevada of certain interests in and under the Contract and in and under the Joint Operating Agreement; and

            WHEREAS, by that certain assignment dated the 26th day of April, 1993, Global Natural Resources Corporation of Nevada assigned all of its rights and obligations under the Heads of Agreement to the Purchaser.

            NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the Parties hereby agree as follows:

                                   ARTICLE 1
                                  Definitions

            For the purposes of this Agreement, the following terms shall have the meanings indicated below:

            1.1 "Agreement" means this Acquisition Agreement and the exhibits attached hereto.

            1.2 "Agreement Date" means the date first set forth above in this Agreement.

            1.3 "Agreement Operating Costs" has the meaning ascribed thereto in Section 5.1(a).

            1.4 "Article" means an Article in this Agreement unless the context provides otherwise.

            1.5 "Assignment" means the assignment attached hereto and marked as Exhibit "C".

            1.6 "Assignment and First Amendment" means the Assignment and First Amendment to Joint Operating Agreement attached hereto and marked as Exhibit "D".

            1.7 "Assignment Date" means the date on which the Assignment is effective.

            1.8 "Bank Guarantee" means the irrevocable bank guarantee required by Article 4.6 of the Contract.

            1.9         "Closing" has the meaning ascribed thereto in Section
9.1.

            1.10        "Consultants" means Frank T. Barr and G. Willard Frank.

            1.11 "Contract" means that certain Production Sharing Contract signed in the French language in Abidjan, Cote d'Ivoire on 27 June 1992 by and between The Republic of Cote d'Ivoire on the one hand and UMIC Cote d'Ivoire Corporation and Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire on the other hand covering Block CI-11, a copy of which is attached hereto and marked as Exhibit "A".

            1.12 "Contractor" means Petroci and UMIC and the successors and permitted assignees of either entity.

            1.13        "Cost Oil" has the meaning ascribed thereto in Article
1.19 of the Joint Operating Agreement.





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            1.14        "Crude Oil" has the meaning ascribed thereto in Article
1.20 of the Joint Operating Agreement.

            1.15        "Delimited Area" has the meaning ascribed thereto in
Article 1.25 of the Contract.

            1.16 "Dollar" means the dollars in the currency of the United States of America.

            1.17        "Effective Date" has the meaning ascribed thereto in
Article 1.6 of the Contract, which is January 4, 1993.

            1.18        "Field" has the meaning ascribed thereto in Article
1.30 of the Joint Operating Agreement.

            1.19        "Fund Parties" has the meaning ascribed thereto in
Section 5.1.

            1.20        "Government" means The Republic of Cote d'Ivoire.

            1.21 "Heads of Agreement" means the agreement described in the penultimate recitation clause of this Agreement.

            1.22 "Initial Participating Interest" has the meaning ascribed thereto in Article 3.1.2 of the Joint Operating Agreement.

            1.23 "Joint Operating Agreement" means that certain Joint Operating Agreement (Block CI-11) dated 27 June 1992 by and between UMIC and Petroci covering operations in respect of the Contract, a copy of which is attached hereto and marked as Exhibit "B".

            1.24        "Natural Gas" has the meaning ascribed thereto in
Article 1.41 of the Joint Operating Agreement.

            1.25 "Non-Consenting Party" has the meaning ascribed thereto in Article 1.42 of the Joint Operating Agreement.

            1.26 "Operating Committee" has the meaning ascribed thereto in Article 1.47 of the Joint Operating Agreement.

            1.27 "Operating Costs" shall include all the costs and expenses incurred by the Contractor to operate and maintain wells and related equipment and facilities with respect to a Field from the date of first production from such Field as well as all costs and expenses incurred by the Contractor with respect to the operations to produce, process, transport and store Petroleum including but not limited to the operation of pipelines, barges, tankers, storage tankers or tanks and shore facilities; Provided, in the event the Contractor enters into a production testing program, all the costs and expenses of such testing program, which would be Operating Costs but for the fact that the date of first production has not occurred, shall be deemed to be Operating Costs.





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
            1.28 "Operating Costs Recovery Account" has the meaning ascribed thereto in Section 5.1(a).

            1.29        "Operator" has the meaning ascribed thereto in Article
1.46 of the Joint Operating Agreement.

            1.30 "Parties" means UMIC and the Purchaser and "Party" means either of them.

            1.31        "Payment Notice" has the meaning ascribed thereto in
Section 3.5.

            1.32 "Petroci" means Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire.

            1.33        "Petroleum" means Crude Oil and Natural Gas.

            1.34        "Petroleum Costs" has the meaning ascribed thereto in
Article 1.9 of the Contract.

            1.35 "Petroleum Operations" has the meaning ascribed thereto in Article 1.54 of the Joint Operating Agreement.

            1.36        "Phase I" has the meaning ascribed thereto in Article
1.55 of the Joint Operating Agreement.

            1.37        "Phase II" has the meaning ascribed thereto in Article
1.56 of the Joint Operating Agreement.

            1.38        "Profit Oil" has the meaning ascribed thereto in
Article 1.59 of the Joint Operating Agreement.

            1.39 "Prospect Acquisition Agreement" means that certain Prospect Acquisition Agreement dated December 20, 1991, by and among United Meridian International Corporation, Frank T. Barr and G. Willard Frank covering Block CI-11, a copy of which is attached hereto and marked as Exhibit E.

            1.40 "Prospect Acquisition Payments" has the meaning ascribed thereto in Section 5.1(b).

            1.41 "Prospect Amendment" means the Assignment and First Amendment to Prospect Acquisition Agreement attached hereto and marked as Exhibit F.

            1.42 "Prospect Cost Recovery Account" has the meaning ascribed thereto in Section 5.1(b).

            1.43 "Remaining Area" means that portion of the Delimited Area not covered by the Special Area.





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
            1.44 "Section" means a Section in this Agreement unless the context provides otherwise.

            1.45        "Special Area" has the meaning ascribed thereto in
Article 1.26 of the Contract.

            1.46 "Special Area Participating Interest" has the meaning ascribed thereto in Article 3.1.1 of the Joint Operating Agreement.

            1.47        "Special Fund" has the meaning ascribed thereto in
Section 5.1.

                                   ARTICLE 2
                               Purchase and Sale

            2.1 Subject to the provisions of this Agreement, UMIC will sell, assign and convey at the Closing, and the Purchaser will purchase and accept at the Closing, such assignment and conveyance to be effective for all purposes on the date set forth in the Assignment, all of the following:

                        (a) An undivided ten percent (10%) interest in and under the Contract insofar and only insofar as it covers the Special Area; and

                        (b) An undivided eighteen percent (18%) interest in and under the Contract insofar and only insofar as it covers the Remaining Area.

The assignments and conveyances of the interests described in Sections 2.1(a) and (b) shall be made using the Assignment.

            2.2 In connection with the assignments described in Sections 2.1(a) and (b) and subject to the provisions of this Agreement, UMIC will sell, assign and convey at the Closing, and Purchaser will purchase and accept at the Closing, such assignment and conveyance to be effective on the date set forth in the Assignment and First Amendment, all of the following:

                        (a) An undivided ten percent (10%) Special Area Participating Interest in and under the Joint Operating Agreement; and

                        (b) An undivided eighteen percent (18%) Initial Participating Interest in and under the Joint Operating Agreement.

The assignments and conveyances of the interests described in Sections 2.2(a) and (b) shall be made using the Assignment and First Amendment.

            2.3 Not later than ten (10) days after the Agreement Date, the Purchaser shall submit (i) information to UMIC which is to be provided to the Government in accordance with Article 34.1 of the Contract and (ii) information to UMIC which is to be provided to





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
Petroci in accordance with Article 12.2 of the Joint Operating Agreement. Not later than twenty (20) days after the Agreement Date or such later date as may be agreed upon in writing by the Parties, UMIC shall submit (a) to the Government a copy of the Assignment, the information provided by the Purchaser to UMIC pursuant to (i) above and a request that the Government consent to the assignment by UMIC to the Purchaser of the interests described in Section 2.1, and (b) to Petroci the information provided by the Purchaser to UMIC pursuant to (ii) above with a request that Petroci confirm to UMIC in writing that it is satisfied with the Purchaser's financial capability as set forth in Article
12.2 of the Joint Operation Agreement. The Purchaser shall use its reasonable efforts promptly to provide to UMIC any additional information that reasonably may be requested by the Government or by Petroci, and UMIC shall use its reasonable efforts promptly to deliver such additional information to the Government or Petroci, as the case may be.

            2.4 Each Party shall use its reasonable efforts to obtain promptly the consent of the Government to the Assignment and the confirmation of Petroci that the requirements of Article 12.2 of the Joint Operating Agreement have been satisfied; provided, that the obligation to use reasonable efforts shall not include an obligation on either Party to agree to work or expenditure obligations in excess of the obligations set forth in the Contract or take any action which would violate the laws of any government having jurisdiction over such Party.

                                   ARTICLE 3
                          Obligations of the Purchaser

            3.1 In consideration of the assignments and conveyances to be made to the Purchaser in accordance with Sections 2.1 and 2.2, the Purchaser shall perform the obligations set forth in this Article 3.

            3.2 Subject to Section 3.7 or Section 4.15, as the case may be, the Purchaser shall pay the following in respect of the Special Area until the Purchaser has made total payments equal to one million six hundred thousand Dollars ($1,600,000.00):

                        (a) All the costs, expenses and liabilities that have been paid under the Joint Operating Agreement by UMIC on and after January 4, 1993, until but not including the Agreement Date in respect of a ten percent (10%) Special Area Participating Interest held by UMIC and the additional ten percent (10%) Special Area Participating Interest to be assigned and conveyed by UMIC to the Purchaser in accordance with Sections 2.1(a) and 2.2(a); and

                        (b) All the costs, expenses and liabilities due and payable under the Joint Operating Agreement by UMIC on and after the Agreement Date in respect of (i) a ten percent (10%) Special Area Participating Interest held by UMIC and (ii) the additional ten percent (10%) Special Area Participating Interest to be assigned and conveyed by UMIC to the Purchaser in accordance with Sections 2.1(a) and 2.2(a).





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
After the Purchaser has made total payments under this Section 3.2 equal to one million six hundred thousand Dollars ($1,600,000.00), the Purchaser thereafter will pay in accordance with the Joint Operating Agreement and the Contract all of the costs, expenses and liabilities attributable to its ten percent (10%) Special Area Participating Interest and its related ten percent (10%) interest in and under the Contract assigned and conveyed by UMIC to the Purchaser pursuant to this Agreement.

            3.3 Subject to Section 3.7 or Section 4.15, as the case may be, the Purchaser shall pay the following in respect of the Remaining Area until the Purchaser has made total payments equal to one million eight hundred thousand Dollars ($1,800,000.00):

                        (a) All of the costs, expenses and liabilities that have been paid under the Joint Operating Agreement by UMIC on and after January 4, 1993, until but not including the Agreement Date in respect of (i) a nine percent (9%) Initial Participating Interest held by UMIC, (ii) a one percent (1%) Initial Participating Interest which represents that portion of the ten percent (10%) carried interest of Petroci that is attributable to the nine percent (9%) Initial Participating Interest referred to in
            (i) above, (iii) the eighteen percent (18%) Initial Participating Interest to be assigned and conveyed by UMIC to the Purchaser in accordance with Sections 2.1(b) and 2.2(b) and (iv) a two percent (2%) Initial Participating Interest which represents that portion of the ten percent (10%) carried interest of Petroci that is attributable to the eighteen percent (18%) Initial Participating Interest referred to in (iii) above; and

                        (b) All the costs, expenses and liabilities due and payable under the Joint Operating Agreement by UMIC on and after the Agreement Date in respect of (i) a nine percent (9%) Initial Participating Interest held by UMIC, (ii) a one percent (1%) Initial Participating Interest which represents that portion of the ten percent (10%) carried interest of Petroci that is attributable to the nine percent (9%) Initial Participating Interest referred to in (i) above, (iii) the eighteen percent (18%) Initial Participating Interest to be assigned and conveyed by UMIC to the Purchaser in accordance with Sections 2.1(b) and 2.2(b) and
            (iv) a two percent (2%) Initial Participating Interest which represents that portion of the ten percent (10%) carried interest of Petroci that is attributable to the eighteen percent (18%) Initial Participating Interest referred to in (iii) above.

After the Purchaser has made total payments under this Section 3.3 equal to one million eight hundred thousand Dollars ($1,800,000.00), the Purchaser thereafter will pay in accordance with the Joint Operating Agreement and the Contract all the costs, expenses and liabilities attributable to the eighteen percent (18%) Initial Participating Interest and its related eighteen percent (18%) interest in and under the Contract assigned and conveyed by UMIC to the Purchaser pursuant to this Agreement and the two percent (2%) Initial Participating Interest of Petroci to be carried by said eighteen percent (18%) Initial Participating Interest.





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
            3.4 As soon as reasonably possible after the Agreement Date, UMIC shall provide to the Purchaser an invoice for the sum of money payable by the Purchaser under Section 3.2(a) and an invoice for the sum of money payable by the Purchaser under Section 3.3(a). UMIC shall provide with each invoice copies of the supporting documents received by UMIC from the Operator in respect of the charges covered by such invoice. The Purchaser shall pay to UMIC the sum of money due under an invoice within ten (10) days after receiving such invoice. The Purchaser shall have the right for twelve (12) months after the date of Closing, at its sole cost and expense, to audit the accounts of the Operator to confirm the costs, expenses and liabilities payable under Sections 3.2(a) and 3.3(a). The Purchaser shall give UMIC not less than twenty (20) days, advance notice of an audit, and the audit shall be conducted at reasonable times during regular business hours. In the event such audit establishes that the sum of money paid under Section 3.2(a) or 3.3(a) was incorrect, UMIC and the Purchaser shall meet within ninety (90) days after the audit is completed and the audit report is delivered to UMIC to determine the correct amount of money due under the invoice being questioned.

            3.5 On and after the Agreement Date and until the date of Closing, UMIC shall deliver to the Purchaser for payment by the Purchaser each cash call, invoice, statement and other demand for payment received by UMIC under the Joint Operating Agreement payable in accordance with Section 3.2(b) or
Section 3.3(b), as the case may be. After the date of Closing, UMIC shall deliver to the Purchaser for payment by the Purchaser each cash call, invoice, statement and other demand for payment received by UMIC under the Joint Operating Agreement payable in accordance with Section 3.2(b)(i) or Sections 3.3(b)(i) and (ii), as the case may be, and the Purchaser shall pay each cash call, invoice, statement and other demand for payment received by the Purchaser under the Joint Operating Agreement payable in accordance with Section 3.2(b)(ii) or Sections 3.3(b)(iii) and (iv), as the case may be. Each such cash call, invoice, statement and other demand referred to in this Section 3.5 is hereinafter referred to as a "Payment Notice". The Purchaser shall pay such Payment Notice as hereinafter provided:

                        (a) Any Payment Notice under the Joint Operating Agreement that is payable under Section 3.2(b) shall be paid until such time as the Purchaser has made payments under Section 3.2 equal to one million six hundred thousand Dollars ($1,600,000.00); and

                        (b) Any Payment Notice under the Joint Operating Agreement that is payable under Section 3.3(b) shall be paid until such time as the Purchaser has made payments under Section 3.3 equal to one million eight hundred thousand Dollars
            ($1,800,000.00).

Upon the Operator issuing any Payment Notice to UMIC payable by the Purchaser under this Section 3.5, UMIC shall deliver within three (3) days after the issuance thereof a copy of such Payment Notice to the Purchaser. The Purchaser shall make payment to the Operator of the sum set forth in a Payment Notice on or before the date such Payment Notice is due and payable under the Joint Operating Agreement. The Purchaser shall advise UMIC by telecopy on the date a payment is made under this Section 3.5 specifying the sum of money paid and the date of such payment.

            3.6 If it is necessary to make a currency conversion under this Agreement, the Parties shall use the currency conversion procedures set forth in the Joint Operating Agreement.

            3.7 It is the intent of the Parties that during Phase I the Operator will drill and evaluate the Panthere No. 1 well (and if the results justify mud-line suspend or sea-floor complete said well) and drill and evaluate the Lion No. 1 well. If such operations are not concluded prior to the commencement of Phase II, the Purchaser may elect in accordance with the Joint Operating Agreement and the Contract not to proceed into Phase II. If the Purchaser so elects, the Purchaser shall not be required to pay any costs, expenses or liabilities owed under Sections 3.2 and 3.3 that are incurred under the Joint Operating Agreement after the termination of Phase I, and UMIC shall be obligated to pay such costs which are incurred under the Joint Operating Agreement after the termination of Phase I. Upon the election not to proceed into Phase II, the Purchaser promptly shall withdraw from the Joint Operating Agreement and the Contract. In the event the Purchaser elects to proceed into Phase II or in the event none of the parties to the Joint Operating Agreement elects to proceed into Phase II but parties to the Joint Operating Agreement including UMIC and the Purchaser agree to apply for an exclusive appraisal authorization or an exclusive exploitation authorization under the Contract, the Purchaser shall not withdraw and it shall be obligated to continue paying the costs, expenses and liabilities under Sections 3.2 and 3.3 until the Purchaser has expended the sums of money in accordance with Sections 3.2 and
3.3. If the Purchaser is to withdraw from the Joint Operating Agreement and the Contract under this Section 3.7, it shall assign and convey to UMIC, and UMIC shall be obligated to accept, all of the right, title and interest acquired from UMIC pursuant to this Agreement free and clear of any liens, burdens or encumbrances created by the Purchaser.

             3.8 The Contract requires that the Contractor provide a Bank Guarantee acceptable to the Government guaranteeing the work obligations of the Contractor for the existing exploration period. In the event the Bank Guarantee has not been provided by UMIC to the Government prior to the Closing, at such time as the Government provides the necessary information for the Bank Guarantee the Purchaser shall provide to the Government in accordance with
Article 4.6 of the Contract an irrevocable bank guarantee for Phase I in the sum of eight hundred thousand Dollars ($800,000.00). In the event UMIC has provided the Bank Guarantee to the Government prior to the Closing, UMIC shall give the Purchaser notice that it has provided the Bank Guarantee and the Purchaser shall provide at the Closing or within five (5) days after the notice from UMIC, whichever is the last to occur, to Chase Manhattan Bank an irrevocable letter of credit naming Chase Manhattan Bank as beneficiary for Phase I in the sum of eight hundred thousand Dollars ($800,000.00) in a form and from a bank reasonably acceptable to UMIC. The letter of credit provided to Chase Manhattan Bank shall be released by Chase Manhattan Bank upon the release by the Government of the Bank Guarantee provided by UMIC to the Government.

             3.9 Article 33.3 of the Contract requires each entity constituting the Contractor that is a subsidiary company of a parent company to provide to the Government an undertaking guaranteeing to the Government the performance of the obligations arising under the Contract. The Purchaser at the Closing shall cause to be provided to UMIC for delivery to the Government a performance guarantee from the parent company of the Purchaser of the obligations under the Contract. The performance guarantee shall be in the form of the Performance Guarantee marked as Appendix 3 and attached to the Contract. The guarantee shall be in the French language and shall be satisfactory to the Government.

                                   ARTICLE 4
                      Additional Agreements of the Parties

            4.1 UMIC and the Purchaser shall each (i) vote its Participating Interest under the Joint Operating Agreement in favor of and (ii) use its reasonable efforts to obtain the agreement of the parties to the Joint Operating Agreement to the following schedule in respect of work to be conducted under the Contract:

                        (a) Drill and evaluate the Panthere No. 1 well during 1993 and, if the results justify, mud-line suspend or sea-floor complete said well; and

                        (b) Promptly after completion of operations on the Panthere No. 1 well, drill and evaluate the Lion No. 1 well.

At such time as the Lion No. 1 well has been drilled to total depth and evaluated, the Parties will vote under the Joint Operating Agreement to (i) determine whether to install a caisson on either well and place either well or both wells on a long-term production test and (ii) determine whether to re-enter the B1-8X well. Each Party may cast its vote on each issue in the manner it so desires, but no Party may elect to be a Non-Consenting Party in respect to the installation of the caisson or the long-term production test if the matter being voted upon receives the required sixty percent (60%) vote under Article 5.9.1 of the Joint Operating Agreement. Notwithstanding anything to the contrary in this Agreement, the Purchaser understands and agrees that the Operator may at any time be required by a vote of the parties to the Joint Operating Agreement to enter into contracts for the purchase of the caisson and the tangible equipment for the Panthere No. 1 well, the Lion No. 1 well and the re-entry of the B1-8X well. In the event the Operator makes a cash call or submits an invoice under the Joint Operating Agreement for any or all of such items in accordance with the Joint Operating Agreement, the Purchaser shall pay in accordance with Sections 3.2 and 3.3 the applicable portion of such costs in accordance with this Agreement.

            4.2 In the event the Closing has not occurred on or before September 1, 1993, this Agreement shall terminate. In the event of such termination, UMIC shall on or before September 16, 1993, reimburse the Purchaser in Dollars all the sums of money the Purchaser has paid to UMIC and the Operator in accordance with the provisions of this Agreement. In the event UMIC requires information from the Purchaser in respect of any payments made by the Purchaser that are to be reimbursed by UMIC, the Purchaser shall provide such information to UMIC within five (5) days after a request for such information.

            4.3 In the event the Purchaser should fail to make any of the payments to UMIC or the Operator, as the case may be, in accordance with the provisions of this Agreement or otherwise perform its obligations under this Agreement, the Purchaser shall be in default under this Agreement. In such event UMIC shall give the Purchaser notice of such default and unless the Purchaser remedies such default within seven (7) days after receipt of such notice of default from UMIC by the payment of all sums due and the performance of all obligations that are in default under this Agreement, all of the Purchaser's rights under this Agreement, the Contract and the Joint Operating Agreement shall immediately terminate and, as soon as the consent of the Government is obtained (if required), the Purchaser shall assign and convey to UMIC all the interests assigned and conveyed by UMIC to the Purchaser under this Agreement and UMIC shall accept such assignment and conveyance. Such assignment and conveyance shall be without prejudice to any other remedies available to UMIC at law, in equity or under this Agreement and free and clear of any liens, burdens or encumbrances created by the Purchaser. The Purchaser shall pay all the costs and expenses in respect of such termination, assignment and conveyance. In the event the notice of default is given prior to any assignment being made under this Agreement and the Purchaser has not remedied the default as described in this Section 4.3, the Purchaser's rights under this Agreement shall immediately terminate without prejudice to any other remedies available to UMIC at law, in equity or under this Agreement.

            4.4 After the assignments provided for in Article 2 are effective from UMIC to the Purchaser, the Special Area Participating Interests in the Special Area will be held as follows:

                                               Special Area
                                               Participating
                                                 Interests
                                               -------------
                     Petroci                       40.0%
                     UMIC                          50.0%
                     Purchaser                     10.0%

After the assignments provided for in Article 2 are effective from UMIC to the Purchaser, the Initial Participating Interests in the Remaining Area will be held as follows:

                                                  Initial
                                               Participating
                                                 Interests
                                               -------------
                     Petroci                       10.0%
                     UMIC                          72.0%
                     Purchaser                     18.0%

            4.5 The Purchaser shall use its reasonable efforts to assure that at the Closing it will not be under any legal or contractual restrictions that would prohibit or delay the timely consummation of the transactions contemplated by this Agreement. The Purchaser promptly shall notify UMIC of any default, claim, obligation or suit which would affect the Purchaser's ability to consummate at the Closing the transactions contemplated by this Agreement.

            4.6 UMIC shall use its reasonable efforts to assure that at the Closing it will not be under any legal or contractual restrictions that would prohibit or delay the timely consummation of the transactions contemplated by this Agreement. UMIC promptly shall notify the Purchaser of any default, claim, obligation or suit which would affect UMIC's ability to consummate at the Closing the transactions contemplated by this Agreement.

            4.7 UMIC and the Purchaser shall sign at the Closing the Foreign Corrupt Practices Act Agreement attached hereto and marked as Exhibit G.

            4.8 In the event the Purchaser is required to make an assignment and conveyance to UMIC in accordance with Section 3.7, Section 4.3 or Section 4.15, the Purchaser shall execute and deliver any and all documents necessary to effect such assignment and conveyance and UMIC shall accept such assignment and conveyance; Provided, the obligation of the Purchaser to assign and convey to UMIC is subject to the rights, if any, of the other parties under the Joint Operating Agreement to claim a portion of such interest. Upon the date of such assignment and conveyance in the case of Section 4.3 and upon the date of termination of Phase I in the case of Section 3.7 (but excluding an assignment and conveyance under Section 4.15), the Purchaser shall indemnify, defend and hold harmless UMIC from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) that are attributable to the interest or interests assigned and conveyed and which relate to operations before the applicable date even though the occurrence may arise after such date, regardless of whether UMIC was wholly or partially negligent or otherwise at fault; Provided, in the event of an assignment and conveyance under Section 4.3, the Purchaser's obligation to pay its share of the costs and expenses required to plug and abandon any well drilled prior to and any well drilling on the date of such assignment and conveyance shall terminate five (5) years after the date of such assignment and conveyance; and Provided further, in the event of an assignment and conveyance under Section 3.7, UMIC shall assume and be responsible in respect to the interest assigned and conveyed by the Purchaser to UMIC for the plugging and abandoning of any well that has not been plugged on or before the date of termination of Phase I and any well being drilled on the date of termination of Phase I. Upon the date of such assignment and conveyance in the case of an assignment under Section 4.3 and upon the date of termination of Phase I in the case of an assignment and conveyance under Section 3.7, UMIC shall indemnify, defend and hold harmless the Purchaser from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorney's fees) that are attributable to the interest or interests assigned and conveyed and which relate to operations after the applicable date; Provided, such indemnity shall be subject to and without prejudice to any claim or cause of action UMIC may have against the Purchaser under Section 4.3. In the event of an assignment and conveyance by the Purchaser to UMIC under Section 4.15, UMIC shall indemnify, defend and hold harmless the Purchaser from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorney's fees) that are attributable to the interest or interests assigned and conveyed. Notwithstanding anything to the contrary in this Section 4.8, any and all costs, expenses and Liabilities associated with or arising out of any environmental study or assessment or any measures taken to mitigate the effect of Petroleum Operations on the environment that are incurred (i) after the date of an assignment and conveyance by the Purchaser under Section 4.3 and which relate to

Petroleum Operations in which the Purchaser participated shall be borne by the Purchaser and (ii) after the date of termination of Phase I in the case of an assignment and conveyance by the Purchaser under Section 3.7 shall be borne by UMIC.

            4.9 (a) Without prejudice to the provisions of the Contract and the Joint Operating Agreement, so long as UMIC is Operator, and except as otherwise provided in this Section 4.9, it shall, subject to any written requirements of the Government, while conducting the Petroleum Operations be subject to the general guidelines for operations set forth in the (i) applicable safety and environmental laws and regulations of the Republic of the Cote d'Ivoire, (ii) Outer Continental Shelf Regulations in force on the Effective Date as promulgated by the U.S. Department of the Interior, Minerals Management Service of the United States of America insofar and only insofar as they apply to the United States Gulf of Mexico, (iii) World Bank Environmental and Occupational Health and Safety Guidelines applicable to offshore oil and gas development in force on the Effective Date and (iv) regulations promulgated by the Environmental Protection Agency of the United States of America in effect on the Effective Date insofar and only insofar as they apply to the United States Gulf of Mexico.

(b) The following operations may be conducted notwithstanding anything to the contrary in the laws and regulations referred to in (ii), (iii) or (iv) of this Section 4.9:

            (A) Natural Gas may be flared in accordance with the Contract;

            (B) The runoff of rain water may be permitted even though a sheen may occur on the water;

            (C) Operations may be conducted without a certificate of financial responsibility except as required by the Contract;

            (D)         Salt water that has been treated may be discharged;

            (E) Cuttings and whole mud, except oil base mud containing diesel as a lubricant, may be discharged; and

            (F) The subsea survey conducted by UMIC and PETROCI shall satisfy all requirements for an underwater survey of any type.

Notwithstanding anything to the contrary in the laws and regulations referred to in Section 4.9 (a)(ii), (iii) and (iv), UMIC acting as Operator shall not be required to comply with any procedural or administrative filing, permitting or reporting required by any such laws or regulations. The only purpose of referring to said laws and regulations is to identify the general guidelines set forth therein that will be applicable to UMIC's offshore operational matters.

(c) In the event UMIC receives a notice from any party to the Joint Operating Agreement claiming that UMIC acting as Operator has failed to operate as required by this Section 4.9 within the general guidelines set forth in Sections 4.9(a)(ii), (iii) and (iv), UMIC and International Finance Corporation promptly shall meet to discuss the claim or claims set forth in such notice. Subject to Section 4.9(d), in the event UMIC and International Finance Corporation mutually agree in writing that UMIC acting as Operator will change certain operating procedures to satisfy the claim or claims set forth in the notice, UMIC shall make such changes in its operating procedures as may be necessary to comply with the mutual agreement between International Finance Corporation and UMIC.

(d) In the event one or more claims are made that require the mutual written agreement of UMIC and International Finance Corporation under Section 4.9(c), UMIC shall not enter into such mutual written agreement with International Finance Corporation in respect of a claim until such time as UMIC has determined by contacting the parties to the Joint Operating Agreement that such parties representing not less than (i) sixty percent (60%) of the Special Area Participating Interests if the claim is in respect of the Special Area or
(ii) sixty percent (60%) of the Initial Participating Interests if the claim is in respect of the Remaining Area, have agreed that changes in certain operating procedures be made. At such time as UMIC is satisfied that the necessary parties to the Joint Operating Agreement have agreed to changes in its operating procedures, UMIC shall agree with International Finance Corporation to change its operations as necessary.

            4.10 UMIC agrees to obtain a vote of the Operating Committee as soon as practicable after the Assignment Date and UMIC and the Purchaser will vote in favor of, and UMIC will obtain the agreement of International Finance Corporation (and any other entity which may have been assigned a participating interest by UMIC) to vote in favor of, a proposal that funding be provided and the necessary contract be entered into in order to conduct a study of existing environmental conditions; Provided, the parties to the Joint Operating Agreement shall not be required to approve a study costing in excess of sixty thousand Dollars ($60,000.00). The costs and expenses incurred to conduct a study of the existing environmental conditions shall be allocated fifty percent (50%) to the Special Area and fifty percent (50%) to the Remaining Area. That portion of the costs and expenses for such study allocable to the Special Area Participating Interest and the Initial Participating Interest that will be held by UMIC after the assignments and conveyances as set forth in Section 4.4 shall be paid by UMIC and shall not be included in the payments made by the Purchaser on behalf of UMIC under Section 3.2(b) and
Section 3.3(b). Payments made by the Purchaser in respect of its Special Area Participating Interest and Initial Participating Interest portion of the costs and expenses for such study shall not be taken into account in order to determine whether the Purchaser has expended the sums of money required under Sections 3.2 and 3.3.

            4.11 UMIC shall obtain the irrevocable undertaking of International Finance Corporation to vote, and the Purchaser and UMIC will vote, under the Joint Operating Agreement that as soon as practicable after the third well is drilled on the Delimited Area, an environmental assessment satisfying the requirements of World Bank Technical Paper Number 154 shall be carried out over the Delimited Area by an environmental consultant acceptable to International Finance Corporation and UMIC (it being understood that the re-entry of the B1-8X well will constitute the drilling of a well). The parties to the Joint Operating Agreement shall not be required to approve an environmental assessment costing in excess of one hundred twenty thousand Dollars ($120,000.00).

            4.12 In the event the environmental assessment conducted under Section 4.11 makes one or more recommendations mutually acceptable in writing to UMIC and International Finance Corporation concerning measures to be taken to mitigate the effect of Petroleum Operations on the environment, subject to Section 4.14, each such recommendation shall be promptly implemented by UMIC acting as Operator.

            4.13 In the event UMIC shall resign its functions of Operator pursuant to Section 4.14 of the Joint Operating Agreement, UMIC shall make the transfer of the operatorship subject to the successor Operator agreeing in writing to operate subject to Sections 4.9 through 4.13.

            4.14 In the event one or more recommendations are made that require the mutual written agreement of UMIC and International Finance Corporation under Section 4.12, UMIC shall not enter into such mutual written agreement with International Finance Corporation until such time as UMIC has determined by contacting the parties to the Joint Operating Agreement that such parties representing not less than (i) sixty percent (60%) of the Special Area Participating Interests if the recommendation is in respect of the Special Area or (ii) sixty percent (60%) of the Initial Participating Interests if the recommendation is in respect of the Remaining Area, have agreed that such recommendations be performed. At such time as UMIC is satisfied that the necessary parties to the Joint Operating Agreement have agreed to a recommendation, UMIC shall agree with International Finance Corporation to conduct such mitigation measures.

            4.15 It has been determined that International Finance Corporation cannot be a party to an arbitration under the Arbitration Rules of the International Center for Settlement of Investment Disputes ("ICSID") set forth in the Contract. In order to have International Finance Corporation as a party to the Contract, UMIC and International Finance Corporation have agreed to request that the Government amend Article 31 of the Contract to substitute arbitration under the arbitration rules of the International Chamber of Commerce in the place of arbitration under the ICSID Arbitration Rules. In the event the Government refuses to amend Article 31 of the Contract, some other means of solving the arbitration question may be agreed upon by UMIC and International Finance Corporation. If an amendment is agreed upon by the Purchaser, the Purchaser agrees to execute such amendment to the Contract. At such time as the Contract has been amended or another solution has been agreed upon as provided in this Section 4.15, UMIC shall meet with the Purchaser to discuss such event. If the Purchaser is not satisfied with the solution implemented, the Purchaser may withdraw from this Agreement and assign and convey to UMIC all of the Purchaser's right, title and interest acquired from UMIC pursuant to this Agreement free and clear of any liens, burdens or encumbrances created by the Purchaser and UMIC shall be obligated to accept such assignment and conveyance. If the Purchaser desires to withdraw, it shall notify UMIC of such desire within ten (10) days after the meeting referred to in this Section 4.15 and the assignment and conveyance by the Purchaser shall be made promptly. In the event of such assignment and conveyance, UMIC shall within ten (10) days after the date thereof reimburse to Purchaser in Dollars all the sums of money the Purchaser has paid to UMIC and the Operator in accordance with this Agreement.

                                   ARTICLE 5
                               Recovery of Costs

            5.1         Upon the receipt of proceeds from the sale of Crude
0il or Natural Gas under the Contract, the Parties shall establish a fund (the "Special Fund") into which shall be deposited all the Cost Oil proceeds and all the Profit Oil proceeds received by the Purchaser, 20/70 of the Cost Oil proceeds and 20/70 of the Profit Oil proceeds received by UMIC that are allocable to the Special Area, and 30/97.5 of the Cost Oil proceeds and 30/97.5 of the Profit Oil proceeds received by UMIC that are allocable to the Remaining Area. The Parties shall open a bank account in a mutually acceptable bank which shall be the Special Fund. All checks written or transfers made from the Special Fund shall require the signature or written approval of UMIC. UMIC shall provide to the Purchaser not later than thirty (30) days after the end of each month while the Special Fund is in existence a statement for the prior month of deposits to the Special Fund and payments therefrom. Certain costs and expenses shall be paid on behalf of UMIC and the Purchaser (the "Fund Parties") out of the Special Fund, and such parties shall recover certain costs and expenses out of the Special Fund as hereinafter provided in this Article 5:

                        (a) The first priority of payment out of the Special Fund shall be the Operating Costs of the Purchaser, 20/70 of the Operating Costs of UMIC attributable to the Special Area and 30/97.5 of the Operating Costs of UMlC attributable to the Remaining Area (the "Agreement Operating Costs"). The Agreement Operating Costs shall be paid on or prior to the due date each month under the Joint Operating Agreement. If sufficient funds are not available in the Special Fund during any month to pay all of the Agreement Operating Costs for such month, such costs shall be paid from the remaining balance of the Special Fund to the extent funds are available. Such payments shall be made on behalf of each of the Fund Parties in the proportion that the amount of such costs payable by each Fund Party bears to the total of all such costs payable by all the Fund Parties. Each Fund Party shall pay any unpaid portion of its Agreement Operating Costs directly to the Operator; Provided, UMIC shall not make such payments to the extent funds are being paid on behalf of UMIC in accordance with Sections
            3.2 and 3.3 and any such payments by the Purchaser on behalf of UMIC shall be recorded in the Purchaser's Operating Costs Recovery Account. A cost recovery account shall be established and maintained for each Fund Party setting forth the cumulative amount of Agreement Operating Costs each such party has paid directly to the Operator and which are not paid out of the Special Fund (the "Operating Costs Recovery Account"). In the event there are funds remaining in the Special Fund after the payment of all the Agreement Operating Costs for a month, each Fund Party shall recover and be paid to the extent funds are available from the Special Fund the sum of money in each such Fund Party's Operating Costs Recovery Account. Such recovery and payment shall be in the proportion that the sum of money in a Fund Party's Operating Costs Recovery Account bears to the total sum of money in all Fund Parties' Operating Costs Recovery Accounts. Upon any such recovery by and payment to a Fund Party, such Fund Party's Operating Costs Recovery Account shall be reduced by the amount of such recovery and payment to such Fund Party.

                        (b) If during a month funds are available in the Special Fund after all the payments under Section 5.1(a), the second priority of payment out of the Special Fund shall be, in accordance with Section 7.3, the payments due by the Purchaser under the Proposed Acquisition Agreement, 20/70 of the payments due by UMIC under the Proposed Acquisition Agreement which are attributable to the Special Area and 30/97.5 of the payments due by UMIC under the Prospect Acquisition Agreement which are attributable to the Remaining Area (the "Prospect Acquisition Payments"). If sufficient funds are not available in the Special Fund during any month to make all the Prospect Acquisition Payments due under the Prospect Acquisition Agreement for such month, such payments shall be paid from the remaining balance of the Special Fund to the extent funds are available. Such payments shall be made on behalf of each of the Fund Parties in the proportion that the amount of such payment due by each Fund Party bears to the total of all such payments due by all Fund Parties. Each Fund Party shall pay any unpaid portion of its Prospect Acquisition Payments due under the Prospect Acquisition Agreement. A cost recovery account shall be established and maintained for each Fund Party setting forth the cumulative amount of the Prospect Acquisition Payments made by such party under the Prospect Acquisition Agreement and which are not paid out of the Special Fund (the "Prospect Cost Recovery Account"). In the event there are funds remaining in the Special Fund after all the Prospect Acquisition Payments have been made under the Prospect Acquisition Agreement for the month, each Fund Party shall recover and be paid to the extent funds are available from the Special Fund the sum of money in each such party's Prospect Cost Recovery Account. Such recovery and payment shall be in the proportion that the sum of money in a Fund Party's Prospect Cost Recovery Account bears to the total sum of money in all the Fund Parties' Prospect Cost Recovery Accounts. Upon any such recovery by and payment to a Fund Party, such Fund Party's Prospect Cost Recovery Account shall be reduced by the amount of such recovery and payment to such Fund Party.

                        (c) If during a month funds are available in the Special Fund after the payments under Sections 5.1(a) and 5.1(b), the third priority of payment out of the Special Fund shall be payments to UMIC for the recovery by UMIC of one hundred sixty-six thousand two hundred Dollars ($166,200.00) which is equal to sixty percent (60%) of the two hundred seventy-seven thousand Dollars ($277,000.00) UMIC is entitled to recover in accordance with
            Article 2.2.11(a)(i) of the Accounting Procedure to the Contract. Each time UMIC recovers any such costs from the Special Fund, it shall reduce the amount of costs to be recovered under this Section 5.1(c) by the costs recovered until the balance is zero.

                        (d) If during a month funds are available in the Special Fund after all the payments therefrom under Sections 5.1(a), 5.1(b) and 5.1(c), the fourth priority of payment out of the Special Fund shall be payments to the Purchaser for the recovery by the Purchaser of the sum of three million four hundred thousand Dollars ($3,400,000.00) paid in accordance with Sections 3.2 and
            3.3. In the event all or a portion of the payments made by the Purchaser under Sections 3.2 and 3.3 are classified as Operating Costs, and the Purchaser recovers such portion of the money as Operating Costs under Section 5.1(a), the Purchaser shall not recover such portion of the money under this Section 5.1(d).

                        (e) At such time as all the payments have been made and costs recovered under this Section 5, the Cost Oil proceeds and Profit Oil proceeds shall be paid in accordance with the Contract and the Joint Operating Agreement. If there are any funds remaining in the Special Fund after all payments have been made under this Section 5.1, such funds shall be paid to UMIC and the Purchaser. The amount of money to be paid to each of the Fund Parties shall be determined by calculating the amount of the remaining funds contributed to the Special Fund by each of the Fund Parties. After such funds have been paid, the Special Fund account shall be closed.

            5.2 For the purposes of computing the entitlement of UMIC to the recovery of Petroleum Costs, the sums of money paid by the Purchaser for and on behalf of UMIC under this Agreement shall be deemed to have been paid by UMIC.

            5.3 The Purchaser shall have the right at its sole cost and expense to audit the accounts of UMIC which relate to the Special Fund in order to confirm that the Special Fund has been maintained and payments made in accordance with this Agreement. An audit may be conducted not more than once per calendar year, and an audit for a calendar year may be conducted at any time within twenty-four (24) months following December 31 of a calendar year. The Purchaser shall give UMIC not less than twenty (20) days' advance notice of an audit, and the audit shall be conducted at reasonable times during regular business hours. In the event an audit establishes that the Special Fund has not been maintained in accordance with this Agreement, UMIC and the Purchaser shall meet within ninety (90) days after the audit is completed and the audit report is delivered to UMIC to determine the actions to be taken, if any, to resolve the matters that have been questioned in the audit.

                                   ARTICLE 6
                        Conditions Precedent for Closing

            6.1 The obligation of the Purchaser to proceed with the Closing is subject to the completion on or before the Closing to the reasonable satisfaction of the Purchaser of the following conditions precedent, any one or more of which may be waived in whole or in part by the Purchaser in writing.

                        (a) The Purchaser shall have received a resolution of the Board of Directors of UMIC, satisfactory to counsel for the Purchaser and certified by the Secretary or Assistant Secretary of UMIC authorizing UMIC's execution, delivery and performance of this Agreement.

                        (b) All the representations and warranties of UMIC set forth in Section 8.1 shall be true and accurate in all material respects on the date hereof and on the date of the Closing with the same effect as though made at such date, and UMIC shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Closing.

                        (c) The Government shall have given its written consent to the Assignment or the Government shall not have given its decision concerning the Assignment within sixty (60) days following notification to the Government of the Assignment accompanied by all the related information and the Assignment shall be deemed to be approved by the Government in accordance with
            Article 34.1 of the Contract, as the case may be.

                        (d) The parties to the Joint Operating Agreement have been satisfied that the Purchaser is financially capable of meeting its prospective obligations under the Joint Operating Agreement.

            6.2 The obligation of UMIC to proceed with the Closing is subject to the completion on or before the Closing to the reasonable satisfaction of UMIC of the following conditions precedent, any one or more of which may be waived in whole or in part by UMIC in writing.

                        (a) UMIC shall have received a resolution of the Board of Directors of the Purchaser, satisfactory to counsel of UMIC and certified by the Secretary or Assistant Secretary of the Purchaser authorizing the Purchaser's execution, delivery and performance of this Agreement.

                        (b) All of the representations and warranties of the Purchaser set forth in Section 8.2 shall be true and accurate in all material respects on the date hereof and on the date of the Closing with the same effect as though made at such date, and the Purchaser shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Closing.

                        (c) The Government shall have given its written consent to the Assignment or the Government shall not have given its decision concerning the Assignment within sixty (60) days following notification to the Government of the Assignment accompanied by all the related information and the Assignment shall be deemed to be approved by the Government in accordance with
            Article 34.1 of the Contract, as the case may be.

                        (d) To satisfy Article 12.2 of the Joint Operating Agreement, the Purchaser shall have demonstrated to the satisfaction of the parties to the Joint Operating Agreement its financial capabilities to meet its prospective obligations under the Joint Operating Agreement.

                        (e) The Purchaser shall have provided the irrevocable bank guarantee as required under Section 3.8.

                        (f) The Purchaser in accordance with Section 3.9 shall have provided to UMIC for delivery to the Government an undertaking in the form of the undertaking marked as Appendix 3 and attached to the Contract by its parent company guaranteeing the proper performance of the obligations under the Contract.

                                   ARTICLE 7
                         Prospect Acquisition Agreement

            7.1 Under the Prospect Acquisition Agreement, United Meridian International Corporation is obligated to make certain payments to the Consultants in connection with the Contract. Upon the execution of the Prospect Amendment by all the parties thereto, UMIC will assume all the rights and obligations of United Meridian International Corporation under the Prospect Acquisition Agreement, and the Purchaser will be assigned and conveyed a portion of UMIC's rights and obligations in and under such Agreement and will assume its proportionate share of said obligations as set forth in this Article 7.

            7.2 The twenty-five thousand Dollars ($25,000.00) to be paid to each of the Consultants within ten (10) days after the Effective Date has been paid by UMIC. At the Closing, the Purchaser shall pay to UMIC a sum of nine thousand one hundred sixty-seven Dollars ($9,167.00) which is equal to 18.334% of fifty thousand Dollars ($50,000.00) to reimburse UMIC for the Purchaser's share of such payment. Payments made under this Section 7.2 shall not be recovered from the Special Fund.

            7.3 The twenty-five thousand Dollars ($25,000.00) to be paid to each of the Consultants within ten (10) days after the first lifting or delivery of Crude Oil or Natural Gas and all other payments to be made under the Prospect Acquisition Agreement (except the payment under Section 7.2) shall be borne as follows:

                        (a) In the event the first lifting or delivery is in respect of production from only the Special Area or to the extent a payment under Article V(e) of the Prospect Acquisition Agreement is in respect of production from the Special Area, the Purchaser shall pay a portion of said sum determined by dividing the Special Area Participating Interest of the Purchaser by the total of the Special Area Participating Interests excluding the Special Area Participating Interest of Petroci and multiplying the quotient by one hundred (100). The percentage obtained shall be the portion of the payment to each Consultant the Purchaser shall pay in accordance with the Prospect Acquisition Agreement; and

                        (b) In the event the first lifting or delivery is in respect of production from only the Remaining Area or to the extent a payment under Article V(e) of the Prospect Acquisition Agreement is in respect of production from the Remaining Area, the Purchaser shall pay a portion of said sum determined by dividing the Initial Participating Interest of the Purchaser by the total of the Initial Participating Interests excluding the Initial Participating Interest held by Petroci and multiplying the quotient by one hundred (100). The percentage obtained shall be the portion of the payment to each Consultant the Purchaser shall pay in accordance with the Prospect Acquisition Agreement

                        (c) In the event an exclusive exploitation authorization has been issued under the Contract, the above calculation shall be made using the Exploitation Participating Interests of the parties excluding the Exploitation Participating Interest of Petroci.

            7.4         The Purchaser shall comply with the requirements of
Article VII(a) of the Prospect Acquisition Agreement concerning the Purchaser becoming a party to said agreement and assuming its proportionate share of the obligations thereunder by executing the Prospect Amendment.

            7.5 The Parties have agreed that they will discuss with the Consultants the possibility of making certain amendments to the Prospect Acquisition Agreement. In the event the Parties fail to obtain the agreement of the Consultants to one or more such amendments, neither Party shall be liable to the other in any manner for such failure and such failure shall not affect the obligations of the Parties under this Agreement.

                                   ARTICLE 8
                         Representations and Warranties

            8.1         UMIC represents and warrants to Purchaser as follows:

                        (a) UMIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A. and has all requisite corporate power and authority to carry on its business as now conducted;

                        (b)        All requisite corporate and other
            authorizations for the execution, delivery, and performance by UMIC of this Agreement and all documents contemplated hereunder to be entered into by UMIC have been obtained, and no further corporate or other action shall be necessary on the part of UMIC with respect to the authorization of the execution, delivery, and performance of this Agreement or any of such other documents. Upon the execution and delivery by UMIC of this Agreement and of the other documents contemplated hereunder, this Agreement and such other documents will constitute legal, valid, and binding obligations, enforceable against UMIC in accordance with their respective terms, except as limited by laws affecting the enforceability of creditors' rights generally and equitable principles. Neither the execution, delivery, nor performance of this Agreement or any of the other documents required hereunder to be executed, delivered, and performed by UMIC shall result in a violation of any term or provision of, or constitute a default or accelerate the performance required under, any contract or agreement to which UMIC is a party or by which UMIC or any of its properties is bound, or violate any order, writ, injunction, or decree of any court, administrative agency, or governmental body binding on UMIC.

                        (c) There are no arbitration proceedings, administrative proceedings, investigations, or legal proceedings in which UMIC is now engaged or which are threatened against UMIC or any circumstance, financial or otherwise, which could (i) prevent the consummation of the transactions contemplated hereby or materially impair the ability of UMIC to fully perform its obligations hereunder or (ii) have a material adverse effect on the business or financial condition of UMIC.

                        (d) UMIC has not received any notice or other communication from the Government to terminate the Contract or otherwise indicate there has been a breach in respect thereof;

                        (e) To the best of its knowledge, no act or omission of or affecting UMIC or affecting the Contract has occurred which would entitle the Government to terminate the Contract;

                        (f) Except for the provisions of the Contract, the Joint Operating Agreement and contracts entered into under the Joint Operating Agreement and the Prospect Acquisition Agreement, the interests to be assigned and conveyed to the Purchaser will not be subject to any adverse contractual obligations, or any mortgages, pledges, liens, burdens or other encumbrances created by UMIC and UMIC is not a party to any agreement to create the same;

                        (g) There are no outstanding lawsuits and there has been no judgment or award given or made by any court, tribunal or governmental agency which relates to or is connected with the conduct of operations relating to the Contract and, to the best of its knowledge, there are no outstanding claims which would affect the Contract;

                        (h) No payments have been made or will be made or other consideration given or will be given to obtain or retain or both the Contract or the Joint Operating Agreement or any assignments made under either such document in violation of the laws of the United States;

                        (i) The Contract attached hereto as Exhibit A is a true, complete and accurate copy of the French language executed Contract, and except for any amendment thereto in accordance with
            Section 4.15, said Contract has not been amended by UMIC;

                        (j) The Joint Operating Agreement attached hereto and marked as Exhibit B is a true, complete and accurate copy of the Joint Operating Agreement, and the Joint Operating Agreement has not been amended by UMIC;

                        (k) UMIC has not received any notice or other communication from a party to the Joint Operating Agreement claiming any default thereunder or which would otherwise indicate there has been a breach in respect thereof;

                        (l) To the best of its knowledge, no act or omission of UMIC affecting the Joint Operating Agreement has occurred which would entitle a party thereto to claim a breach thereunder;

                        (m) The Prospect Acquisition Agreement attached hereto and marked as Exhibit E is a true, complete and accurate copy of the Prospect Acquisition Agreement and the Prospect Acquisition Agreement has not been amended by UMIC;

                        (n) UMIC has not received any notice or other communication from a party to the Prospect Acquisition Agreement claiming any default thereunder or which would otherwise indicate there has been a breach in respect thereof; and

                        (o) To the best of its knowledge, no act or omission of UMIC affecting the Prospect Acquisition Agreement has occurred which would entitle a party thereto to claim a breach thereunder.

            8.2 The Purchaser represents and warrants to UMIC as follows:

                        (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as now conducted;

                        (b)        All requisite corporate and other
            authorizations for the execution, delivery, and performance by the Purchaser of this Agreement and all documents contemplated hereunder to be entered into by the Purchaser have been obtained, and no further corporate or other action shall be necessary on the part of the Purchaser with respect to the authorization of the execution, delivery, and performance of this Agreement or any of such other documents. Upon the execution and delivery by the Purchaser of this Agreement and of the other documents contemplated hereunder, this Agreement and such other documents will constitute legal, valid, and binding obligations, enforceable against the Purchaser in accordance with their respective terms, except as limited by laws affecting the enforceability of creditors' rights generally and equitable principles. Neither the execution, delivery, nor performance of this Agreement or any of the other documents required hereunder to be executed, delivered, and performed by the Purchaser shall result in a violation of any term or provision of, or constitute a default or accelerate the performance required under, any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its properties is bound, or violate any order, writ, injunction, or decree of any court, administrative agency, or governmental body binding on the Purchaser;

                        (c) There are no arbitration proceedings, administrative proceedings, investigations, or legal proceedings in which the Purchaser is now engaged or which are threatened against the Purchaser or any circumstance, financial or otherwise, which could (i) prevent the consummation of the transactions contemplated hereby or materially impair the ability of the Purchaser to fully perform its obligations hereunder or (ii) have a material adverse effect on the business or financial condition of the Purchaser;

                        (d) No payments have been made or will be made or other consideration given or will be given in connection with the Contract or the Joint Operating Agreement or any assignments made thereunder in violation of the laws or regulations of the United States;

                        (e) The Purchaser has the ability to meet all of its obligations hereunder; and

                        (f) The Purchaser has not gone into liquidation, made an assignment for the benefit of creditors, declared or been declared bankrupt or insolvent by a competent court or had a receiver appointed in respect of the whole or any part of its assets and has no plans to do so.

            8.3 Any material breach of the representations or warranties set forth in this Agreement shall be considered a breach of this Agreement. The representations and warranties set forth in this Agreement shall terminate on the day after the Closing.

                                   ARTICLE 9
                                    Closing

            9.1 The Closing of the purchase by the Purchaser and the sale, assignment and conveyance by UMIC contemplated by this Agreement shall, unless otherwise agreed to in writing by the Purchaser and UMIC, take place at the offices of UMIC in Houston, Texas at 10:00 a.m. local time. The date of the Closing shall be mutually agreed upon by UMIC and the Purchaser, but the Closing shall occur within ten (10) days after all the conditions set forth in
Article 6.1 and Article 6.2 have been waived or satisfied.

            9.2 At the Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

                        (a)        UMIC shall execute and deliver to the
            Purchaser:

                                   (i)         the Assignment,

                                   (ii)        the Assignment and First
                        Amendment executed by Petroci,

                                   (iii)       the Prospect Amendment executed
                        by United Meridian International Corporation, Frank T. Barr, G. Willard Frank, and

                                   (iv)        the Foreign Corrupt Practices
                        Act Agreement.

                        (b) UMIC shall deliver to the Purchaser the written consent, if any, of the Government to the Assignment.

                        (c)        The Purchaser shall execute and deliver to
            UMIC:

                                   (i)         the Assignment,

                                   (ii)        the Assignment and First
                        Amendment,

                                   (iii)       the Prospect Amendment, and

                                   (iv)        the Foreign Corrupt Practices
                        Act Agreement.

                        (d) The Purchaser shall pay to UMIC the payment due in respect of the Prospect Acquisition Agreement required under
            Section 7.2.

                        (e) The Purchaser shall deliver the irrevocable bank guarantee to UMIC, if required, in accordance with Section 3.8.

                        (f) The Purchaser shall provide to UMIC for delivery to the Government a fully executed copy of the performance guarantee required by Section 3.9.

                                   ARTICLE 10
                                 Force Majeure

            No Party shall be liable for any failure to perform, or delay in performing, any of its obligations hereunder, other than its obligations to pay money, to the extent that such performance has been delayed, prevented or otherwise hindered by an event of Force Majeure. For purpose of this Agreement, "Force Majeure" shall include, but not be Limited to, hostilities, restraints of rulers or people, revolution, civil commotion, strike, labor disturbances, epidemic, accident, fire, lightning, flood, wind, storm, earthquake, explosion, blowout, blockade or embargo, lack of or failure of transportation facilities or any law, proclamation, regulation or ordinance, demand or requirement of any government or any government agency having or claiming to have jurisdiction over the Parties, or any act of God, or any other act of government, act or omission of supplier or any other cause, whether of the same or different nature, existing, that is beyond the control and without the fault or negligence of the Party asserting benefit of this Article.

                                   ARTICLE 11
                   Governing Law, Arbitration and Liabilities

            11.1 This Agreement and all agreements and instruments contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A. excluding any laws or choice of law rules thereof which would require reference to the laws of any other jurisdiction.

            11.2 Notwithstanding anything to the contrary contained in this Agreement, any dispute, controversy or claim arising between the Parties out of or in connection with this Agreement, its validity or the breach thereof, shall be referred to and finally settled by final and binding arbitration in Houston, Texas, U.S.A., in accordance with the Commercial Arbitration Rules of the American Arbitration Association in force on the Agreement Date, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In order to have arbitration as the sole and exclusive remedy, the Parties agree to exclude any rights of application or appeal to the courts of any jurisdiction in connection with any question of law arising in the course of arbitration or with respect to any award made.

            11.3 The arbitration shall be initiated by one Party ("First Party") giving notice to the other Party ("Other Party") and to any regional office of the American Arbitration Association ("AAA") that the First Party elects to refer the matter to arbitration, and that the First Party has appointed an arbitrator who shall be identified in such notice. The Other Party shall notify the First Party and the AAA in writing within thirty (30) days after its receipt of the First Party's notice, identifying the arbitrator the Other Party has selected. If the Other Party fails to so notify the First Party or to identify an arbitrator, the second arbitrator shall be appointed by the AAA at the request of the First Party.

            11.4 The two arbitrators so identified shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed; but if such arbitrators shall fail to appoint such third arbitrator within such thirty (30) day period, then the third arbitrator shall be appointed by the AAA at the request of either the First Party or the Other Party.

            11.5 The English language shall be used in the arbitral proceedings.

            11.6 Any money awards shall be made and shall be payable in Dollars.

            11.7 The Parties and arbitrators shall proceed diligently and in good faith in order that the arbitral award shall be made as promptly as possible. The absence or default of a Party to the arbitration shall not prevent or hinder the arbitration procedure in any or all of its stages.

            11.8 Pending the decision or award, the operations or activities which give rise to the arbitration shall not be discontinued. If the decision or award recognizes that the complaint was justified, provision may be made in the decision or award for such reparation as the arbitrators consider appropriate.

            11.9 The Parties agree that for matters submitted to arbitration, the decision or award of the tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims presented to the tribunal.

            11.10 The arbitrators shall determine the matters in dispute in accordance with the laws of Texas, excluding any laws or choice of law rules thereof which would require reference to the laws of any other jurisdiction.

            11.11 Notwithstanding any other provisions of this Agreement to the contrary, in no event shall any Party be liable to any other Party for loss of prospective profits, or special, indirect or consequential damages, in connection with this Agreement or with respect to any operations related thereto. It is not intended that this Section 11.11 would exclude the Purchaser from making a claim and recovering funds which it is owed from the Special Fund.

                                   ARTICLE 12
                                    Notices

            12.1 Any notice to be given hereunder shall be in writing and may be delivered by hand, sent by certified or registered mail or transmitted by facsimile to the relevant address set forth below, or such other address as may be previously communicated by the relevant Party to the other Party from time to time. Notices given under this Agreement shall be effective on the date actually received by a Party.

            12.2 The relevant addresses for all notices shall be as follows:

            UMIC:                  UMIC Cote d'Ivoire Corporation
                                   1201 Louisiana, Suite 1400
                                   Houston, Texas 77002-5603
                                   Fax No.: (713) 653-5098
                                   Attention: Manager, International Acquisitions

            PURCHASER:             G.N.R. (Cote d'Ivoire) Ltd.
                                   5300 Memorial, Suite 800
                                   Houston, Texas 77007
                                   Telephone No.: (713) 880-5464
                                   Fax No.: (713) 865-4386
                                   Attn: Vice President - International Exploration

                                  ARTICLE 13
                                Confidentiality

            The Parties agree that all information and data acquired or obtained by the Purchaser in respect of the Contract shall be considered confidential and shall not be disclosed to any third party by the Purchaser without the prior written consent of UMIC; provided, to the extent necessary to conduct its business, the Purchaser may disclose such information and data to its affiliated companies, its professional consultants, a bank or other financial institution, or a bona fide prospective transferee, but only after such parties have undertaken in writing to keep such data and information confidential. The Parties agree that all terms set forth in this Agreement and matters covered by this Agreement shall be considered confidential and shall not be disclosed to any third party by a Party without the prior written consent of the other Party; provided, to the extent necessary to conduct its business, a Party may disclose such confidential terms and matters to its affiliated companies, its professional consultants, a bank or other financial institution or a bona fide prospective transferee but only after such parties have undertaken in writing to keep such terms and matters confidential. No public disclosure or press release concerning the existence of this Agreement or of any of the terms thereof shall be made without the prior written consent of both of the Parties, such consent not to be unreasonably withheld. UMIC may disclose the terms and conditions of this Agreement to International Finance Corporation during its negotiations with said group in respect of the Contract. Nothing contained in this Article, however, shall be construed to require either Party to obtain the approval of the other Party to disclose information with respect to the matters covered by this Agreement to any governmental authority or agency to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction or necessary to comply with disclosure requirements of any applicable securities laws.

                                  ARTICLE 14
                                 Termination

            14.1 Anything herein to the contrary notwithstanding, this Agreement may be terminated and abandoned as follows:

                        (a) By mutual written consent of the Parties at any time on or prior to the Closing;

                        (b) By UMIC as a result of a default by the Purchaser under Section 4.3;

                        (c) By the Purchaser if any of the conditions specified in Section 6.1 have not been satisfied and shall not have been waived by the Purchaser on or prior to September 1, 1993;

                        (d) By UMIC if any of the conditions specified in Section 6.2 has not been satisfied and shall not have been waived by UMIC on or prior to September 1, 1993;

                        (e) By either Party if the Closing has not occurred on or before September 1, 1993;

                        (f)        By either Party if the Contract terminates;

                        (g) By either Party if the Purchaser elects to withdraw from the Contract and the Joint Operating Agreement in accordance with Section 3.7; or

                        (h) By either Party if the Purchaser elects to withdraw from this Agreement in accordance with Section 4.15.

            14.2 In the event this Agreement has not been terminated under Section 14.1, it shall terminate after the Purchaser has recovered the funds as provided in Section 5.1.

            14.3 If a Party has instituted an arbitration under Article 11 or an arbitration is being conducted at the termination of this Agreement,
Article 11 shall survive such termination until such arbitration matter has been finally concluded.

            14.4 The right to audit as set forth in Sections 3.4 and 5.4 shall survive the termination of this Agreement for the period required to conduct either such audit. Sections 4.9 through 4.14 and Section 15.11 shall survive the termination of this Agreement until the terms thereof are included in an amendment to the Joint Operating Agreement or until the Joint Operating Agreement terminates, whichever is the first to occur. Section 4.8 shall survive the termination of this Agreement for the period required to enforce any indemnity thereunder.

            14.5 In the event of any termination and abandonment as provided in Section 14.1, notice shall be given to the other Party, and thereupon this Agreement (including the exhibits hereto) shall terminate. If this Agreement is terminated as the result of the failure by any Party to perform or observe any of the covenants or agreements set forth herein to be performed or observed by such Party, nothing contained herein shall be construed to limit the legal or equitable remedies of the other Party, including, without limitation, damages (excluding consequential damages) for breach of contract or for the breach of any representation, warranty, covenant or agreement contained herein.

                                   ARTICLE 15
                                 Miscellaneous

            15.1 The captions and headings for the Articles and the table of contents of this Agreement are made for convenience only and shall not constitute a part of this Agreement for any purpose.

            15.2 None of the rights, requirements or provisions of this Agreement shall be deemed to have been waived by a Party by reason of such Party's failure to enforce any right or remedy granted it hereunder or to take advantage of any default, and each Party shall at all times hereunder have the right to require the strict compliance of the other Party to the provisions of this Agreement.

            15.3 In connection with the transactions contemplated hereby, and except as expressly provided for elsewhere in this Agreement, UMIC MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Except as and to the extent set forth elsewhere in this Agreement, UMIC hereby disclaims all liability and responsibility for any statement or information made or communicated (orally or in writing) to the Purchaser including, but not limited to any opinion, information or advice which may have been provided to the Purchaser by any officer, stockholder, director, employee, agent, consultant or representative of UMIC, or by any petroleum engineer or engineering firm (including any estimates and appraisals of the extent and value of petroleum reserves), or any other agent, consultant or representative. Without limiting the generality of the foregoing, except as and to the extent set forth elsewhere in this Agreement, UMIC makes no representations or warranties whatsoever, express, implied or statutory, in connection with the transactions contemplated by this Agreement and/or the matters set forth herein. The Purchaser hereby acknowledges and affirms that it has made its own independent investigation, analysis and evaluation of the Contract and the properties, assets (including its own estimate and appraisal of the extent and value of petroleum reserves), and prospects in respect thereof.

            15.4 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The rights and obligations of the Purchaser under this Agreement may be assigned only with the prior written consent of UMIC, which consent shall not be unreasonably withheld.

            15.5 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibit or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            15.6 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

            15.7 In the event there is a conflict between one or more of the provisions of this Agreement and one or more of the provisions of the Joint Operating Agreement, as between the Parties, the provisions of this Agreement shall prevail.

            15.8 Reference to the singular includes a reference to the plural and vice versa, and reference to any gender includes a reference to all other genders.

            15.9 This Agreement represents the entire understanding of the Parties, and supersedes and replaces all prior agreements, contracts, arrangements and understandings between the Parties concerning the subject matter hereof. There are no other terms, conditions, representations or warranties, express or implied, written or oral, except as set forth herein. No amendments, modifications or additions hereto shall be binding unless executed in writing by the Purchaser and UMIC.

            15.10 Each Party shall pay its own expenses, including consultants', counsels' and public accountants' fees and expenses incurred in any way in connection with this Agreement.

            15.11 Article 5.14.2 of the Accounting Procedure to the Joint Operating Agreement provides for an administrative overhead rate of four percent (4%). In the event an exclusive exploitation authorization is granted to the Contractor under the Contract, the administrative overhead rate applicable under said Article 5.14.2 insofar and only insofar as charges incurred under the exclusive exploitation authorization are concerned shall be the following:

                        (a) Three percent (3%) of the total costs less than three million Dollars ($3,000,000.00) incurred under Sections
            5.1 through 5.13 of the Accounting Procedure to the Joint Operating Agreement during a Calendar Year under the exclusive exploitation authorization;

                        (b) Two and one-half percent (2.5%) in excess of three million Dollars ($3,000,000.00) but less than six million Dollars ($6,000,000.00) incurred under Sections 5.1 through 5.13 of the Accounting Procedure to the Joint Operating Agreement during a Calendar Year under the exclusive exploitation authorization;

                        (c) One and one-half percent (1.5%) in excess of six million Dollars ($6,000,000.00) incurred under Sections 5.1 through 5.13 of the Accounting Procedure to the Joint Operating Agreement during a Calendar Year under the exclusive exploitation authorization.

Except for each exclusive exploitation authorization, the administrative overhead rate shall remain as set forth in the Joint Operating Agreement.

            IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have executed this Agreement in duplicate originals on the day, month and year first written above.




                                   UMIC COTE D'IVOIRE CORPORATION


                                   By: /s/ John B. Brock
                                       ----------------------------------

                                   Name: John B. Brock
                                         --------------------------------

                                   Title: President
                                          -------------------------------




                                   G.N.R. (COTE D'IVOIRE) LTD.


                                   By: /s/ Gerald R. Colley
                                       ----------------------------------

                                   Name: Gerald R. Colley
                                         --------------------------------

                                   Title: Vice President
                                          -------------------------------

                                                PSC
                                                ENGLISH VERSION (Translation)
                                                Production Sharing Contract
                                                (French version signed 6/27/92)
                                                Cote d'Ivoire, Block CI-11


                                (TRANSLATION)


                          REPUBLIC  OF COTE D'IVOIRE

                          UNITY - DISCIPLINE - WORK


                                  PETROLEUM

                         PRODUCTION SHARING CONTRACT


                                 -----------
                                 BLOCK CI-11
                                 -----------

                                                                             2/.



                               TABLE OF C0NTENTS


Article                                                                    Page
-------                                                                    ----
   1     Definitions                                                          6
   2     Scope of the Contract                                                9
   3     Duration of exploration periods and surrenders                      10
   4     Exploration work commitments                                        13
   5     Establishment ahd approval of Annual Work
           Programs and Budgets                                              16
   6     Contractor's obligations in respect of the
           exploration periods                                               17
   7     Contractor's rights in respect of the
           exploration periods                                               19
   8     Activity reports during the exploration periods and
           supervision of Petroleum Operations                               21
   9     Occupation of land                                                  24
  10     Use of facilities                                                   25
  11     Appraisal of a Petroleum discovery                                  26
  12     Grant of an exclusive exploitation authorization in
           respect of commercial discovery                                   30
  13     Duration of the exploitation period                                 31
  14     Exploitation obligation                                             33
  15     Contractor's obligations and rights in respect of
           exclusive exploitation authorizations                             34
  16     Recovery of Petroleum Costs and production sharing                  36
  17     Taxation                                                            39
  18     Sales price of Crude Oil                                            44
  19     Bonuses                                                             47
  20     Ownership and abandonment of assets                                 48
  21     Natural Gas                                                         50
  22     PETROCI participation                                               57
  23     Foreign exchange control                                            61
  24     Monetary unit used for book-keeping                                 62
  25     Accounting methods and audits                                       63
  26     Import and export                                                   64
  27     Disposal of production - Contribution to the
           satisfaction of national needs - Transfer of
           title to Petroleum and liftings                                   67
  28     Protection of rights                                                69
  29     Personnel and training                                              70
  30     Activity reports in respect of exclusive exploitation
           authorizations                                                    72
  31     Arbitration                                                         73
  32     Force Majeure                                                       75
  33     Joint and several obligations and guarantees                        76
  34     Rights of assignment                                                77
  35     Applicable law and stability of conditions                          78
  36     Implementation of the Contract                                      79
  37     Entry into Effect                                                   81

                                                                            3/.

Appendix
   1     Delimited Area/Special Area/Map                                    82
   2     Accounting Procedure                                               84
   3     Performance Guarantee                                              97

                                                                             4/.

                                   CONTRACT

BETWEEN

-- The Republic of Cote d'Ivoire, hereinafter referred to as "the
   Government", represented by the President of the Republic, H.E. Felix HOUPHOUET-BOIGHY,

                                                              ON THE ONE HAND

AND

-- UMIC Cote d'Ivoire Corporation, a company incorporated under the laws of the State of Delaware, USA, having its registered office in Houston, Texas, USA, hereinafter referred to as "UMIC", and represented by Mr. John B. BROCK, its President; and

-- Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire, a company incorporated under the laws of Cote d'Ivoire, having its registered office in Abidjan, Cote d'Ivoire, hereinafter referred to as "PETROCI", and represented by Mr. Moussa FANNY, its General Manager,


                                                             ON THE OTHER HAND,

                                                                             5/.

WHEREAS

-- the discovery and exploitation of Petroleum are important for the interest and the economic development of the country and its people;

-- in accordance with the provisions of Article 2.1 of Law no. 70-489 of August 3, 1970 establishing the Petroleum Code, and of Article 1 of Ordinance no. 75- 04 of January 3, 1975, ratified by Law no. 76-506 of August 3, 1976, governing production sharing and service contracts relating to Petroleum, the Government decides to undertake directly operations of exploration for, exploitation, transportation, storage, processing and marketing of Petroleum;

-- pursuant to Decree no. 77-848 of October 21, 1977, PETROCI is the holder of the mining rights in respect of Petroleum exploration and exploitation over the entirety of available areas in Cote d'Ivoire including the Delimited Area defined hereinafter;

-- the Government, directly and through PETROCI, wishes to promote the development of the Delimited Area, and the Contractor wishes to cooperate with the Government by assisting it in the exploration for and exploitation of the potential resources within the Delimited Area, and thereby encouraging the economic growth of the country;

-- PETROCI, for the purposes of this Contract, on the one hand, places at the disposition of the Government its mining rights in respect of the Delimited Area and on the other hand, joins with UMIC to constitute the joint venture which will act as Contractor; and

-- the Contractor represents that it has the financial resources, the technical competence and the organizational capacity necessary to carry out in the Delimited Area the Petroleum Operations specified hereinafter;


NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                                                             6/.

                                  DEFINITIONS

The terms used in this Contract shall have the following meaning:

1.1. YEAR means a period of twelve (12) consecutive months according to the Gregorian Calendar.

1.2. CALENDAR YEAR means a period of twelve (12) consecutive months beginning on January first (1st) and ending on the following December thirty-first (31st), according to the Gregorian Calendar.

1.3. FISCAL YEAR means a period of twelve (12) consecutive months beginning on October first (1st) and ending on the following September thirtieth (30th), according to the Gregorian Calendar.

1.4. BARREL means U.S. barrel, i.e. 42 U.S. gallons measured at a temperature of 60 degrees F and under the atmospheric pressure of 14.696 psia.

1.5. BUDGET means the itemized cost estimates of the Petroleum Operations appearing in an Annual Work Program.

1.6. EFFECTIVE DATE means the day following the day of entry into effect of a law relating to petroleum contracts by which law this Contract shall produce its full effects.

1.7. CONTRACTOR means collectively or individually UMIC and PETROCI, the contracting parties, as well as any entity to which any of them may assign an interest pursuant to Articles 22, 34.1 and 34.2.

1.8. CONTRACT means this instrument and its appendices, which form an integral part hereof, together with any extension, renewal, replacement or modification hereto which may be mutually agreed between the Parties.

1.9. PETROLEUM COSTS means all expenditures actually incurred and paid by the Contractor for the performance of the Petroleum Operations under this Contract, and determined in accordance with the Accounting Procedure attached hereto as Appendix 2, including those expenditures incurred and paid by the Contractor prior to the Effective Date, as defined in Article 2.2.11 (a) of the Accounting Procedure.

1.10.     DOLLAR means dollar of the United States of America.

1.11. NATURAL GAS means methane, ethane, propane, butane and dry or wet gaseous hydrocarbons, whether or not associated with Crude Oil, as well as all other gaseous products extracted in association with Petroleum, such as nitrogen, hydrogen sulfide, carbon dioxide, helium and water vapor.

                                                                             7/.


1.12 ASSOCIATED NATURAL GAS means Natural Gas which exists in a reservoir in solution with Crude oil or, as a gas-cap in contact with Crude Oil, and which is or could be produced in association with Crude Oil.

1.13. NON-ASSOCIATED NATURAL GAS means Natural Gas other than Associated Natural Gas.

1.14. FIELD means a commercial accumulation of Petroleum in one or several horizons, which has been duly appraised in accordance with the provisions of Article 11.

1.15.     PETROLEUM means Crude Oil and Natural Gas.

1.16. PETROLEUM OPERATIONS means all the Petroleum exploration, appraisal, development, production, transportation, processing (excluding refining), storage, export and marketing operations, and generally, any other operations directly associated therewith, carried out under this Contract.

1.17. PARTIES means the Government and the Contractor; and PARTY means either the Government or the Contractor.

1.18. APPRAISAL PERIMETER means any part of the Delimited Area where one or more Petroleum discoveries have been made, and in respect of which the extent will be appraised and the Government has granted to the Contractor an exclusive appraisal authorization in accordance with the provisions of Article 11.3.

1.19. EXPLOITATION PERIMETER means any part of the Delimited Area in respect of which the Government has granted to the Contractor an exclusive exploitation authorization in accordance with the provisions of Article 12.

1.20. CRUDE OIL means crude mineral oil, asphalt, ozokerite, and all kinds of Petroleum and bitumen, either solid or liquid in their natural condition or obtained from Natural Gas by condensation or extraction, including condensates and Natural Gas liquids.

1.21. CUBIC FOOT means the quantity of Natural Gas contained in a volume of one (1) cubic foot measured at a temperature of 60 degrees F and under the atmospheric pressure of 14.696 psia.

1.22. DELIVERY POINT means the F.O.B. connecting point between the loading facilities and the vessel then loading Crude oil produced under this Contract in the Republic of Cote d'Ivoire, or any other transfer point mutually agreed between the Parties.

1.23. TOTAL PRODUCTION OF CRUDE OIL means the total production of Crude Oil obtained from the whole Delimited Area, less the quantities used for the requirements of the Petroleum Operations and any unavoidable losses.

                                                                             8/.

          TOTAL PRODUCTION OF NATURAL GAS means the total production of Natural Gas obtained from the whole Delimited Area, less the quantities used for the requirements of the Petroleum Operations, any unavoidable losses and, subject to the provisions of Article 21.2.3, the quantities of Natural Gas which are flared.

          TOTAL PRODUCTION means the Total Production of Crude Oil and the Total Production of Natural Gas.

1.24. ANNUAL WORK PROGRAM means the document describing, item by item, the Petroleum Operations to be carried out during a Calendar Year or portion thereof, as the case may be, within the Delimited Area and in each Exploitation Perimeter, if any, established in accordance with the provisions of Articles 4 and 5.

1.25. DELIMITED AREA means the area described in Article 2.7 in respect of which the Government, under this Contract, grants to the Contractor an exclusive exploration right.

          The areas surrendered by the Contractor in accordance with the provisions of Articles 3.5 and 3.6 shall be deemed as no longer being a part of the Delimited Area which shall thus be reduced accordingly.

1.26. SPECIAL AREA means the area within the Delimited Area described in Appendix 1.

1.27. SEMESTER means a period of six (6) consecutive months beginning on the first day of January or July, during any Calendar Year.

1.28.     AFFILIATED COMPANY means:

          - a company or any other entity which directly or indirectly controls or is controlled by any entity constituting the Contractor; or

          - a company or any other entity which directly or indirectly controls or is controlled by a company or entity which itself directly or indirectly controls any entity constituting the Contractor.

                The term "control" means the right to exercise, directly or indirectly, more than fifty per cent (50%) of the voting rights attributable to the shares of the controlled company or other entity under ordinary circumstances in a general shareholders meeting.

1.29. THIRD PARTY means a company or any other entity, other than the entities constituting the Contractor and other than any Affiliated Company of such entities.

1.30. CALENDAR QUARTER means any period of three (3) consecutive months beginning on the first day of January, April, July or October, during any Calendar Year.

                                                                             9/.


                                   ARTICLE 2

                             SCOPE OF THE CONTRACT


2.1. This Contract is a production sharing contract governed by the provisions herein contained.

2.2. The Government authorizes the Contractor pursuant to the terms set forth herein to carry out the useful and necessary Petroleum Operations in the Delimited Area, on an exclusive basis, and (except for seismic and drilling operations) in such other areas as may be permitted pursuant to Article 7.2., it being understood that said operations shall only relate to Petroleum.

2.3. The Contractor undertakes, for all the work necessary for carrying out the Petroleum Operations provided for hereunder, to comply with good international petroleum industry practice and to be subject to the laws and regulations in force in Cote d'Ivoire unless otherwise provided under this Contract.

2.4. The Contractor shall supply all financial and technical means necessary for the proper performance of the Petroleum Operations.

2.5. The Contractor shall bear alone the financial risk associated with the performance of the Petroleum Operations. The Petroleum Costs related thereto shall be recoverable by the Contractor in accordance with the provisions of Article 16.2.

2.6. During the term hereof, in the event of production, the Total Production arising from the Petroleum Operations shall be shared between the Parties according to the terms set forth in Articles
         16.2 and 16.3.

2.7. On the Effective Date, the Delimited Area shall be the area as defined in Appendix 1.

2.8. Upon the Effective Date, UMIC shall assume the position of operator and shall conduct and carry out the Petroleum Operations under the responsibility of the Contractor. Any change in the operator shall be submitted for prior approval of the Government.

         The operator, in the name and on behalf of the Contractor, shall furnish the Government with all reports, information and data referred to hereunder, including any agreement with respect to this Contract binding on the entities constituting the Contractor and any subsequent amendments to such agreements.

                                                                            10/.

                                   ARTICLE 3

                 DURATION OF EXPLORATION PERIODS AND SURRENDERS

3.1. The exclusive exploration authorization is hereby granted to the Contractor for a first period of eighteen (18) months from the Effective Date in respect of the entire Delimited Area, extended, as the case may be, in accordance with the provisions of Article 3.4.

3.2. If during the first exploration period set forth above the Contractor has fulfilled the exploration work commitments defined in Article 4, as noted by the Government, the exclusive exploration authorization shall, at the Contractor's request, be renewed for a second exploration period of two (2) Years from the date of the second exploration perior, extended, as the case may be, in accordance with the provisions of Article 3.4.

3.3. If, at the end of such second exploration period and provided that it has fulfilled its work commitments as set forth above, the Contractor so requests, a third exploration period shall be authorized for two
         (2) Years from the date of expiration of the second exploration period extended, as the case may be, in accordance with the provisions of Article 3.4.

3.4. The applications referred to in Articles 3.2 and 3.3 shall be made at least sixty (60) days prior to the expiration of the current exploration period. If the expiration date of the current exploration period should occur prior to the completion and testing of an exploratory well which was spudded prior to such expiration date, then, the current exploration period shall be extended by the period required to complete the drilling and testing operations on such well plus sixty (60) days, provided, however, that such extension shall not exceed ninety (90) days. For information purposes, the Contractor shall give the Government notice thereof within seven (7) days prior to the normal expiration date of the current exploration period.

3.5. The Contractor shall have the obligation to surrender at least the following areas:

         (a) twenty-five per cent (25%) of the initial area of the Delimited Area at the expiry of the first exploration period,

         (b) twenty-five per cent (25%) of the initial area of the Delimited Area at the expiry of the second exploration period.

         Such surrenders shall be constituted of no more than two blocks of a simple geometrical shape delimited by north-south, east-west lines or by natural boundaries of the area concerned.

                                                                            11/.


         For the purpose of computing the area to be surrendered, the area in respect of any Exploitation Perimeter shall be deducted from the initial area of the Delimited Area, prior to computing the twenty-five per cent (25%) relinquishments.

         The areas previously surrendered pursuant to the provisions of Article
         3.6 shall be deducted from the areas to be surrendered.

         Subject to its compliance with the above-mentioned requirements, the Contractor shall have the right to determine the area to be surrendered.

         The Contractor undertakes to furnish the Government with a precise description and a map showing the details of the surrendered areas and those retained, together with a report specifying the work carried out in the surrendered areas from the Effective Date and the results obtained. The obligations provided by Article 8 of this Contract shall be entirely fulfilled for any surrendered areas.

3.6. During any exploration period, the Contractor may, at any time, notify the Government that it surrenders all or any part of the Delimited Area and renounces the rights related thereto that were granted to it by this Contract by giving sixty (60) days' notice to the Government to that effect.

         In the event of partial surrender, the provisions of Article 3.5 concerning the surrendered areas shall be applicable.

         No surrender during or at the expiry of any exploration period shall reduce the work commitments and the investment obligations set forth in Article 4 for the current exploration period.

         In the event of surrender, the Contractor shall have the exclusive right to retain, for their respective terms, the areas in respect of Appraisal Perimeters and Exploitation Perimeters which have been granted or for which an application has been made if an Appraisal Perimeter or Exploitation Perimeter is thereafter granted pursuant to the provisions of this Contract, and to carry out the Petroleum Operations therein.

3.7. At the expiry of the third exploration period set forth in Article 3.3, the Contractor shall surrender the whole remaining surface of the Delimited Area except as to any Appraisal Perimeters or Exploitation Perimeters which have then been granted or for which an application has been made if an Appraisal Perimeter or Exploitation Perimeter is thereafter granted pursuant to the provisions of this Contract.

3.8. If at the expiry of all the exploration periods the Contractor has not obtained an exclusive appraisal authorization or an exclusive exploitation authorization, this Contract shall terminate, except for the provisional appraisal area which may exist under Article 11.2 and except in the case provided for in Article 11.3.6.

                                                                            12/.

3.9. The expiry or termination of this Contract, whatever the reason thereof, shall not relieve the Contractor of any obligations under this Contract incurred prior to, or arising from, said expiry or termination and which remain to be fulfilled.

                                                                            13/.

                                   ARTICLE 4

                          EXPLORATION WORK COMMITMENTS

4.1. The Contractor, during the first exploration period defined in Article 3.1, shall carry out the following minimum work:

         - one (1) exploratory well.

4.2.     The Contractor, during the second exploration period defined in
         Article 3.2, shall carry out the following minimum work:

         - two (2) exploratory wells.

4.3.     The Contractor, during the third exploration period defined in
         Article 3.3 shall carry out the following minimum work:

         - two (2) exploratory wells.

4.4. Each of the exploratory wells referred to above shall be drilled to a minimum depth of three thousand three hundred (3300) meters, below sea level, or one hundred fifty (150) meters into the Albian formation, whichever is the lesser, or to a shallower depth if the continuation of drilling performed in accordance with good international petroleum industry practice is excluded for any of the following reasons:

         (a) the basement is encountered at a lesser depth than the minimum contractual depth;

         (b) continuation of drilling presents an obvious danger due to the existence of abnormal formation pressure;

         (c) rock formations are encountered the hardness of which prevents, in practice, the continuation of drilling by the use of appropriate equipment;

         (d) petroleum formations are encountered the crossing of which requires, for their protection, the laying of casings preventing the minimum contractual depth from being reached.

         In the event that any of the above reasons occurs, the exploratory well shall be deemed to have been drilled to the minimum contractual depth.

         Notwithstanding any provision in this Article to the contrary, the Government and the Contractor may, at any time, agree to abandon the drilling of a well at a lesser depth than the minimum contractual depth, and in such case the well shall be deemed to have been drilled to the minimum contractual depth.

         Notwithstanding anything to the contrary in this Contract, for the purposes of this Article 4, exploratory wells shall be all wells drilled within the Delimited Area outside the boundary of any Appraisal Perimeter or Exploitation Perimeter which is in effect on the date the operations for the drilling of a well commence.

                                                                            14/.

4.5.     In order to carry out the exploration work defined in Articles 4.1 to
         4.3 in the best technical conditions in accordance with good international petroleum industry practice, the Contractor undertakes to spend the following minimum amounts determined with minimum expenditure of four (4) million Dollars per well:

         (a) our (4) million Dollars during the first exploration period defined in Article 3.1.;

         (b) eight (8) million Dollars during the second exploration period defined in Article 3.2.;

         (c) eight (8) million Dollars during the third exploration period defined in Article 3.3.

         Notwithstanding the foregoing, if during an exploration period the Contractor has performed its work commitments for an amount less than the amount specified above, it shall be deemed to have fulfilled its investment obligations relating to that period. Conversely, the Contractor shall perform the entirety of its work commitments set forth above in respect of an exploration period even if it results in exceeding the amount specified above for that period.

         In the case where the Contractor drills in an exploration period, an exploratory well which is in excess of the minimum number of exploratory wells which is required to be drilled in such period, such excess well or wells shall be carried forward into the next succeeding exploration period or periods and shall be counted against the minimum drilling requirements for such exploration period or periods. In such case, the Contractor shall be deemed to have fulfilled its investment obligations relating to such excess well.

         Notwithstanding anything to the contrary in this Article 4, the Contractor shall always be required to drill at least one (1) exploratory well during each exploration period.

4.6. Upon the Effective Date, the Contractor shall provide an irrevocable bank guarantee acceptable to the Government, guaranteeing its work obligations for the first exploration period.

         As the case may be, upon commencement of each additional exploration period, the Contractor shall likewise provide a similar irrevocable bank guarantee guaranteeing for that additional period the Contractor's work obligations, as adjusted pursuant to the provisions of the third paragraph of Article 4.5, subject to the provisions of the last paragraph of the same Article.

         After the completion of each exploratory well drilled by the Contractor for the purpose of its work obligations, the guarantee shall be reduced in order to cover the outstanding balance of work obligations for the current exploration period. At such time as the Contractor has performed all its work obligations for an exploration period, a release of the applicable bank guarantee shall be granted.

                                                                            15/.

4. 7. If at the expiry of any of the three (3) exploration periods defined in Articles 3.1, 3.2 and 3.3, or upon the date of surrender of the whole Delimited Area, or upon the date of termination of this Contract, the Contractor has not fulfilled its work commitments set forth in this Article, it shall pay as compensation to the Government, within thirty (30) days after the date of expiry, surrender or termination, the unspent balance of exploration work commitments above-defined for the current exploration period. The Contractor's obligations to pay under this Article 4.7 shall be satisfied by the Government demanding and receiving payment of such balance under the bank guarantee furnished under Article 4.6.

                                                                            16/.


                                   ARTICLE 5

                         ESTABLISHMENT AND APPROVAL OF

                        ANNUAL WORK PROGRAMS AND BUDGETS

5.1. At least three (3) months before the beginning of each Calendar Year, or for the first Year, within one (1) month from the Effective Date, the Contractor shall prepare and submit for approval to the Government an Annual Work Program together with the related Budget for the entire Delimited Area, specifying the Petroleum Operations and the costs thereof that the Contractor proposes to perform during that Calendar Year or portion of a Calendar Year in the event an exploration period will terminate prior to the end of such Calendar Year. In the event of renewal of the exclusive exploration authorization, the Contractor shall promptly submit an Annual Work Program and the related Budget for the first Calendar Year or portion thereof in respect of the following exploration period.

5.2. If the Government wishes to propose any revisions or modifications to the Petroleum Operations specified in said Annual Work Program, it shall, within thirty (30) days after receipt of that Program, so notify the Contractor, presenting all justifications deemed useful.
         In that event, the Government and the Contractor shall meet as soon as possible to consider the proposed revisions or modifications and to mutually establish the Annual Work Program and the related Budget in its final form, in accordance with good international petroleum industry practice. However, during the exploration period, the Annual Work Program and the related Budget for exploration established by the Contractor after the above-mentioned meeting shall be deemed to be approved provided that they comply with the obligations set forth in
         Article 4.

         Each part of the Annual Work Program and Budget in respect of which the Government has not proposed any revision or modification within the period of thirty (30) days above-mentioned, shall be carried out by the Contractor within the stated time.

         Should the Government fail to notify the Contractor of its wish for revision or modification within the period of thirty (30) days above-mentioned, such Annual Work Program and the related Budget submitted by the Contractor shall be deemed to be approved by the Government.

5.3. It is agreed by the Government and the Contractor that knowledge acquired as and when the work proceeds or certain events may justify changes to the details of the Annual Work Program. In that event, after notification to the Government, the Contractor may make such changes provided that the basic objectives of said Annual Work Program are not modified.

                                                                            17/.

                                   ARTICLE 6

                   CONTRACTOR'S OBLIGATIONS IN RESPECT OF THE

                              EXPLORATION PERIODS

6.1. The Contractor shall provide all the necessary funds and purchase or hire all the equipment, facilities and materials required to carry out the Petroleum Operations.

6.2. The Contractor shall provide all technical assistance, including the personnel required to carry out the Petroleum Operations.

6.3. The Contractor shall be responsible for the preparation and performance of the Annual Work Programs which shall be carried out in the most appropriate manner in observance of good international petroleum industry practice.

6.4. The Contractor undertakes to take all the reasonable and practical steps to:

         (a) ensure the protection of water-bearing strata encountered during its work;

         (b) carry out the tests necessary for determining the value of any significant Petroleum show encountered during drilling and the exploitability of any possible Petroleum discoveries;

         (c) avoid losses and discharges of Petroleum produced as well as losses and discharges of mud or any other product used in the Petroleum Operations.

6.5. All works and facilities erected by the Contractor hereunder shall, according to their nature and to the circumstances, be built, placed, signalled, marked, fitted and preserved so as to allow at any time and in safety free passage to navigation within the Delimited Area, and without prejudice to the foregoing, the Contractor shall, in order to facilitate navigation, install the sound and optical devices approved or required by the competent authorities and maintain them in a manner satisfactory to said authorities.

6.6. In the exercise of its rights to build, carry out work and maintain all facilities necessary for the purposes hereof, the Contractor shall not disturb any existing graveyard or building used for religious purposes, nor cause a nuisance to any government or public building, except with the prior consent of the Government, and shall make good the damage caused by it in that event.

6.7. In pursuance of the International Convention for the Prevention of Pollution of the Sea by Oil signed in London on May 12, 1954 and the amendments and implementing instruments thereof, the Contractor undertakes, inter alia, to take all necessary precautions to prevent marine pollution.

                                                                            18/.

         In order to prevent pollution, the Government may adopt, in consultation with the Contractor, any additional measure which it may consider necessary to preserve the environment.

6.8. The Contractor and its subcontractors shall be obligated to give preference to enterprises and goods from Cote d'Ivoire, if conditions of price, quality, delivery time and terms of payment are equivalent.

         The Contractor undertakes to issue a call for bids to Ivorian and foreign candidates for any supply, construction or service contracts the estimated value of which exceeds two hundred thousand (200,000) Dollars during the exploration period and five hundred thousand (500,000) Dollars during the exploitation period, it being understood that the Contractor shall not improperly split said contracts.

         Copies of all the contracts related to the Petroleum Operations shall be submitted to the Government upon signature thereof.

6.9. The Contractor undertakes to give preference, under equivalent economic conditions, to the purchase of assets, except for assets that are ordinarily leased, rented or otherwise contracted for in the international petroleum industry, including, but not limited to, drilling rigs, boats, barges and rental tools, necessary for the Petroleum Operations rather than to the rental thereof or any other kind of lease.

         For that purpose, all the anticipated lease contracts having an estimated value greater than five hundred thousand (500,000) Dollars shall be specified by the Contractor in the Annual Work Programs submitted.

                                                                            19/.

                                   ARTICLE 7

                     CONTRACTOR'S RIGHTS IN RESPECT OF THE

                              EXPLORATION PERIODS

7.1. Without prejudice to the provisions hereof, the Contractor shall have the right to carry out the Petroleum Operations within the Delimited Area. Such right includes inter alia:

         (a) full responsibility for, management of and control over all the Petroleum Operations;

         (b) authority to exercise any of the rights conferred hereby through agents and independent contractors, and to pay accordingly all of their expenses and costs in the place and in the currency chosen by the Contractor, in accordance with the provisions of Article 23.

7.2. The Contractor shall have the right to clear the ground, dig, perforate, drill, build, erect, place, supply, operate, manage and maintain ditches, pools, wells, trenches, excavations, dams, canals, water conduits, plants, tanks, basins, maritime and other storage facilities, primary distillation units, first-extraction gasoline separator units, sulphur plants, and other facilities for Petroleum production, together with the pipelines, pumping stations, generator units, power plants, high voltage lines, telephone, telegraph, radio and other communication facilities, factories, warehouses, offices, employees' housing, hospitals, premises, ports, docks, harbours, dikes, jetties, dredges, sea walls, under-water piers and other facilities, ships and vessels, vehicles, railways, roads, bridges, ferries, airlines, airports and other transportation facilities, garages, warehouses, workshops, foundries, repair shops and, all the auxiliary services which are necessary for or useful to the Petroleum Operations or in connection therewith; and all additional facilities which are or may become necessary for or reasonably subsidiary to the carrying out of the Petroleum Operations.

         The location of such facilities may be selected by the Contractor at the place or position chosen by it, subject to the Government's approval, which shall not be withheld without valid reason, and to the conditions of Articles 2.3 and 6.5 to 6.7.

7.3. The agents, employees and representatives of the Contractor or its subcontractors may, for the purposes of the Petroleum Operations, enter into or leave the Delimited Area and have free access to all the facilities set up by the Contractor.

7.4. The Contractor shall have the right, subject to the payment of fees of general application imposed in Cote d'Ivoire, to remove and use the surface soil, mature timber, clay, sand, limestone, gypsum, stones and other similar materials which may be necessary for the performance of the Petroleum Operations.

                                                                            20/.

         With the consent of the competent administrative services, the Contractor may make reasonable use of such materials for the performance of the Petroleum Operations, free of charge, when they are located on land owned by the Government and placed in the vicinity of the land where said Operations are taking place.

         The Contractor may take or use the water necessary for the Petroleum Operations at no charge, provided that existing irrigation or navigation are not impaired and that land, houses or watering places for livestock are not deprived of a reasonable quantity of water.

                                                                            21/.

                                   ARTICLE  8

                ACTIVITY REPORTS DURING THE EXPLORATION PERIODS

                    AND SUPERVISION OF PETROLEUM OPERATIONS

8.1. The Government shall own and may freely use all the original data and documents relating to the Petroleum Operations such as, but without limitation, records, samples, geological, geophysical, petrophysical, drilling and operating reports.

8.2. UMIC has conducted a project of re-evaluation and interpretation of the seismic data pertaining to the Delimited Area at its sole cost and expense. No later than thirty (30) days after the Effective Date, UMIC shall give a written report to the Government and PETROCI containing the results of said project.

8.3. The Contractor undertakes to furnish the Government with the following periodic reports:

         (a)  daily reports on drilling operations;

         (b)  weekly reports on geophysical operations;

         (c) within thirty (30) days after each Calendar Quarter, a report on the Petroleum Operations carried out together with a detailed statement on Petroleum Costs in respect of the preceding Calendar Quarter;

         (d) prior to the end of February of each Calendar Year, an annual report on the Petroleum Operations carried out together with a detailed statement on Petroleum Costs in respect of the preceding Calendar Year.

8.4. In addition, the following reports or documents shall be furnished to the Government as soon as practicable:

         (a) a copy of all geological surveys and syntheses together with the related maps;

         (b) a copy of all geophysical surveys, measurement and interpretation reports, maps, profiles, sections or other documents related thereto, as well as, at the Government's request, the originals of all recorded seismic magnetic tapes;

         (c) a copy of the drilling location and completion reports for each well (including any Petroleum indications) together with a complete set of recorded logs;

         (d) a copy of all production test reports together with any study relating to the flow or production of a well;

         (e) a copy of all reports relating to core analyses, and fluid analyses;

                                                                            22/.

         All maps, sections, profiles, logs and all other geological or geophysical documents shall be supplied on an appropriate transparent medium for subsequent reproduction.

         A representative portion of the drilling cores and cuttings removed from each well as well as samples of fluids produced during production tests shall also be supplied to the Government within a reasonable period.

         As soon as practicable after the expiry or in the event of surrender or termination of this Contract, the original documents and samples relating to the Petroleum Operations, including on request the magnetic tapes, shall be provided to the Government.

         The Government through its duly designated representatives shall be entitled to have access at any reasonable times to the Contractor's files in Cote d'Ivoire relating to the Petroleum Operations, of which at least one copy shall be kept in Cote d'Ivoire. Such Government representatives shall have access to such Contractor's files relating solely to the Petroleum Operations located outside Cote d'Ivoire at reasonable times during regular business hours.

8.5. The Parties undertake to treat as confidential and not to disclose to Third Parties all or part of any documents and samples relating to the Petroleum Operations during all the exploration periods as defined in
         Article 3, and in the event of a surrender of part of the Delimited Area, until the date of such surrender as regards the documents and samples relating solely to that surrendered area.

         However, each entity constituting the Contractor and the Government may give access to such data and information to Third Party prospective assignees, lenders, consultants or contractors selected by it to fulfill the objectives of such Third Party in connection with the Petroleum Operations. Such Third Parties may have access to documents and samples relating to the Petroleum Operations and shall undertake to treat them confidentially.

         If it so desires, the Government may decide to increase the period of confidentiality specified in this Article 8.5.

8.6. The Contractor shall keep the Government informed of its activities through the duly designated representative of the latter. In particular, the Contractor shall notify to the Government as soon as possible and in any event at least fifteen (15) days in advance all projected Petroleum Operations, such as any geological surveys, seismic surveys, commencement of drilling, installation of a platform, and any other major operation.

         In the event the Contractor decides to abandon a drilling, it shall notify the Government thereof at least thirty-six (36) hours prior to such abandonment.

                                                                            23/.

8. 7. One or several duly authorized representatives of the Government shall have the right to observe the Petroleum Operations and, at reasonable intervals, to inspect work, facilities, equipment, materials, records and books relating to the Petroleum Operations, on condition of not causing detrimental delay to the proper conduct of said Petroleum Operations. Such representative shall have, inter alia, the right to be present during the testing and the abandonment of any well.

         In order to permit the exercise of the above-mentioned rights, the Contractor shall provide the Government's representatives with reasonable assistance, as regards, inter alia, transportation and accommodation. Transportation and accommodation expenses directly related to observation and inspection shall be charged to the Contractor and included in the Petroleum Costs.

8.8. The Contractor shall, as promptly as possible, inform the Government of any discovery of mineral substances.

8.9. For the purposes of this Article, the Government's designated representative shall be the "Directeur des Hydrocarbures" or any other person appointed by him.

                                                                            24/.

                                   ARTICLE 9

                               OCCUPATION OF LAND

9.1. The Government shall make available to the Contractor, at no cost and only for the purposes of the Petroleum Operations, any land which it owns and which is necessary for said Operations. The Contractor shall have the right to build and maintain, above and below the ground, the facilities necessary for the Petroleum Operations. The Contractor shall not request the use of said lands unless there is a genuine need thereof and shall refrain from claiming any land occupied by buildings or property used by the Government.

         The Contractor shall indemnify the Government for any damage caused to the land by the construction, use and maintenance of its facilities on such land.

         The Government shall authorize the Contractor to build, use and maintain telephone, telegraph and piping systems above and below the ground and along the land not belonging to the Government, without claiming any compensation, provided that the Contractor causes as little damage as possible and pays to the land-owners, a reasonable compensation mutually agreed upon.

9.2. The rights on land owned by private persons, which would be necessary for the carrying out of the Petroleum Operations, shall be acquired by direct agreement between the Contractor and the private person concerned.

         In the event of disagreement, the Contractor shall notify the Government thereof, and the Government shall proceed to expropriate such land for a public purpose, at the Contractor's expense. When determining the value of those property rights, no consideration shall be given to the Contractor's purpose for acquiring them and the Government agrees that no law or procedure for said acquisition shall have the effect of giving them an excessive value or a confiscation value. Those rights acquired by the Government shall be registered in its name, but the Contractor shall be entitled to benefit therefrom for the purposes of the Petroleum Operations, at no cost, during the entire term of this Contract. The Government guarantees that the Contractor shall be protected in the use and occupation of such land just as if it owns the property rights thereto.

                                                                            25/.

                                   ARTICLE 10

                               USE OF FACILITIES

10.1. For the purposes of the Petroleum Operations, the Contractor shall have the right to use, in accordance with the applicable laws, any railroad, tramway, road, airport, landing strip, canal, river, bridge, waterway and any telephone or telegraph network in Cote d'Ivoire whether owned by the Government or by any private enterprise, subject to the payment of fees then in effect or mutually agreed upon which will not be in excess of the prices and tariffs charged to Third Parties for similar services.

         The Contractor shall also have the right to use for the purposes of the Petroleum Operations any land, sea or air transportation means for the transportation of its employees or equipment, subject to compliance with the laws and regulations which generally govern the use of such means of transportation.

10.2. The Government shall have the right to use in exceptional circumstances any transportation and communication facility installed by the Contractor, subject to a fair compensation mutually agreed upon which shall not be in excess of the prices and tariffs charged to Third Parties for similar services, provided that, in the Contractor's opinion, such use by the Government does not hinder or cause prejudice to the Petroleum Operations.

         Under the same conditions, in the event of national necessity, inter alia, national catastrophes, cataclysms, internal or external threats, the Contractor shall make its facilities available to the Government at the latter's request.

10.3. Nothing in this Contract shall limit the Government's right to build, operate and maintain on, under and along the land made available, to the Contractor for the purposes of the Petroleum Operations, roads, railroads, airports, landing strips, canals, bridges, flood protection works, police stations, military facilities, pipelines, useful telephone and telegraph lines, provided that such right is not exercised in a manner which restricts or hinder the Contractor's rights hereunder, or the Petroleum Operations, or causes prejudice thereto, except in the event of national necessity.

         Under the same conditions, the Government may authorize persons to build, operate and maintain facilities within the Delimited Area.

                                                                       26/.


                                   ARTICLE 11

                       APPRAISAL OF A PETROLEUM DISCOVERY

11.1. In the event the Contractor discovers indications of Petroleum which justify appraisal, it shall, as promptly as possible, notify the Government thereof and submit to it, within thirty (30) days after the date of the temporary plugging or abandonment of the discovery well, a report including all information relating to said discovery.

11.2. If the Contractor wishes to undertake appraisal work relating to the above-mentioned potential Petroleum discovery, it shall submit a request for an exclusive appraisal authorization to the Government within six (6) months after the date of the notification of said discovery along with the appraisal work program covering the term of the exclusive appraisal authorization including the cost estimates thereof together with a map setting forth the boundary of the Appraisal Perimeter for review and approval of the Government. Such six (6) month period may be extended by an additional three (3) month period, upon request by the Contractor.

            The provisions of Articles 5.2 and 5.3 shall be applicable, mutatis mutandis, to said appraisal program as regards its approval and performance, it being understood that the submitted program may not be rejected or modified by the Government provided that it complies with good international petroleum industry practice.

            Notwithstanding anything to the contrary in this Contract, the Contractor may give the notice under Article 11.1 or 11.2 during the applicable notice period notwithstanding the expiration of an exploration period during the applicable thirty (30) day or six (6) month period as the case may be. The Government and the Contractor shall agree on the provisional appraisal area which would remain in effect so long as the Contractor may submit a request under Article 11.2.

11.3. If the Contractor meets the conditions referred to in Article 11.2 and on request to the Government, the latter shall grant to it an exclusive appraisal authorization for a duration of two (2) Years from the date of approval of the appraisal work program and the related budget, in respect of the Appraisal Perimeter specified in said program.

            Except as otherwise provided by this Article, the Contractor shall, during the term of said exclusive appraisal authorization, be subject to the same regime as that applicable to the exclusive exploration authorization.

            11.3.1. The Contractor shall then diligently carry out the appraisal work program for the discovery in question; in particular it shall drill the appraisal wells and carry out the production tests specified in said program.

                                                                       27/.


                      At the Contractor's request, made in writing at least thirty (30) days prior to the expiry of the appraisal period above-defined, the duration of said period may be extended by a maximum of six (6) months, provided that such extension is justified by the continuation of the drilling and production tests specified in the appraisal program.

            11.3.2. Within three (3) months after the completion of appraisal work, and not later than thirty (30) days prior to the expiry of the appraisal period, the contractor shall provide the Government with a detailed report giving all the information relating to the discovery and the appraisal thereof.

            11.3.3. If, after having carried out the appraisal work, the Contractor considers that the Field related to the Petroleum discovery is commercial, it shall submit to the Government, together with the previous report, an application for an exclusive exploitation authorization accompanied by a detailed development and production plan for said Field, specifying inter alia:

                      (a) the planned delimitation of the Exploitation Perimeter applied for by the Contractor, so that it covers the area defined by the closure of the Field concerned, together with all the technical justifications with respect to the extent of said Field;

                      (b) an estimate of the reserves in place, the proven and probable recoverable reserves and the corresponding annual production, together with a study on the methods of recovery and the possible commercial use of the products associated with Crude Oil, such as any Associated Natural Gas;

                      (c) item by item, the description of equipment and work necessary for production, such as the number of development wells, the number of platforms, pipelines, production, processing, storage and loading facilities together with their specifications;

                      (d) the estimated schedule for its implementation and the projected date of production start-up;

                      (e) the estimates of investments and exploitation costs together with an economic evaluation demonstrating the commercial nature of the discovery in question.

            11.3.4. The commercial nature of one or more Petroleum Fields shall be determined by the Contractor, provided that it shall, at the end of appraisal work, submit to the Government the economic study

                                                                       28/.



                      referred to in Article 11.1.3 (e) demonstrating the commercial nature of said Field or Fields.

                      A Field may be declared commercial by the Contractor if, taking into account the provisions of this Contract and the submitted development and production plan, the projected income and expenses determined in accordance with good international petroleum industry practice confirm the commercial nature of said Field.

            11.3.5. The Government and the Contractor shall meet within thirty (30) days after the submission of the development and production plan accompanied by the economic evaluation for the purpose of evaluating the commercial nature of any Field or Fields determined by the Contractor to be commercial.

            11.3.6. The development and production plan submitted by the Contractor shall be subject to the approval of the Government, such approval not to be withheld without valid reason. Within ninety (90) days after the submission of said plan, the Government may propose revisions or modifications thereto by notifying the Contractor thereof with all the useful justifications.
                      In that event, the Parties shall meet as soon as possible in order to consider the proposed revisions or modifications and establish by mutual agreement the plan in its final form; the plan shall be deemed to be approved by the Government upon the date of such agreement.

                      Should the Government fail to notify the Contractor of its wish for revision or modification within the above-mentioned ninety (90) day period, the plan submitted by the Contractor shall be deemed to be approved by the Government at the expiry of said period.

                      During the above-mentioned ninety (90) day period, and any additional time required by the above-mentioned meetings between the Government and the Contractor, as the case may be, the applicable provisions of Article 3.8 relating to the termination of the Contract shall be deemed to be suspended until the decision of the Government or agreement between the Government and the Contractor, as the case may be, and shall not apply to the Exploitation Perimeter proposed by the Contractor.

11.4. When the Contractor has not elected to undertake the appraisal work under Article 11, the provisions of Article 3.8 shall be applicable at the expiry of the exploration periods.

11.5. If for reasons not technically justified the Contractor, (i) within nine (9) months after notification to the Government of a Petroleum discovery, has not applied for an exclusive

                                                                           29/.


            appraisal authorization or (ii) if, after having obtained such an authorization, it has not commenced the appraisal work with respect to said discovery within six (6) months after the grant of such authorisation, or (iii) if the Contractor, within eighteen (18) months after completion of the appraisal work, does not declare the discovery to be commercial, the Government may request that the Contractor surrender its rights in respect of the area deemed to encompass said discovery without any compensation to the Contractor.

            If, within sixty (60) days after the Government's request, the Contractor has not notified the Government in writing as to its decision, it shall then surrender said area and will forfeit all its rights on Petroleum which could be produced from said discovery. Any area so surrendered shall be deducted from the surfaces to be surrendered under Article 3.5.

11.6. Any quantity of Petroleum produced from a discovery before it is declared commercial, not used for the requirements of the Petroleum Operations or lost, shall be measured according to the provisions of Article 15.9 and included in the Total Production for the purposes of Articles 16, 17 and 21.

11.7. Notwithstanding anything to the contrary in this Article 11, in the exceptional event the Contractor considers that it may directly develop a Petroleum discovery without carrying out appraisal work, it may submit an application for an exclusive exploitation authorization accompanied by a detailed development and production plan in accordance with the provisions of Article 11.3.3, provided it can justify in such plan that it has gathered sufficient information, in particular with respect to production tests, proving that it is not necessary to carry out appraisal work.

                                                                           30/.

                                   ARTICLE 12

                       GRANT OF AN EXCLUSIVE EXPLOITATION

                                 AUTHORIZATION

                      IN RESPECT OF A COMMERCIAL DISCOVERY


12.1. A commercial Petroleum discovery shall entitle the Contractor to an exclusive right, if it so requests pursuant to the conditions set forth in Article 11.3.3., to obtain, in respect of the Field concerned, an exclusive exploitation authorization covering the related Exploitation Perimeter. Said authorization shall be granted by the Government as soon as possible.

12.2. If the Contractor makes several commercial discoveries in the Delimited Area, each such discovery shall, in accordance with the provisions of Article 12.1, give rise to an exclusive exploitation authorization with each corresponding to an Exploitation Perimeter. The number of exclusive exploitation authorizations and related Exploitation Perimeters within the Delimited Area shall not be limited.

12.3. If in the course of work carried out after the grant of an exclusive exploitation authorization, it appears that the area defined by the closure of the Field concerned is larger than originally estimated pursuant to Article 11.3.3, the Government shall grant to the Contractor, as part of the exclusive exploitation authorization already granted, an additional area so that the entirety of said Field is thus included in the Exploitation Perimeter, provided however, that the Contractor supplies the Government, together with its application, with the technical evidence of the extension so requested and that the above-mentioned extension is an integral part of the Delimited Area as defined at the time of said application.

12.4. Where a Field extends beyond the boundaries of the Delimited Area, the Government may request the Contractor to exploit said Field in association with the rightholder of the adjacent area under the provisions of a mutually satisfactory unitization agreement.

            Within six (6) months after the Government has made the above request, the Contractor shall submit to it for its approval the development and production plan of the Field concerned, prepared in agreement with the rightholder of the adjacent area.

                                                                           31/.


                                   ARTICLE 13

                      DURATION OF THE EXPLOITATION PERIOD

13.1. The duration of an exclusive exploitation authorization during which the Contractor is authorized to carry out the exploitation of a Field declared commercial shall be twenty-five (25) Years from its date of issue.

            If, upon the expiry of the exploitation period of twenty-five (25) Years above-defined, commercial exploitation of a Field remains possible the Government shall authorize the Contractor, at the latter's justified request submitted at least twelve (12) months prior to said expiry, to continue under this Contract the exploitation of said Field during an additional period of no more than ten (10) Years, provided that the Contractor has fulfilled all its obligations under this Contract during the current exploitation period.

            If, upon the expiry of this additional exploitation period, the commercial exploitation of said Field remains possible, the Contractor may submit a request for the extension of the exclusive exploitation authorization to the Government, at least twelve (12) months prior to said expiry, for the Contractor to be authorized to continue the exploitation of said Field under this Contract, during an additional period to be agreed upon.

13.2. The Contractor may, at any time, fully or partially surrender an Exploitation Perimeter under any exclusive exploitation authorization by giving at least twelve (12) months' prior notice, which may be reduced with the Government's consent. Such notice shall be accompanied by the list of steps which the surrendering Contractor shall take, in accordance with good international petroleum industry practice, arising out of its surrender, and such surrender shall only be effective upon completion of the required abandonment work.

13.3. Stopping of development work or production of a Field declared commercial, for a period of at least six (6) consecutive months, without a declaration of Force Majeure under Article 32, decided by the Contractor without the Government's consent, or abandonment of the exploitation of a Field except in accordance with Article 13.2, may give rise to the withdrawal of the exclusive exploitation authorization in respect of such Field together with the termination of this Contract as provided by Article 36.4.

13.4. Upon expiry, surrender or withdrawal of the last existing exclusive exploitation authorization granted to the Contractor, this Contract shall terminate.

13.5. The expiry or termination of this Contract, whatever the reason thereof, shall not relieve the Contractor of any obligations incurred prior to, or arising from, said expiry or termination and which shall remain to be fulfilled, with respect to, inter alia, the provisions of Article 20.

                                                                           32/.


13.6. In the event of any surrender by the Contractor of all or part of an Exploitation Perimeter or withdrawal or expiry of an exclusive exploitation authorization, if the Government considers that the exploitation can be continued by another exploiter, the Government shall have the right to have it exploited, without any compensation for the Contractor. The Parties shall meet together with a view to ensuring the continuity of exploitation.

                                                                           33/.


                                   ARTICLE 14

                            EXPLOITATION OBLIGATION

14.1. For any Field in respect of which an exclusive exploitation authorization has been granted, the Contractor undertakes to perform, at its sole cost and its own financial risk, all the Petroleum Operations useful and necessary for the exploitation of said Field.

14.2. However, if the Contractor can provide geological, technical, accounting or economic evidence, during either the development period or the production period, that the exploitation of a Field cannot be commercially profitable, notwithstanding that an exclusive exploitation authorization has been granted in accordance with the provisions of Article 12.1, the Government agrees not to require the Contractor to continue the exploitation of such Field.

            In that event, the Government, in its discretion, may withdraw the exclusive exploitation authorization concerned from the Contractor without any compensation for the latter, by giving sixty (60) days' prior notice, and the provisions of Articles 13.6 and 20 shall, inter alia, be applicable.

                                                                           34/.

                                   ARTICLE 15

                      CONTRACTOR'S OBLIGATIONS AND RIGHTS

                     IN RESPECT OF EXCLUSIVE EXPLOITATION

                                AUTHORIZATIONS

15.1.       The Contractor shall commence development work not later than six
            (6) months after approval of the development and production plan referred to in Article 11.3.6. and shall continue such work with the maximum diligence.

15.2. The provisions of Articles 5, 6, 7, 8, 9 and 10 are also applicable, mutatis mutandis, in respect of any exclusive exploitation authorization.

15.3. The Contractor shall have the right to build, use, operate and maintain all facilities which are necessary for the production, processing, storage, transportation, export and sale of Petroleum produced, pursuant to the conditions specified in this Contract.

            The Contractor may determine the route and location of and construct and operate any pipeline inside Cote d'Ivoire which is necessary for the Petroleum Operations, provided that it shall submit true plans to the Government for approval prior to the commencement of work; any pipeline crossing or running alongside roads or passageways (other than those used exclusively by the Contractor) shall be built so as not to hinder the passage on those roads or passageways.

            The conditions of transportation, as well as the safety regulations relating to those facilities, shall be subject to an agreement between the Parties.

15.4. The Contractor may, to the extent and for the duration of the excess capacity of a pipeline or processing, transportation or storage facility built for the purposes of the Petroleum Operations, be obligated to accept the flow of Petroleum coming from exploitations other than those of the Contractor, provided that such flow shall not cause prejudice to the Petroleum Operations and the Contractor shall be compensated for any change in the quality of its Crude Oil or Natural Gas produced by the Contractor, and that a reasonable tariff covering a normal remuneration for capital invested in respect of the construction of the pipeline or facility concerned shall be paid by the user.

15.5. Upon the grant of an exclusive exploitation authorization, the Contractor agrees to proceed diligently with the drilling of development wells and to adopt a spacing pattern among them, in accordance with good international petroleum industry practice, in order to attain the maximum economic recovery of the Petroleum contained in the Field in question.

                                                                           35/.


15.6. The Contractor shall, in the conduct of development and production operations, comply with all good international petroleum industry practice which in particular ensures the good conservation of Fields and maximum economic recovery of Petroleum.

            The Contractor shall, inter alia, carry out enhanced recovery studies and use such recovery processes if they may lead to an increase in Petroleum recovery rate under economic conditions acceptable to the Contractor.

15.7. The Contractor shall provide the Government with all reports, studies, measurement results, tests and documents which will enable the Government to monitor the proper exploitation of each Field.

            The Contractor shall, in particular, carry out the following measures an each producing well:

            (a)   monthly testing of production and gas/oil ratio;

            (b)   half-yearly measurement of the Field reservoirs pressure.

15.8. The Contractor undertakes to produce every Calendar Year from each Field quantities of Petroleum in accordance with the provisions of
            Article 15.6.

            The estimated annual production rates of each Field shall be submitted by the Contractor together with the Annual Work Programs referred to in Article 5 for the approval of the Government which approval shall not be withheld provided that the Contractor gives proper technical and economic grounds.

15.9. The Contractor shall measure, at a point mutually agreed between the Parties, all Petroleum produced, after extraction of water and sediments, excluding (i) Petroleum used for the requirements of the Petroleum Operations and (ii) unavoidable losses, by using, after approval by the Government, the measurement instruments and procedures customarily used in the international petroleum industry.

            The authorized Government representatives shall have the right to examine those measurements and inspect or cause to be inspected the instruments or procedures used.

            If the Contractor wishes to change said measurement instruments or procedures, it shall obtain prior approval from the Government.

            Where the instruments and procedures used have caused an overstatement or understatement of measured quantities, the error shall be deemed to have existed since the date of the last calibration of the instruments, unless the contrary can be justified, and the proper adjustment shall be made for the period of existence of such error.

                                                                           36/.


                                   ARTICLE 16

                          RECOVERY OF PETROLEUM COSTS

                             AND PRODUCTION SHARING

16.1. From the commencement of regular production of Crude Oil, the Contractor shall market the production of Crude Oil obtained from the Delimited Area, in accordance with the provisions hereinafter set forth.

16.2. For the recovery of the Petroleum Costs, the Contractor may take free of charge each Calendar Year a portion of the production in no event greater than forty per cent (40%) of the Total Production of Crude Oil from the Delimited Area, or only such lesser percentage which would be necessary and sufficient to recover the Petroleum Costs.

            The value of the portion of Total Production of Crude Oil allocated to the recovery of the Petroleum Costs by the Contractor, as defined in the preceding paragraph, shall be calculated in accordance with the provisions of Article 18.

            If during a Calendar Year the Petroleum Costs not yet recovered by the Contractor under the provisions of this Article 16.2 exceed the equivalent in value of forty per cent (40%) of the Total Production of Crude Oil from the Delimited Area, calculated as indicated above, the balance of the Petroleum Costs which cannot be recovered in that Calendar Year shall be carried forward in the following Calendar Year or Years until full recovery of the Petroleum Costs or until the end of this Contract.

16.3. The quantity of Crude Oil from the Delimited Area remaining during each Calendar Year after the Contractor has taken from the Total Production of Crude Oil the portion necessary for the recovery of the Petroleum Costs under the provisions of Article 16.2, hereinafter referred to as "Remaining Production", shall be shared between the Government and the Contractor as follows:

            The Remaining Production shall be shared according to the daily Total Production of Crude Oil from the Delimited Area, depending on the location of the wellheads:

            (a) With respect to the wellheads located in water depths less than two hundred (200) meters:

                                                                           37/.



Increments of daily Total         Government's share       Contractor's share
Production of Crude Oil           of Remaining             of Remaining
(in Barrels per day)              Production               Production

First 10,000                           60 %                      40 %
From 10,001 to 20,000                  70 %                      30 %
From 20,001 to 30,000                  80 %                      20 %
Over 30,000                            90 %                      10 %

            For the purpose of this Article, the daily Total Production of Crude Oil shall be the average rate of Total Production of Crude Oil per day from such well heads during the Calendar Quarter in question.

       (b) With respect to the wellheads located in water depths two hundred (200) meters or greater:

Increments of daily Total        Government's share        Contractor's share
Production of Crude Oil          of Remaining              of Remaining
                                 Production                Production
(in Barrels per day)

        First 25,000                   50 %                      50 %

        From 25,001                    60 %                      40 %
        to 50,000

        Over 50,000                    70 %                      30 %


            For the purpose of this Article, the daily Total Production of Crude Oil shall be the average rate of Total Production of Crude Oil per day from such wellheads during the Calendar Quarter in question.

            For the purposes of illustration of the above method of computation, if, during a given Calendar Quarter, the daily Total Production of Crude Oil is assumed to be thirty five thousand (35,000) Barrels per day from wellheads located in water depth less than two hundred (200) meters, and if the Petroleum Costs recovery is assumed to be thirty per cent (30%) of such Total Production, that is ten thousand five hundred (10,500) Barrels per day, the Remaining Production of Crude Oil, that is twenty four thousand five hundred (24,500) Barrels per day, shall be shared as indicated in the following table:

Total          Cost recovery     Remaining      Government's    Contractor's
Production of                    Production     share of        share of
Crude Oil                                       Remaining       Remaining
                                                Production      Production
(Barrels per   (Barrels per      (Barrels       (Barrels        (Barrels
 day)           day)              per day)       per day)        per day)

First 10,000      3,000            7,000        4,200(60%)       2,800(40%)
Next  10,000      3,000            7,000        4,900(70%)       2,100(30%)
Next  10,000      3,000            7,000        5,600(80%)       1,400(20%)
Last   5,000      1,500            3,500        3,150(90%)         350(10%)
      ------     ------           ------       -----------       ----------
Total 35,000     10,500           24,500       17,850            6,650

                                                                           38/.


            For the purposes of the tax legislation of the Republic of Cote d'Ivoire, the quantity of Crude Oil that the Government will receive during each Calendar Year pursuant to this Article 16.3 shall include the portion necessary to pay any tax(es) of the Contractor in Cote d'Ivoire which will be assessed on its incomes. The Government agrees to pay from this portion any income tax(es) on behalf and in the name of the Contractor and to deliver to it official receipts of such payments as provided for in Article 17.6. For the determination of the value of said portion necessary for the payment of income tax, the Government shall use the sale price defined in Article 18.

16.4.       The Government may receive its share of production defined in
            Article 16.3 either in kind or in cash, it being understood that the Government's share of production includes, inter alia, a contribution to the State "Fonds d'Actions Petrolieres" which is equal to fifteen per cent (15%) thereof, and the Contractor shall not be required to make any additional contribution to such fund.

16.5. If the Government wishes to receive in kind all or part of its share of production defined in Article 16.3, it shall so notify in writing the Contractor at least ninety (90) days prior to the beginning of a Semester specifying the precise quantity that it wishes to receive in kind during said Semester.

            For that purpose, the Contractor shall not enter into any sale commitment in respect of the Government's share of production for a term of more than six (6) months without the written consent of the Government.

16.6. If the Government has not notified the Contractor of its decision to receive its share of production in kind pursuant to Article 16.5, the Contractor shall market the Government's share of production to be taken in cash for a Semester, lift said share during such Semester and pay to the Government, in the thirty (30) days following each lifting, an amount equal to the proceeds received for the Government's share of production sold by the Contractor, less any reasonable justified expenses incurred by the Contractor in respect of such sales.

            The Contractor shall endeavour to obtain, in its opinion, the best available sales price and payment terms, using the most recent Market Price as reference. The Contractor shall promptly advise the Government of such price and payment terms which it may obtain. The Government shall then promptly advise the Contractor if it accepts such conditions or if it prefers to receive in kind its share of production.

            The Government may require payment, for sales of its share of production sold by the Contractor, in the foreign currency in which the sale has been made, provided such currency is freely convertible, or otherwise in Dollars.

                                                                           39/.

                                   ARTICLE 17

                                    TAXATION

17.1. Except as otherwise provided for in this Contract, the Contractor shall, in respect of its Petroleum Operations, be subject to the laws generally applicable and the regulations in force in Cote d'Ivoire concerning taxes which are or may be levied on income, or determined in regard thereto, which taxes are acknowledged as including that set forth in Law no. 70-489 of August 3, 1970, and the Contractor shall file the tax returns which could be required in such respect.

            It is specifically acknowledged that the provisions of this Article shall apply individually to any entity comprising the Contractor under this Contract.

            The Contractor shall keep separate accounts for each Fiscal Year in respect of the Petroleum Operations, in accordance with the regulations in force in Cote d'Ivoire, enabling in particular the establishment of a profit and loss account as well as a balance sheet showing both the result of said Petroleum Operations and the asset and liability items allocated or related thereto.

17.2. For the purpose of Article 17.1, the Contractor shall, in respect of its net profit arising from Petroleum Operations, be liable to an industrial and commercial profits tax of general application ("impot sur les benefices industriels et commerciaux"), at current applicable rate, as provided by the second paragraph of Article 1 of the General Tax Code ("Code General des Impots") at the applicable rate of fifty percent (50%) as of the Effective Date, or in accordance with any subsequent provisions.

            In accordance with the provisions of the last paragraph of Article
            16.3 and the penultimate paragraph of Article 21.3.1, the Contractor shall not be liable to any payment to the Government with respect to said tax. As regards the tax authorities of Cote d'Ivoire, the share of Petroleum which the Contractor is entitled to receive under the provisions of Articles 16.2, 16.3 and 21.3.1 is considered as representing the recovery of the Petroleum Costs and the net profit obtained by the Contractor after payment of such industrial and commercial profits tax.

17.3. For the purposes of determining the Contractor's taxable net profit in respect of a Fiscal Year, the profit and loss account shall, inter alia, be credited by the following:

            (a) the Contractor's annual gross income recorded in its accounting books, arising from the marketing of the quantity of Petroleum to which it is entitled under Articles 16.2,
                  16.3 and 21.3.1.

                                                                           40/.


                  The Contractor shall endeavour to obtain a price from the export of Crude Oil which will reflect as faithfully as possible the prevailing international market prices at the time of its establishment.

            (b) all other income or proceeds related to the Petroleum operations, including inter alia those arising from:

             -    the sale of related substances;

             - processing, transportation or storage of products for Third Parties in the facilities dedicated to the Petroleum Operations;

             - capital gains realized in connection with the assignment or transfer of any items of Contractor's assets or the assignment, in whole or in part, of rights and obligations arising from this Contract. Nevertheless, an assignment (i) which does not give rise to an actual payment in cash or in kind by the assignee to the assignor, or to the take-over of a liability already recorded by the assignor, or (ii) which may not be considered as a financial profit whatsoever, shall not entail a capital gain;

             - exchange gains realized in connection with the Petroleum Operations.

            (c) the value of the share of Petroleum taken by the Government in accordance with the last paragraph of Article 16.3 and the penultimate paragraph of Article 21.3.1 for payment of the income tax set forth in Article 17.1 for the Fiscal Year concerned.

17.4. Such profit and loss account shall be debited with all charges necessary for the purposes of the Petroleum Operations in respect of the Fiscal Year concerned, for which the deduction is permitted under the applicable laws of Cote d'Ivoire and the provisions of this Contract.

            In particular, in respect of a Fiscal Year the profit and loss account shall, inter alia, be debited with the following items:

            (a) In addition to the charges specifically set forth below in this Article 17.4, all other Petroleum Costs, including the costs of supplies, personnel and manpower expenses, costs of services provided to the Contractor in respect of the Petroleum Operations.

            However:

             - Costs of supplies, personnel and services furnished by Affiliated Companies shall be deductible only to the extent that they do not exceed those which would be normally charged in arm's length transactions between independent buyer and seller for identical or similar supplies or services.

                                                                           41/.


            - Capital expenditures shall be depreciated from commencement of a commercial exploitation in the Delimited Area. The depreciation deductible in respect of the Fiscal Year concerned shall be equal, to the extent of capital expenditures remaining to be depreciated, to the difference, if positive, between the amount of the Petroleum Costs recovered for the Fiscal Year in question pursuant to Article
                  16.2 and the total of the other charges debited to the profit and loss account in accordance with this Article 17.4.

            (b) overhead costs relating to the Petroleum operations performed under this Contract, including without limitation:

             - Rentals for movable and immovable properties as well as insurance premiums;

             - A reasonable portion, in light of the services rendered to the Petroleum Operations performed in Cote d'Ivoire, of wages and salaries paid to managers and employees residing abroad, and the administrative overhead costs of the central services of the Contractor and its Affiliated Companies working for its account, located abroad, and indirect costs incurred by said central services abroad for their account. Overhead costs paid abroad shall in no event be greater than the limits specified in the Accounting Procedure.

            (c) Interest and fees paid to creditors of the Contractor, for their actual amount, subject to the limits specified in the Accounting Procedure.

             - Shareholders and Affiliated Companies shall not be considered as "third parties" for the purposes of Article
                  58.8 (e) of the Petroleum Code and therefore the advances and loans made by them outside Cote d'Ivoire shall not be submitted to the approval of the Administration as provided for in said Article, but shall be declared thereto and, pursuant to the preceding paragraph, shall also be subject to the limitations specified in the Accounting Procedure.

            (d) Losses of materials or assets resulting from destruction or damages, assets which are renounced or abandoned during the Fiscal Year, bad debts, indemnities paid to Third Parties as compensation for damage.

            (e) Reasonable and justified reserves made for clearly identified future losses or liabilities which current events render probable, it being understood that the reserves established under Article 20.3, for abandonment costs shall not be a deductible item under this Article 17.4(e).

                                                                           42/.

            (f) Any other losses or charges directly related to the Petroleum Operations, including exchange losses realized in connection with the Petroleum Operations as well as bonuses and amounts paid during the Fiscal Year pursuant to Article 19 and Article 29.2 respectively, excluding the amount of direct tax on profits determined in accordance with the provisions of this Article.

            (g) The amount of non-offset losses relating to previous Fiscal Years in accordance with the regulations of Cote d'Ivoire.

17.5 The Contractor's taxable net profit shall be equal to the difference, if positive, between all the amounts credited and all the amounts debited in the profit and loss account. If this amount is negative, it shall constitute a loss.

17.6. Within three (3) months after the end of a Fiscal Year, each entity constituting the Contractor shall submit to the competent tax authorities its annual tax return together with financial statements, as required by the applicable regulations.

            The Government shall, after examination of said annual tax return and acknowledgment of tax payment, furnish to the Contractor within a reasonable period the tax receipts and all other documents certifying that the Contractor has, for the Fiscal Year in question, complied with all its tax obligations with respect to the industrial and commercial profits tax as defined in this Article 17.

17.7. Except for the industrial and commercial profits tax defined in this Article 17 and the bonuses provided for in Article 19, the Contractor shall be exempt from all other national, regional and communal levies, duties, taxes or contributions of any nature whatsoever imposed on the Petroleum Operations and any revenues related thereto or, more generally, on the Contractor's property, activities or actions including its establishment and its operation in performance hereunder.

            In particular, the Contractor, its suppliers, subcontractors, lenders and Affiliated Companies shall be exempt from the taxes on turnover (value added taxes and taxes on services) which would be payable in connection with sales and purchases made, work performed for and services rendered or loans made to the Contractor under this Contract.

            The shareholders of the entities constituting the Contractor and their Affiliated Companies shall also be exempt from all levies, duties, taxes and contributions in respect of any sales or other dispositions of the shares in the entities constituting the Contractor or their Affiliated Companies and in respect of any dividends received, debts, loans and related interest, purchases, transportation of Petroleum for export, services rendered and, more generally, regarding any revenues or activities in Cote d'Ivoire directly related to the Petroleum Operations.

                                                                           43/.


            Assignments of any kind between the entities constituting the Contractor and their Affiliated Companies as well as any assignment made in accordance with the provisions of Article 34 shall be exempt from any duties or taxes payable in such respect.

17.8. Notwithstanding the foregoing provisions, land taxes shall be payable pursuant to the applicable laws on dwelling buildings and the above-mentioned exemptions shall not apply to any duties, taxes and fees of general application payable as compensation for services rendered by public administrations, collectivities and bodies of Cote d'Ivoire. However, such duties, taxes and fees charged in such cases in respect of the Contractor and its contractors, carriers and clients and its agents, shall be reasonable in relation to the services rendered and shall correspond to tariffs generally charged for the same services by said public administrations, collectivities and bodies.

                                                                           44/.

                                   ARTICLE 18

                            SALES PRICE OF CRUDE OIL

18.1. For the purposes of this Contract, and in particular for the purposes of Articles 16.2, 16.6, 22 and 27, the Crude Oil price shall be the F.O.B. "Market Price" at the Delivery Point, expressed in Dollars per Barrel and payable thirty (30) days after the date of the bill of lading, as determined hereinafter for each Calendar Quarter.

18.2. The Market Price applicable to liftings of Crude oil made during a Calendar Quarter shall be calculated at the end of said Calendar Quarter and shall be equal to the weighted average of the actual prices obtained for Crude Oil from the Delimited Area during said Calendar Quarter by the Contractor and by the Government from independent purchasers, as adjusted to take into account the differences in quality and gravity as well as in F.O.B. delivery terms and payment conditions, provided that the quantities so sold to independent purchasers during the Calendar Quarter concerned represent at least thirty per cent (30%) of the total quantities of Crude Oil from the Delimited Area sold during said Calendar Quarter.

18.3. In the event such sales to independent purchasers are not made, or do not represent thirty per cent (30%) of the total quantities of Crude Oil from the Delimited Area sold during the Calendar Quarter concerned, the Market Price shall be determined on the basis of the prices used on the international market during said Calendar Quarter between independent buyers and sellers for sales of Crude Oils of quality similar to the Crude Oil from the Delimited Area destined for the same markets as those in which the Ivorian Crude Oil would normally be sold, as adjusted to take into account the differences in quality, gravity, transportation as well as sales and payment conditions.

            The Parties shall select those reference Crude Oils at the beginning of each Calendar Year.

18.4. The following transactions shall, inter alia, be excluded from the calculation of the Market Price of Crude Oil:

            (a) sales in which the buyer is an Affiliated Company of the seller as well as sales between entities constituting the Contractor;

            (c)    sales in the Ivorian domestic market under Article 27.1;

            (d) sales including an exchange for other than payment in freely convertible currencies and sales fully or partially made for reasons other than the usual economic incentive involved in Crude Oil sales on the international market (such as exchange contracts, sales from government to government or to government agencies).

                                                                           45/.


18.5. Within ten (10) days following the end of each Calendar Quarter, the Parties shall advise each other of the prices obtained for their share of production of Crude Oil from the Delimited Area sold to independent purchasers during the Calendar Quarter in question, indicating for each sale the identity of the purchaser, the specifications of quality and gravity, the quantities sold and the delivery and payment terms.

            Within twenty (20) days following the end of each Calendar Quarter, the Contractor shall determine in accordance with the provisions of
            Article 18.2 or Article 18.3, as the case may be, the Market Price applicable for the Calendar Quarter concerned, and shall notify the Government in writing of that Market Price, indicating the method of calculation and all data used in the calculation of that Market Price.

            Within thirty (30) days following receipt of the notice referred to in the preceding paragraph, the Government shall verify the conformity of the Market Price calculation and shall notify the Contractor in writing of its acceptance or objections. Failing notification from the Government within that thirty (30) day period, the Market Price provided for in the Contractor's notice referred to in the preceding paragraph shall be deemed to have been accepted by the Government.

            In the event the Government has given the Contractor written objections to the Market Price, within the thirty (30) day period, the Parties shall meet within fifteen (15) days following the Government's notification to mutually agree on the Market Price.
            If the Parties fail to agree on the Market Price applicable to a given Calendar Quarter within seventy-five (75) days after the end of that Calendar Quarter, the Government or the Contractor may immediately submit to an expert, appointed in accordance with the following paragraph, the determination of the Market Price (including the determination of reference Crude Oils if the Parties have not determined them). The expert shall determine the price within thirty (30) days after his appointment and his conclusion shall be final and binding on the Parties. The expert shall decide in accordance with the provisions of this Article.

            The expert shall be selected by agreement between the Parties or, if no agreement is reached, by the International Center of technical expertise of the International Chamber of Commerce in accordance with its rules on technical expertise, at the request of the most diligent Party. The expertise costs shall be charged to the Contractor and included in the Petroleum Costs.

18.6. In the event it would be necessary to calculate on a provisional basis during a Calendar Quarter the Crude Oil price applicable to the liftings made during said Calendar Quarter, that price shall be established as follows:

                                                                           46/.



            (a) For any sale to independent buyers, the price applicable to that sale shall be the price obtained for the Crude oil for said sale, as adjusted to take into account the F.O.B. delivery terms and the thirty (30) days payment terms.

            (b) For any lifting other than those which are the subject of a sale to independent buyers, the price Applicable to that lifting shall be the Market Price determined for the preceding Calendar Quarter or, if that Market Price has not been determined, a price set by agreement between the Parties or, failing agreement, the last known Market Price.

                   Once the Market Price for a Calendar Quarter has been determined on a final basis, adjustments, if any, shall be made by cash payments unless the Parties agree otherwise within thirty (30) days after the date the Market
                   Price has been determined.

                                                                           47/.
                                   ARTICLE 19

                                    BONUSES

19.1. The Contractor shall pay to the competent department of the "Direction Generale des Impots" of Cote d'Ivoire the following bonuses on the dates and in accordance with the provisions hereinafter specified:

            (a) one (1) million Dollars when the Total Production of Crude Oil from the Delimited Area first reaches the average rate of ten thousand (10,000) Barrels per day during a period of thirty (30) consecutive days.

            (b) Three (3) million Dollars when the Total Production of Crude Oil from the Delimited Area first reaches the average rate of twenty thousand (20,000) Barrels per day during a period of thirty (30) consecutive days.

            (c) Five (5) million Dollars when the Total Production of Crude Oil from the Delimited Area first reaches the average rate of thirty thousand (30,000) Barrels per day during a period of thirty (30) consecutive days.

            (d) Ten (10) million Dollars when the Total Production of Crude Oil from the Delimited Area first reaches the average rate of fifty thousand (50,000) Barrels per day during a period of thirty (30) consecutive days.

            Each of the amounts referred to in (a), (b), (c) and (d) above shall be paid within thirty (30) days following the expiry of the above-mentioned reference period of thirty (30) days.

19.2. The payments referred to in Article 19. 1 shall not be recoverable and, therefore, shall in no event be considered as Petroleum Costs, but shall be considered for purposes of tax computation in accordance with Article 17.4 (f).

                                                                           48/.
                                   ARTICLE 20

                      OWNERSHIP AND ABANDONMENT OF ASSETS

20.1. Upon surrender in respect of all or part of the Delimited Area or expiry or termination of this Contract, whatever the reason therefor, or at the end of exploitation of a Field, the Contractor shall transfer on an "as is, where is" basis at no cost to the Government the ownership of assets, movables and immovables, used for the requirements of the Petroleum Operations carried out in the area so surrendered, whether located inside or outside the Delimited Area, such as wells and their equipment, buildings, warehouses, docks, lands, offices, plants, machinery and equipment, bases, harbours, wharfs, dykes, jetties, buoys, platforms, pipelines, roads, bridges, railroads and other facilities.

            Such transfer of ownership shall be made free of any liens, encumbrances or surety in respect of the assets transferred.

            However, the Contractor may continue to use those assets beyond the date referred to in the first paragraph of this Article 20.1., for the requirements of its petroleum operations in Cote d'Ivoire governed by other contracts, subject to the billing by the Government of a reasonable rental tariff, which shall not exceed the tariffs charged by Third Parties for similar assets; and, further, the Contractor shall not be required to transfer title to any asset which the Contractor is using or may require the use of for Petroleum Operations in another part of the Delimited Area and the Contractor shall continue to have access to and use of such assets.

            In addition, the provisions set forth in the first paragraph of this Article 20.1 shall not apply to assets owned by Third Parties and which are rented or otherwise contracted for by the Contractor.

20.2. If the Government decides not to accept, for all or part of the assets, the transfer of ownership provided for in Article 20.1, it may, not later than ninety (90) days following the date specified in said Article, require the Contractor, in accordance with good international petroleum industry practice, to perform abandonment operations and to remove, at the cost of the Contractor, the facilities relating to the surrendered area which the Government decides not to accept.

20.3. Notwithstanding anything to the contrary in this Article 20, the Contractor shall within three (3) Years prior to the anticipated date of any expiry, termination or surrender of all or part of the Delimited Area or abandonment of a Field, submit a plan of abandonment of the area concerned. Such plan shall contain an estimate of the costs for such abandonment, according to good international petroleum practice, and the Government and the Contractor shall meet to agree on such abandonment plan and estimated abandonment

                                                                           49./

            costs, as well as the account in which the amounts corresponding to the abandonment costs shall be deposited. Such account shall be established as an escrow account in a bank in Cote d'Ivoire acceptable to the Government.

            The Contractor may recover such costs over the estimated remaining period of three (3) Years and include them as Petroleum Costs recoverable under the provisions of Article 16.2. The money received by the Contractor in respect of such abandonment costs shall be maintained in the bank account referred to above and shall be solely used to pay the costs of abandonment. In the event the actual abandonment costs are less then the sum of money kept in such bank account, the remaining funds shall be split in accordance with Article 16.3 or Article 21.3.1, as the case may be. In the event that the actual abandonment costs exceed the total amount of the reserves established, the remaining abandonment costs shall be paid exclusively by the Contractor.

                                                                            50/.

                                  ARTICLE 21

                                 NATURAL GAS

21.1.    Non-Associated Natural Gas

         21.1.1. In the event of a Non-Associated Natural Gas discovery under Article 11.1, the Contractor shall engage in discussions with the Government with a view to determining whether said discovery is potentially commercial.

         21.1.2. If the Contractor, after the above-mentioned discussions, considers that the appraisal of such Non-Associated Natural Gas discovery is justified, it shall undertake the appraisal work program for said discovery, in accordance with the provisions of Article 11.

                     The Contractor shall have the right, for the purposes of evaluating the commerciality of the Non-Associated Natural Gas discovery, if it so requests at least thirty (30) days prior to the expiry of the third exploration period set forth in Article 3.3, to be granted an exclusive appraisal authorization concerning the Appraisal Perimeter of the above-mentioned discovery, for a term of four (4) Years instead of the two (2) Years provided for in Article 11.3.

                     In addition, the Parties shall jointly evaluate the possible outlets for the Natural Gas from the discovery in question, both on the local market and for export, together with the necessary means for its marketing, and they shall consider the possibility of a joint marketing of their shares of production in the event the Natural Gas discovery would not otherwise be commercially exploitable. For that purpose, a Consultative Committee for Natural Gas shall be established by the Parties to ensure the coordination of the upstream and downstream components of the Natural Gas project and facilitate its evaluation and implementation.

         21.1.3. Following completion of appraisal work, in the event the Parties should jointly decide that the exploitation of that discovery is justified to supply the local market, or in the event the Contractor should undertake to develop and produce that Natural Gas for export, the Contractor shall submit prior to the expiry of the exclusive appraisal authorization an application for an exclusive exploitation authorization which the Government shall grant under the terms provided in Article 12.1.

                                                                            51/.


                     The Contractor shall then have the right and the obligation to proceed with the development and production of that Natural Gas in accordance with the approved development and production plan referred to in Article 11.3.6., and the provisions of this Contract applicable to Crude Oil, including Article 16.2., shall apply, mutatis mutandis, to Natural Gas, except as otherwise specifically provided under Article 21.3.

         21.1.4. If the Contractor considers that the appraisal of the Non-Associated Natural Gas discovery concerned is not justified, the Contractor shall surrender its rights in respect of the area encompassing said discovery upon expiry of the exclusive exploration authorization.

                     If the Contractor, after completion of appraisal work, considers that the Non-Associated Natural Gas discovery is not commercial, the Contractor shall surrender its rights on the area encompassing said discovery, either upon expiry of the exclusive exploration authorization or upon expiry of the exclusive appraisal authorization related to the discovery if that one is later than the former, unless the area has been included in an exclusive exploitation authorization prior to said date.

                     In each case, the Contractor shall forfeit its rights on all Petroleum which could be produced from said discovery, and the Government may then carry out, or cause to be carried out, all the appraisal, development, production, processing, transportation and marketing work relating to that discovery, without any compensation for the Contractor, provided, however, that said work shall not cause prejudice to the performance of the Petroleum Operations by the Contractor.

21.2.    Associated Natural Gas

         21.2.1. In the event of a commercial discovery of Crude Oil, the Contractor shall state in the report referred to in
                     Article 11.3.3. if it considers that the production of Associated Natural Gas (after such Associated Natural Gas has been processed to remove such Petroleum as may be considered as Crude Oil for the purposes of Articles 16.2. and 16.3.) is likely to exceed the quantities necessary for the requirements of the Petroleum Operations related to the production of Crude Oil (including reinjection operations), and if it considers that such excess is capable of being produced in commercial quantities.

                     In the event the Contractor shall have informed the Government of such an excess, the Parties shall jointly evaluate the possible outlets for that excess

                                                                            52/.


                     of Associated Natural Gas, both on the local market and for export (including the possibility of joint marketing of their shares of production of that excess of Associated Natural Gas in the event such excess would not otherwise be commercially exploitable), together with the means necessary for its marketing.

                     In the event the Parties should decide that the development of the excess of Associated Natural Gas is justified, or in the event the Contractor would wish to develop and produce that excess for export, the Contractor shall indicate in the development and production plan referred to in Article 11.3.3. the additional facilities necessary for the development and exploitation of that excess and its estimate of the costs related thereto.

                     The Contractor shall then have the right to proceed with the development and exploitation of that excess in accordance with the development and production plan approved by the Government under the terms provided by
                     Article 11.3.6, and the provisions of the Contract applicable to Crude Oil, including Article 16.2., shall apply, mutatis mutandis, to the excess of Associated Natural Gas, except as otherwise specifically provided by
                     Article 21.3.

                     A similar procedure shall be applicable if the sale or marketing of Associated Natural Gas is decided during the exploitation of a Field.

         21.2.2. In the event the Contractor should not consider the exploitation of the excess of Associated Natural Gas as justified and if the Government, at any time, would wish to utilize that excess, the Government shall notify the Contractor thereof, in which event:

                     (a) the Contractor shall make available to the Government free of charge at the Crude Oil and Natural Gas separation facilities all or part of the excess Associated Natural Gas (after the Contractor has been given an opportunity to remove therefrom all Petroleum which may be considered as Crude Oil for the purposes of Articles 16.2 and 16.3) that the Government wishes to lift;

                     (b) the Government shall be responsible for the gathering, processing, compressing and transporting of that excess from the above-mentioned separation facilities, and shall bear any additional costs related thereto;

                     (c) the construction of the facilities necessary for the operations referred to in paragraph (b) above, together with the lifting of that excess

                                                                            53/.


                             by the Government, shall be carried out in accordance with good international petroleum industry practice and in such a manner as not to hinder the production, lifting and transportation of Crude Oil by the Contractor.

         21.2.3. Any excess of Associated Natural Gas which would not be utilized under Articles 21.2.1. and 21.2.2 shall be reinjected by the Contractor. However, it shall have the right to flare said gas in accordance with good international petroleum industry practice, provided that the Contractor furnishes the Government with a report demonstrating that said gas cannot be economically utilized to improve the rate of recovery of Crude Oil by means of reinjection pursuant to the provisions of Article 15.6, and that the Government approves said flaring, which approval shall not be withheld without valid reason.

21.3.    Provisions common to Associated and Non-Associated Gas

         21.3.1. The quantity of Natural Gas from the Delimited Area remaining during each Calendar Year after the Contractor has taken from the Total Production of Natural Gas the portion necessary for the recovery of the Petroleum Costs under the provisions of Article 16.2, hereinafter referred to as "Remaining Production", shall be shared between the Government and the Contractor as follows:

                     The Remaining Production shall be shared according to the daily Total Production of Natural Gas from the Delimited Area, depending on the location of the wellheads:

                     (a) With respect to the wellheads located in water depths less than two hundred (200) meters:

Increments of daily                 Government's                Contractor's
Total Production                      share of                    share of
of Natural Gas                       Remaining                   Remaining
                                     Production                  Production
(in million Cubic Feet
    per day)

     First 75                           60%                          40%
 more than 75
    up to 150                           70%                          30%
     Over 150                           80%                          20%

                            For the purpose of this Article, the daily Total Production of Natural Gas shall be the average rate of Total Production of Natural Gas per day from such wellheads during the Calendar Quarter in question.

                                                                            54/.


                     (b) With respect to the wellheads located in water depths two hundred (200) meters or greater:

Increments of daily                  Government's            Contractor's
Total Production of                    share of               share of
Natural Gas                            Remaining              Remaining
                                      Production              Production
(in million Cubic Feet
   per day)

First 150                                 50%                     50%
over  150                                 60%                     40%

                            For the purpose of this Article, the daily Total Production of Natural Gas shall be the average rate of Total Production of Natural Gas per day from such wellheads during the Calendar Quarter in question.

            For purposes of illustration of the above method of computation, if during a given Calendar Quarter, the daily Total Production of Natural Gas is assumed to be one hundred sixty (160) million Cubic Feet per day from wellheads located in water depth less than two hundred (200) meters, and if the Petroleum Costs recovery is assumed to be thirty per cent (30%) of such Total Production, that is forty-eight (48) million Cubic Feet per day, the Remaining Production of Natural Gas, that is one hundred twelve (112) million Cubic Feet per day, shall be shared as provided in the following table:

Total Production     Cost         Remaining        Government's    Contractor's
of Natural Gas     Recovery       Production         share of       share of
                                                    Remaining       Remaining
                                                    Production      Production
(million Cubic    (million         (million          (million        (million
Feet per day)    Cubic Feet       Cubic Feet         Cubic Feet     Cubic Feet
                  per day)         per day)           per day)        per day)

First  75          22.5              52.5           31.5  (60%)    21    (40%)
next   75          22.5              52.5           36.75 (70%)    15.75 (30%)
last   10           3                 7              5.6  (80%)     1.4  (20%)
      ---          ----              ----           -----------    -----------
Total 160          48               112             73.85          38.15

            For the purposes of the tax legislation of the Republic of Cote d'Ivoire, the quantity of Natural Gas that the Government will receive during each Calendar Year pursuant to this Article 21.3.1 shall include the portion necessary to pay any tax(es) of the Contractor in Cote d'Ivoire which will be assessed on its income. The Government agrees to pay from this portion any income tax(es) on behalf and in the name of the Contractor and to deliver to the Contractor official receipts of such payments as provided for in
            Article 17.6. For the determination of the value of said portion necessary for the payment of income tax, the Government shall use the sale price defined in Article 21.3.4.

                                                                            55/.


                     The Government may receive its share of production above-defined either in kind or in cash, it being understood that the Government's share of production includes, inter alia, a contribution to the State
                     "Fonds d'Actions Petrolieres" which is equal to fifteen per cent (15%) of such share, and the Contractor shall not be required to make an additional contribution to such fund.

         21.3.2. In order to encourage the exploitation of Natural Gas, the Government may grant to the Contractor specific benefits when they are duly justified concerning, inter alia, the recovery of the Petroleum Costs, production sharing, bonuses and PETROCI participation, insofar as each such element relates to the production of Natural Gas.
                     Those provisions shall be set forth in a special agreement, in accordance with the provisions of Article 36.5.

         21.3.3. The Contractor shall have the right to dispose of its share of production of Natural Gas, in accordance with provisions of this Contract. It shall also have the right to proceed with the separation of liquids from all Natural Gas produced, and to transport, store as well as sell on the local market or for export its share of liquid Petroleum so separated, which will be considered as Crude Oil for the purpose of the sharing of production between the Parties under Article 16.

         21.3.4. For the purposes of this Contract, the Natural Gas price, expressed in Dollars per million BTU, shall be equal to the actual price determined in Natural Gas sales agreements, such sales excluding specifically:

                     (a) sales in which the buyer is an Affiliated Company of the seller as well as sales between the entities constituting the Contractor; or

                     (b) sales being for other than payment in freely convertible currencies and sales fully or partially made for reasons other than the usual economic incentives involved in Natural Gas sales.

                     For sales described in paragraphs (a) and (b) above, the Natural Gas price shall be mutually agreed by the Government and the Contractor, on the basis of the prevailing price at that time of a fuel which could be substituted for the Natural Gas.

         21.3.5. For the purposes of Article 19.1, the quantities of available Natural Gas, after deduction of the quantities unavoidably lost and quantities used for the requirements of the Petroleum Operations, reinjected or flared or provided to the Government under Article 21.2.2, shall be expressed in a number of Barrels of Crude oil by converting Natural Gas to

                                                                            56/.

                     Crude Oil using a formula under which one hundred sixty-five (165) cubic meters of Natural Gas as measured at the temperature of 15 degrees C and at the atmospheric pressure of 1.01325 bar are deemed to be equal to one (1) Barrel of Crude Oil, unless otherwise agreed between the Parties.


         21.3.6. In the event the Contractor elects to remove all or a portion of the liquid Petroleum from the Natural Gas by such means as may be determined by the Contractor, the Natural Gas shall be metered after the Contractor has completed its operations to remove the liquid Petroleum from the Natural Gas.

                                                                            57/.


                                  ARTICLE 22

                            PETROCI PARTICIPATION

22.1. Considering the results of the exploratory wells B1-5X and B1-8x drilled prior to the Effective Date, the Parties agree that, as of the Effective Date, there shall be established within the Delimited Area a Special Area (covered by the exclusive exploration authorization granted under Article 3.1) which shall encompass the above described wells, which Special Area is described in Appendix 1 of this Contract.

         In consideration of the work previously undertaken in the Delimited Area, PETROCI shall, from the Effective Date, be one of the entities constituting the Contractor in order to participate in the Petroleum Operations, with the following participating interests:

         (a) In respect of the Special Area, PETROCI shall own a forty per cent (40%) participating interest; and

         (b) In respect of the Delimited Area except for the Special Area, PETROCI shall own a ten per cent (10%) participating interest (hereinafter referred to as the "Initial Participation"), subject to the option of adding an Additional Participation as hereinafter provided.

         Except as otherwise provided in this Contract, PETROCI is subject to the same obligations and enjoys the same rights as those of the other entities constituting the Contractor, as a result of its participation and in proportion to its applicable participating interest in respect of each portion of the Delimited Area.

22.2. Pursuant to the policy for promoting the petroleum industry in Cote d'Ivoire defined by the Government, PETROCI shall have the option to increase, in respect of each Exploitation Perimeter which is created (excluding, however, any portion of the Special Area) its Initial Participation in accordance with the following provisions:

         (a) The Total Participation of PETROCI (which shall be its Initial Participation plus its Additional Participation) with respect to an Exploitation Perimeter may reach a maximum of twenty per cent (20%).

         (b) Not later than four (4) months following the issue date of an exclusive exploitation authorization, PETROCI shall notify in writing the other entities constituting the Contractor of its wish to exercise its option to increase its participation with respect to the exclusive exploitation authorization and Exploitation Perimeter concerned, specifying the percentage of its additional participation (hereinafter referred to as the "Additional Participation") for said exclusive exploitation authorization and Exploitation Perimeter. Failing notification within that four (4) month period,

                                                                            58/.

                PETROCI's participation for that Perimeter shall remain equal to its Initial Participation.

         (c) The Additional Participation shall be effective in respect of the Exploitation Perimeter concerned from the date of the notice referred to in Article 22.2 (b) above.

         (d) Upon receipt of the written notice from PETROCI, all the entities constituting the Contractor other than PETROCI shall assign to PETROCI, immediately and together, each in proportion to its participating interests at that time, a percentage of their participation in the exclusive exploitation authorization and Exploitation Perimeter concerned, the total of which shall be equal to the percentage of the Additional Participation of PETROCI.

         (e) As from the effective date of its Additional Participation, or, failing notification by the notification deadline referred to in Article 22.2 (b), each of these two dates being deemed to be the Participation Commencement Date, the following shall occur:

                (i) in respect of the exclusive exploitation authorization concerned, PETROCI shall participate in the Petroleum Costs related to the corresponding Exploitation Perimeter in proportion to its Total Participation, subject to the provisions of Article 22.2 (f);

                (ii) if such authorization is the first exclusive exploitation authorization under this Contract, PETROCI shall reimburse, pursuant to Article 22.2 (g) and subject to the provisions of Article 22.2 (f), to the other entities constituting the Contractor its percentage of Total Participation in the Petroleum Costs not yet recovered, incurred from the Effective Date of this Contract until the date of the Participation
                       Commencement Date;

                (iii) for each subsequent exclusive exploitation authorization, PETROCI shall reimburse, pursuant to
                       Article 22.2 (g) and subject to the provisions of
                       Article 22.2 (f), to the other entities constituting the Contractor its percentage of Total Participation in the Petroleum Costs with respect to the new exclusive exploitation authorization not yet recovered, incurred from the Participation Commencement Date relating to the previous exclusive exploitation authorization until the Participation Commencement Date in respect of the new exclusive exploitation authorization.

                                                                            59/.


         (f) Taking into account the previous work already undertaken in the Delimited Area, PETROCI shall not be obligated during the entire term of this Contract for either the financing or the reimbursement of its Initial Participation share of the Petroleum Costs relating exclusively to exploration expenditures and to appraisal expenditures, those expenditures being borne and recoverable by the other entities constituting the Contractor in accordance with Article 16.2, each in proportion to its participation.

         (g) As provided for in Article 22.2. owed (e), PETROCI shall reimburse the amounts owed resulting from its participation to the other entities constituting the Contractor as follows, at PETROCI's option:

                (i) within six (6) months from the date of notice of the increase of its participation, by payment in Dollars or by payments in Crude Oil valued in accordance with the provisions of Article 18; or

                (ii) in kind by means of liftings by the Contractor (excluding PETROCI) of a portion of the share of Petroleum to which PETROCI is entitled under Articles 16.3 and 21.3, not exceeding fifty per cent (50%) of said portion, the value of that share being calculated in accordance with the provisions of Article 18, until the value of those liftings is equal to the outstanding balance increased by interest as provided below. The outstanding balance due on the date of expiry of the above-mentioned period of six (6) months shall bear interest from that date until the date of reimbursement, at the annual
                       LIBOR rate (London Interbank Offering Rate) for six-(6)-month Dollar deposits as quoted by the National Westminster Bank in London on the last business day prior to the due date of payment plus one (1) percentage point, with annual compounding.

22.3.    (a)    The joint venture between PETROCI and the Contractor must not in any event either cancel or cause prejudice to the rights of the other entities constituting the Contractor to refer to the arbitration clause provided by Article 31, which is not applicable to disputes between the Government and PETROCI but only to disputes between the Government and the other entities constituting the Contractor.

                The Government shall notify the International Center for the Settlement of Investment Disputes, within forty five (45) days after the Effective Date, that it designates PETROCI as a constituent subdivision under Article 25 of the ICSID Convention and agrees to include a clause providing for arbitration by said Center in the agreements to be concluded between PETROCI and the other

                                                                            60/.


                entities constituting the Contractor, and it shall notify the other entities constituting the Contractor that it has fulfilled such formality.

         (b) PETROCI, on the one hand, and the other entities constituting the Contractor, on the other hand, shall not be jointly and severally liable for the obligations resulting from this Contract as provided for in Article 34. PETROCI shall be individually responsible to the Government for its obligations under this Contract, and the other entities constituting the Contractor shall not be responsible to the Government in respect of the participation of PETROCI under this Contract.

         (c) Any failure by PETROCI to perform any of its obligations shall not be considered as a default of the other entities constituting the Contractor and may not in any event be invoked by the Government in order to terminate this Contract in accordance with Article 36.4 or to refer to the procedure set forth in Article 36.3.

         (d) PETROCI may, at any time, assign only to a company of its election controlled by the State all or part of the rights and obligations resulting from the participation set forth in this Article.

22.4. The terms of PETROCI participation together with the relations between the entities constituting the Contractor shall be determined in a joint operating agreement which shall enter into force upon the Effective Date of this Contract.

                                                                            61/.


                                   ARTICLE 23

                            FOREIGN EXCHANGE CONTROL


23.1. The Contractor shall be subject to the foreign exchange control regulations of the Republic of Cote d'Ivoire, subject to the provisions of this Article.

23.2. The Contractor shall have the right to retain abroad all the foreign currencies arising from export sales of the Petroleum to which it is entitled under this Contract, or from assignments, as well as equity, loan proceeds and, more generally, all assets acquired abroad by it, to pay suppliers, lenders and contractors abroad directly, and to freely dispose of such foreign currencies or assets to the extent that they may exceed its requirements for its operations in Cote d'Ivoire.

23.3. No restriction shall be imposed on foreign borrowings or importation by the Contractor of funds intended for the performance of the Petroleum Operations.

23.4. The Contractor shall have the right to purchase currencies of Cote d'Ivoire with foreign currencies, and freely exchange into foreign currencies of its election and remit abroad any funds held by it in Cote d'Ivoire in excess of its local requirements at exchange rates which shall not be less favorable than those generally applicable to any other buyer or seller of foreign currencies.

                                                                            62/.

                                   ARTICLE 24

                      MONETARY UNIT USED FOR BOOK-KEEPING


24.1. The registers and accounting books relating to this Contract shall be maintained in the French language and recorded in Dollars. Said registers and accounting books shall be used to determine the Petroleum Costs, gross income, exploitation costs, net profits and for the purpose of the preparation of the Contractor's tax return; they shall contain, inter alia, the Contractor's accounts showing the sales of Petroleum under this Contract.

         For information purposes, accounts and balance sheets shall also be maintained in CFA Francs.

24.2. Whenever it is necessary to convert into Dollars expenses and income expressed in another currency, the exchange rates used shall be equal to the arithmetic average of the daily closing rates for the purchase and sale of said currency during the month when the expenses were paid and the income received; provided, in the event the Contractor actually purchases or sells any currency for another currency, the Contractor shall use the actual rate of exchange for the registers and accounting books.

         In the event of an official devaluation or revaluation during a given month, two arithmetic averages shall be applied, the first one calculated on the basis of the daily closing rates for purchase and sale in respect of the period from the first day of the month until the day of said devaluation or revaluation, inclusive, and the second, on the basis of the daily closing rates for purchase and sale in respect of the period from the day of said devaluation or revaluation, exclusive, until the last day of the month concerned.

         The exchange rates to be applied in order to carry out the evaluations provided for in this Article shall be those quoted on the Paris exchange market or, if said rates are not available, those quoted by the Citibank N.A., New York.

24.3.    The originals of the registers and accounting books referred to in
         Article 24.1 shall be kept in Cote d'Ivoire.

         The registers and accounting books shall be supported by detailed documents with respect to receipts and Petroleum Costs.

                                                                           63/.


                                   ARTICLE 25

                         ACCOUNTING METHODS AND AUDITS


25.1. The Contractor shall maintain its accounts to conform with the regulations in force and with the provisions of the Accounting Procedure set out in Appendix 2 attached hereto forming an integral part of this Contract.

25.2. After giving the Contractor notice thereof in writing, the Government shall have the right at its own cost to cause the registers and accounting books relating to the Petroleum Operations to be controlled, inspected and audited by its own agents or by experts of its election, and shall have a period of four (4) Calendar Years following the end of each Calendar Year to carry out those controls, inspections or audits relating to said Calendar Year and to submit its objections to the Contractor for any contradictions or errors found during such controls, inspections or audits.

         Should the Government fail to make any claim within the above-mentioned period of four (4) Calendar Years, no further objection or claim shall be made by the Ivorian administration for the Calendar Year concerned.

                                                                            64/.


                                   ARTICLE 26

                               IMPORT AND EXPORT


26.1.    (a)     The Contractor shall have the right to import into Cote
                 d'Ivoire, in its own name or on behalf of its agents, contractors and subcontractors, all the technical equipment, materials, machinery and tools, goods and supplies necessary in the Contractor's opinion for the proper conduct and achievements of the Petroleum Operations; that includes but is not limited to, drilling, exploration, appraisal, development, production, transportation, processing, storage, export, sales and marketing equipment, pipelines, tanks, geological and geophysical tools, boats, ships, launches, drilling barges, ships and platforms, production platforms, civil engineering and telecommunication equipment, power plants and all related equipment, aircraft, automotive equipment and other vehicles, instruments, tools, spare parts, alloys and additives, camping equipment, protective clothing and equipment, medical, surgical and sanitary equipment, supplies and instruments necessary for the installation and operation of hospitals and dispensaries, documentation equipment, construction materials of all types, lumber, office furniture and equipment, computers, printers, copy machines and related supplies, automobiles, trucks, explosives, chemicals, fuels, ship supplies, pharmaceutical products, medicines.

         (b) The Contractor shall have the right to import into Cote d'Ivoire, in its own name or on behalf of its agents, contractors and subcontractors, the furniture, clothing, household appliances and all personal effects for all the foreign employees and their families assigned to work in Cote d'Ivoire for the Contractor or its agents, contractors or subcontractors.

         (c) However, the Contractor, its agents, contractors and subcontractors undertake not to proceed with the imports mentioned in Article 26.1 (a) insofar as such items are available in Cote d'Ivoire under equivalent conditions of quantity, quality, price, time of delivery and terms of payment, unless specific requirements or technical emergencies are presented by the Contractor.

         (d) The Contractor, its agents, contractors and subcontractors shall have the right to re-export from Cote d'Ivoire, free of all duties, charges, fees, imposts and taxes of any kind and at any time, all the items imported under Article 26.1
                 (a) and (b) which are no longer necessary for the Petroleum Operations except the items which have become the property of the State under the provisions of Article 20.

                                                                            65/.

26.2. All the technical material, materials, machinery and tools, goods and supplies specified in or covered by Article 26.1 which the Contractor, its agents, contractors and subcontractors, their foreign employees and their families shall have the right to import in one or more shipments to Cote d'Ivoire, shall be fully exempt of all duties and taxes of any kind payable as a result of the importation including the statistical tax ("entry duties and taxes").

         As the case may be, the applicable administrative formalities shall be those of the following regimes:

         (a) Exceptional temporary admission regime ("regime de 1'admission temporaire exceptionnelle") in full suspension of entry duties and taxes for equipment, materials, machinery and tools, goods and supplies mentioned in Article 26.1(a) necessary for the proper conduct of the Petroleum Operations, for the entire duration of their use in Cote d'Ivoire including the continental shelf, it being understood that for the equipment, materials, machinery and tools, and goods and supplies consumed during the operations or left in place, the exceptional temporary admission discharge shall be automatic by simple quarterly declaration and without payment of duties and taxes.

                In the event of a duly justified emergency, the equipment, materials, tools and machinery, goods and supplies shall be placed at the disposal of the users as soon as they arrive in Cote d'Ivoire and the administrative regularization relating to their admission shall be made later and as soon as possible.

         (b) Supply regime ("regime de l'avitaillement") for consumable goods and foodstuffs, fuels and lubricants used at sea, in particular on all ships, aircraft and platforms used for petroleum exploration and exploitation.

         (c) Exempt admission regime ("regime de l'admission en franchise") according to the regulations in force, for furniture, clothing, household appliances and personal effects.

26.3 Items other than those mentioned in Article 26.2 shall be subject to the generally applicable regime.

26.4. The Contractor, its agents, contractors and subcontractors shall, provided that they inform the Government in advance of their intent to sell and subject to the provisions of Article 20, have the right to sell in Cote d'Ivoire, all equipment, materials, machinery and tools, goods and supplies which they have imported when they are considered as surplus and no longer necessary for the Petroleum Operations. In that event, the seller shall be responsible for paying all duties and taxes applicable on the date of the transaction and for fulfilling all the formalities prescribed by the regulations in force.

                                                                            66/.


         The Government shall have a preferential right to purchase such equipment, materials, machinery and tools, goods and supplies at prices and conditions equivalent to those agreed by Third Parties. That right shall be exercised within, period not to exceed the period agreed by said Third Parties for the conclusion of the sale.

26.5. During the term of this Contract, the Contractor, its customers and their carriers shall have the right to export freely at the export point selected for that purpose, free of all export duties, charges, fees, imposts and taxes and at any time, the portion of Petroleum to which the Contractor it entitled in accordance with the provisions of this contract after deduction of all deliveries made to the Government.

26.6. All imports and exports carried out under this Contract shall be subject to the formalities and documentation required by Customs, but shall not give rise to any payment of entry duties and taxes, subject to the provisions of Article 26.3 owing to the regime applicable to the Contractor pursuant to the provisions of this Contract.

         The Directeur des Hydrocarbures, on behalf of the Government shall assist the Contractor with the appropriate customs authorities in the Republic of Cote d'Ivoire in order to facilitate the application of the provisions of this Article 2.6.

                                                                            67/.


                                   ARTICLE 27

                             DISPOSAL OF PRODUCTION

               CONTRIBUTION TO THE SATISFACTION OF NATIONAL NEEDS

                  TRANSFER OF TITLE TO PETROLEUM AND LIFTINGS


27.1. Each Calendar Year, up to a total of ten per cent (10%) of the share of Crude Oil production to which the Contractor is entitled pursuant to Articles 16.2 and 16.3, shall be sold to PETROCI by the Contractor for the purpose of satisfying the needs of the domestic market of Cote, d'Ivoire. Such contribution of the Contractor shall be in proportion to its share of production, as defined in Articles 16.2 and 16.3, in the total Crude Oil production in Cote d'Ivoire.

          The quantity of Crude Oil the Contractor shall be obligated to sell to PETROCI shall be notified to it by PETROCI at least three (3) months prior to the beginning of each Calendar Quarter.

27.2. The price of the Crude Oil sold to PETROCI under Article 27.1 for the needs of the domestic market shall be equal to seventy-five per cent (75%) of the Market Price defined in Article 18.

          That Crude Oil price shall be payable to the Contractor in CFA Francs two (2) months after receipt of the invoice unless otherwise agreed between the Parties. In order to convert Dollars into CFA Francs, PETROCI shall use the exchange rate determined according to the procedure provided in Article 24.2.

27.3. The transfer of title to, and risks of, the share of Petroleum production to which each Party is entitled shall occur at the Delivery Point, or at any other transfer point agreed between the Parties.

          The Contractor shall not be the owner of Petroleum before such point; it shall, however, take out such insurance policies which are reasonably available and. would be generally carried by a prudent operator in the international petroleum industry, in order to cover damages, losses or liabilities which may occur to such Petroleum before the Delivery Point; provided the Contractor shall not be liable for any lost production of Petroleum.

27.4. Each of the Parties shall have the right and obligation, subject to the provisions of Articles 16.6, 21 and 27.1, to dispose of and lift the share of Petroleum to which it is entitled under this Contract.

          Such share shall be lifted on as regular a basis as possible. it being understood that each of the Parties, within reasonable limits, shall be authorized to lift more

                                                                            68/.


          (overlift) or less (underlift) than its share of Petroleum produced and unlifted by the lifting day, to the extent that such overlift or underlift does not infringe on the rights of the other Party and is compatible with the production rate and the storage capacity. In the establishment of the sequence of liftings, priority shall be given to the Party with the largest share of produced and unlifted quantity of Petroleum at a given time. The Parties shall periodically meet to establish a provisional lifting program on the basis of the principles above-described and taking into account the wishes of the Parties as regards the dates and quantities of their liftings, provided that those wishes are compatible with said principles.

          Prior to commencement of production in the Delimited Area, the Parties shall execute a lifting agreement specifying the practical procedures of implementation of this Article.

                                                                            69/.


                                   ARTICLE 28

                              PROTECTION OF RIGHTS


28.1. The Contractor shall take all reasonable steps to fulfill its obligations under this Contract. The Contractor shall be held liable in conformity with the general law as regards any person for any loss or damage, arising from or in relation to the Petroleum Operations, which it, its employees, contractors, subcontractors or agents and their employees may cause to the person, property or right of other persons.

28.2. The Government shall take all reasonable steps to facilitate the implementation by the Contractor of the objectives of this Contract, and to protect the property and operations of the Contractor, its employees and agents in the territory of Cote d'Ivoire.

28.3. At the duly justified request of the Contractor, the Government shall prohibit the construction of dwelling or business buildings in the vicinity of installations which the Contractor may declare dangerous as a result of its operations. The Government shall take all necessary precautions to prohibit anchoring in the vicinity of submerged pipelines, and to prohibit any hindrance to the use of any other installation necessary for the Petroleum operations whether on land or offshore.

28.4. The Contractor shall take out and cause to be taken out by its contractors and subcontractors, in respect of the Petroleum Operations, all insurances of the type and for such amounts customarily used in the international petroleum industry, including third party liability insurance and insurances to cover damage to property, facilities, equipment and materials, without prejudice to such insurances which would be required under Ivorian legislation.

          The Contractor shall provide the Government with the certificates supporting the subscription of the insurances referred to above.

28.5. The Contractor shall indemnify, defend and hold harmless the Government against all claims, losses or damages whatsoever caused by, or resulting from, the Petroleum Operations; provided, that said claims, losses or damages did not accrue, in whole or in part, by the action of the Government.

                                                                            70/.

                                   ARTICLE 29

                             PERSONNEL AND TRAINING


29.1. The Contractor must, for the performance of the Petroleum operations, employ in priority Ivorian personnel in a minimum proportion of seventy-five per cent (75%) of its total personnel.

          Managers, technicians, engineers, accountants, geologists, geophysicists, scientists, chemists, drillers, foremen, mechanics, skilled workers, secretaries and, executive employees may be hired outside Cote d'Ivoire if similarly qualified specialists cannot be hired in the country or seconded from PETROCI.

          Upon the granting of an exclusive exploitation authorization, a plan for "Ivoranization" shall be submitted for the approval of the Government.

29.2. Upon commencement of the Petroleum Operations, the Contractor shall organize a training program for Ivorian nationals. Said program shall concern, in association with the operator, all the Petroleum Operations, including, but not limited to, the preliminary studies for the lay-out and carrying out of works (such as geophysical survey, drilling, production tests, development of a field) and negotiation of contracts with possible subcontractors.

          For that purpose, the Contractor, excluding PETROCI for the purposes of this Article 29.2., shall devote a minimum annual training budget of:

          (a) one hundred thousand (100,000) Dollars during the exploration period, until an exclusive exploitation authorization is granted;

          (b) one hundred fifty thousand (150,000) Dollars during the exploitation period, as from when the first exclusive exploitation authorization is granted.

          Each annual training program shall be established by mutual agreement between the Government and the Contractor.

          The training expenses borne by the Contractor, excluding PETROCI, shall be included in the recoverable Petroleum Costs, and it is agreed that all such costs shall be recovered by the Contractor excluding PETROCI.

29.3. The entry into Cote d'Ivoire of all the above-mentioned foreign personnel and their immediate family shall be authorized and the Government shall issue the documents necessary for that entry to all members of the foreign personnel, such as entry visas, residence and working permits and exit visas, in compliance with the immigration regulations in force in Cote d'Ivoire.

                                                                            71/.

          At the request of the Contractor, the Government shall facilitate any immigration formalities with, the Immigration Bureau, at the points of entry into and exit from Cote d'Ivoire, in respect of the Contractor's employees, contractors, subcontractors and agents, and-their families, all without undue delays.

29.4. All the employees required for the conduct of the Petroleum operations shall be under the Contractor's authority or that of its Affiliated Companies, contractors, subcontractors and agents, in their capacity as employers. Their work, number of working hours, salaries and any other matters relating to their employment conditions shall be determined by the Contractor or its Affiliated Companies, contractors, subcontractors and agents, in accordance with social legislation applicable in Cote d'Ivoire. However, the Contractor may freely select and assign its personnel, subject to the provisions of Article 29.1.

                                                                            72/.


                                   ARTICLE 30

                        ACTIVITY REPORTS IN RESPECT OF

                    EXCLUSIVE EXPLOITATION AUTHORIZATIONS

30.1. The provisions of Article 8 shall apply, mutatis mutandis, to any exclusive exploitation authorizations. In addition, the following periodic activity reports shall, inter alia, be furnished in respect of each Field:

         (a)     daily production reports;

         (b) monthly reports stating the quantities of Petroleum produced and those sold during the previous month together with information on such sales.

         Unless the Contractor gives its written consent, the information relating to a Field under exploitation, except statistical data about activity, shall be considered as confidential by the Parties during the term of this Contract.

30.2. The Contractor shall notify the Government forthwith of any material damage whatsoever caused to the petroleum fields or facilities, and shall take all necessary steps to terminate it and carry out the necessary repairs.

30.3. From the date of granting an exclusive exploitation authorization, the annual reports referred to in Article 8.3(d) shall also include the following:

         (a) information on all development and production operations carried out during the previous Calendar Year, including the quantities of Petroleum produced and those sold, if any;

         (b) information on all transportation and sales operations together with the location of the main facilities built by the Contractor, if any,

         (c) a statement specifying the number of employees and workers, their qualification, their nationality and the total amount of their salaries, together with a report on the medical care and training provided to them.

                                                                           73/.

                                   ARTICLE 31

                                  ARBITRATION

31.1. In the event of any dispute between the Government and the entities constituting the Contractor, other than PETROCI, concerning the interpretation or application of any of the provisions of this Contract, the Parties (other than PETROCI) shall endeavour to settle such dispute amicably.

         If within three (3) months from the date of notice of this dispute by either Party to the other, the Parties have not reached settlement, the dispute shall, at the request of either Party, be referred for arbitration to the International Centre for Settlement of Investment Disputes (hereinafter referred to as the "Centre") in accordance with the Arbitration Rules in force on the Effective Date as specified by the Convention on the Settlement of Investment Disputes between States and Nationals of Other States, a convention signed and ratified by the Government of the Republic of Cote d'Ivoire.

31.2. The tribunal shall be constituted by three (3) arbitrators, who shall not have the same nationality as the Parties, as provided hereafter:

         (a) Either Party which desires to initiate arbitration proceedings shall address a request for arbitration to the Secretary-General of the Centre. The arbitration shall be initiated by one Party (hereinafter referred to as the "First Party") who shall notify the other Party (hereinafter referred to as the "Other Party") and the Secretary-General of the Centre that it has elected to refer the matter to arbitration, and that it has appointed an arbitrator who shall be identified in such notice.

         (b) The Other Party shall notify the First Party and the Secretary-General of the Centre in writing, within thirty (30) days after its receipt of the First Party's notice, of the arbitrator the Other Party has selected. Failing such notice, a second arbitrator shall be appointed by the Chairman of the Administrative Council of the Centre (hereinafter referred to as the "Chairman").

         (c) The two arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed; failing such appointment, the third arbitrator shall be appointed by the Chairman at the request of either the First Party or the Other Party.

31.3. The arbitration shall be held in Paris (France). The language used during the procedure shall be the French language. The applicable law shall be Ivorian law. Nevertheless, French law shall be used as the procedural law for the conduct of the arbitration.

                                                                          74/.


         The arbitral tribunal's award shall be final; it shall be binding on the Parties and shall be immediately enforceable.

31.4. The expenses of the tribunal, the charges for the use of the facilities of the Centre and any related costs determined by the Secretary General in connection with arbitration shall be borne equally by the Parties. Concerning the fees of the tribunal, each Party shall pay the expenses of its own arbitrator and the expenses of the third arbitrator shall be shared equally.

         The performance by the Parties of their obligations under this Contract shall not be suspended during the course of the arbitration.

31.5 The Government hereby irrevocably waives any claim to immunity in regard to any proceedings to enforce any arbitral award rendered pursuant to this Contract, including, inter alia, any immunity from service of process, any immunity from jurisdiction and any immunity from execution as to its property.

                                                                          75/.


                                   ARTICLE 32

                                 FORCE MAJEURE

32.1. No delay or default of a Party in performing any of the obligations resulting from this Contract shall be considered as a breach of this Contract if such delay or default is caused by a case of Force Majeure.

         If in the event of Force Majeure the performance of any of the obligations under this Contract is delayed, that period of delay extended by the period of time required to repair the damage caused during such delay and to resume the Petroleum Operations shall be added to the period provided by this Contract for the performance of said obligation, and the existing exclusive exploration, appraisal or exploitation authorizations shall be extended by that period as regards the area concerned by Force Majeure.

32.2. Force Majeure means any event irresistible and beyond the control of a Party, such as: earthquake, flood, explosion, accident, strike, lockout, riot, delay in obtaining rights-of-way, insurrection, civil disturbance, sabotage, act of war or condition attributable to war, or any other cause beyond its control, similar to or different from those already mentioned.

32.3. Where a Party considers it is prevented from performing any of its obligations by the occurrence of a case of Force Majeure, it shall forthwith notify the other Party thereof by specifying the grounds for establishing Force Majeure and take, in consultation with the other Party, all necessary and useful steps to ensure the normal resumption of the performance of the concerned obligations upon termination of the event constituting the case of Force Majeure.

         Obligations other than those affected by the case of Force Majeure shall continue to be performed in accordance with the provisions of this Contract.

                                                                           76/.



                                   ARTICLE 33

                  JOINT AND SEVERAL OBLIGATIONS AND GUARANTEES

33.1. All the clauses, conditions and provisions of this Contract shall be binding on the Parties and their respective successors and assignees. This Contract constitutes the only agreement between the Parties and no previous communication, promise or agreement, whether oral or written, between the Parties, related to the purpose of this Contract may be asserted to amend the clauses hereof.

         The Government certifies and guarantees that there is no other applicable agreement in force with respect to the petroleum rights within the Delimited Area, that it will perform its obligations in fairness and good faith and that this Contract will not be cancelled, amended or modified except by agreement between the Parties.

33.2. Except as otherwise provided in Article 22.3(b), where the Contractor is constituted by several entities, the obligations and liabilities of those entities under this Contract shall be joint and several; provided that the entities constituting the Contractor shall not be jointly liable for the profits tax as provided in Article 17.

33.3. If one of the entities constituting the Contractor is a subsidiary, its parent company shall submit to the Government's approval an undertaking guaranteeing the proper performance of the obligations arising from this Contract, as provided in Appendix 3 attached hereto.

                                                                           77/.


                                   ARTICLE 34

                              RIGHTS OF ASSIGNMENT


34.1. Subject to the written consent of the Government which shall not be withheld without valid reason, except as otherwise provided in Article 22.3.(d), all or part of the rights and obligations arising from this Contract may be assigned by any of the entities constituting the Contractor to Third Parties whose technical and financial reputation is well established. Such Third Party assignees shall thereafter be jointly and severally liable with the other entities constituting the Contractor for the obligations arising from this Contract.

         The terms of any assignment shall be subject to the prior approval of the Government.

         If within sixty (60) days following notification to the Government of a proposed assignment accompanied by all the related information and the draft assignment deed, it has not given its decision, that assignment shall be deemed to be approved by the Government.

         From the date of approval of an assignment, the assignee shall be bound by the terms and conditions of this Contract.

34.2. Except as provided in Article 22.3 (d), all or part of the joint and several rights and obligations arising from this Contract may be freely assigned at any time by any of the entities constituting the Contractor to one or more Affiliated Companies or other entities constituting the Contractor.

         Said assignments shall be notified to the Government by the Contractor prior to the effective date thereof and, as the case may be, the provisions of Article 33.2 shall be applicable.

34.3. Assignments carried out in breach of the provisions of this Article shall be null and void.

                                                                           78/.

                                   ARTICLE 35

                   APPLICABLE LAW AND STABILITY OF CONDITIONS

35.1. The laws and regulations in force of the Republic of Cote d'Ivoire shall apply at all times to the Contractor, to this Contract and to the operations which are the purpose thereof except if they are (i) inconsistent with provisions of this Contract or (ii) if the Contract otherwise provides, in which cases the provisions of this Contract shall prevail.

35.2. This Contract is executed between the Parties in accordance with the laws and regulations in force at the date of its signing and on the basis of the provisions of said laws and regulations, as regards, inter alia, its economic, fiscal and financial provisions.

         Consequently, should future laws or regulations modify the provisions of the laws and regulations in force at the date of signing of this Contract and should those modifications bring about a material change in the respective economic situation of the Parties resulting from the original provisions of said Contract, the Parties shall in good faith seek an agreement with a view to modifying those provisions in order to restore the economic balance of the Contract as intended at the signing thereof.

         In the event the Parties, in spite of their efforts, are unable to reach an agreement, the provisions of Article 35 above may be applied.

                                                                           79/.



                                   ARTICLE 36

                         IMPLEMENTATION OF THE CONTRACT


36.1. The Parties agree to cooperate in every possible manner to achieve the objectives of this Contract.

         The Government shall facilitate the Contractor's performance of its activities by granting it any permits, licenses and access rights necessary for the performance of the Petroleum Operations and by making available to it any appropriate services and facilities, so that the Parties can obtain the best benefit from a sincere cooperation. However, the Contractor shall observe the applicable procedures and formalities, and shall apply to the competent departments of the administration.

36.2. Any notices or other communications under this Contract shall be deemed to have been properly sent if they are addressed to an authorized representative of the Party concerned at the location of said Party's principal office in Cote d'Ivoire, with all costs paid, by (i) registered mail, (ii) telex, (iii) facsimile transmission with acknowledgement of receipt by the addressee, or (iv) by hand.

         Notifications or other communications shall be deemed to have been made on the date when the addressee shall receive them.

36.3. If the Government considers that the Contractor has committed a breach in the performance of any of its obligations under this Contract, it shall so notify the Contractor in writing and the Contractor shall have sixty (60) days to remedy the breach or refer the matter to the dispute settlement procedure provided in Article 31 of this Contract.

36.4 The breach of the Contractor as to the respect of the provisions of this Contract may give rise to the termination thereof by the Government, after notification to the Contractor in accordance with the provisions of Article 36.3.; provided, however, that such termination shall not be declared if the Contractor has begun to cure the alleged breach, while advising the Government of the corrective action taken, or the matter has been submitted to the dispute settlement procedure in accordance with the terms of Article 31.

         In the event of a bankruptcy leading to liquidation of one of the entities constituting the Contractor, such entity shall immediately lose its rights pursuant to this Contract and the remaining entities constituting the Contractor shall assume such entity's participating interest in accordance with the joint operating agreement as well as its obligations under this Contract. In the event the entity in liquidation is the operator, the Government may terminate this Contract, if it is not satisfied with the technical and financial capacities of the remaining entities.

                                                                           80/.

         No termination shall relieve the Contractor from its obligations incurred prior to, or arising from, that termination.

36.5. The terms and conditions of this Contract may be modified only in writing and by mutual agreement between the Parties.

36.6. Unless otherwise specified in writing, the "Directeur des Hydrocarbures" shall represent the Government under this Contract and may grant, in the name and on behalf of the Government, any consent which may be necessary or useful for the implementation of this Contract.

36.7. Headings in this Contract are inserted for purposes of convenience and reference and in no event shall define, restrict or describe the scope or object of the Contract or of any of its clauses.

36.8. Appendices 1, 2, and 3 attached hereto shall form an integral part of this Contract.

36.9. Any waiver of a Party concerning the performance of any obligation of the other Party under this Contract shall be in writing and signed by the representative of the Party waiving such performance, and no waiver shall be implied if such Party fails to exercise any of its rights to which it is entitled under this Contract.

                                                                           81/.

                                   ARTICLE 37

                               ENTRY INTO EFFECT


This Contract shall enter into effect, after its signature by the Parties, on its Effective Date.

IN WITNESS WHEREOF, the Parties have signed this Contract in six (6) copies.



                                              ABIDJAN, this  27 JUNE  1992



                       FOR THE REPUBLIC OF COTE D'IVOIRE


                         The President of the Republic

                         H.E. Felix HOUPHOUET - BOIGNY


FOR PETROCI                                       FOR UMIC Cote d'Ivoire
                                                  Corporation





The General Manager                               The President
Mr. Moussa FANNY                                  Mr. John B. BROCK

                                                                           82/.



                                   APPENDIX 1



Attached to and made part of this Contract between the Republic of Cote d'Ivoire and the Contractor.


                                 DELIMITED AREA


On the Effective Date, the Delimited Area, designated as Block CI-11, is formed by the area included inside the perimeter constituted by the points RR, N, P, and R indicated on the map attached hereto.

The geographical coordinates of those points are the following, with reference to the Greenwich meridian:


                 Point                   Latitude                  Longitude
                 RR                     5' 25' 00" N             4' 53' 00" W
                 N                      5' 25' 00" N             4' 45' 00" w
                 P                      4' 35' 00" N             4' 45' 00" W
                 R                      4' 35' 00" N             4' 53' 00" W

Those coordinates are only given for purposes of illustration and shall not be considered as the boundaries of the national jurisdiction of Cote d'Ivoire.

The surface of the above-defined Delimited Area is deemed to be equal to about 1357 sq.km.

                                                                           83/.


                                  SPECIAL AREA



On the Effective Date, the Special Area, included within the Delimited Area, is formed by the area included inside the perimeter constituted by the points 1, 2, 3, and 4 indicated on the attached map.

The geographical coordinates of those points are the following with reference to the Greenwich meridian:


        Point                  Latitude                       Longitude
         1                     5' 04' 00" N                 4' 50' 00" W
         2                     5' 04' 00" N                 4' 47' 00" W
         3                     5' O1' 00" N                 4' 47' 00" W
         4                     5' 01' 00" N                 4' 50' 00" W


Those coordinates are only given for purposes of illustration and shall not be considered as the boundaries of the national jurisdiction of Cote d'Ivoire.

The surface of the Special Area above-defined is deemed to be equal to about 31 sq. km.

                                                                           84/.


                                   APPENDIX 2


Attached to and made part of this Contract between the Republic of Cote d'Ivoire and the Contractor.

                              ACCOUNTING PROCEDURE

Article 1 - GENERAL PROVISIONS

1.1.     Object

         This Accounting Procedure shall be followed and observed in the performance of the obligations under the Contract to which this Appendix is attached.

1.2.     Accounts and statements

         The registers and accounting books of the Contractor shall be in conformity with regulations, and maintained in accordance with the general chart of accounts for business ("Plan Computable General des Enterprises") in force in Cote d'Ivoire. However, the Contractor may apply the accounting rules and procedures customarily used in the petroleum industry, insofar as they are not contrary to the regulation and the chart referred to above.

         In accordance with the provisions of Article 24 of the Contract, accounts, books and registers shall be maintained in the French language and recorded in Dollars. These accounts shall be used, inter alia, to determine the amount of Petroleum Costs, the recovery of said Costs, the production sharing, as well as for the purposes of Contractor's tax return. For information purposes, accounts and balance sheets shall also be maintained in CFA Francs.

         The Contractor shall record all operations connected with the Petroleum Operations in accounts separate from those relating to any other activities which it may carry out in the Republic of Cote d'Ivoire.

         All accounts, books, records and statements, together with documents supporting expenses incurred, such as invoices and service contracts, shall be kept in the Republic of Cote d'Ivoire in order to be provided at the request of the competent authorities of Cote d'Ivoire.

1.3.     Interpretation

         Unless the provisions of this Accounting Procedure provide otherwise, definitions of the terms used in this Appendix 2 shall be the same as those of the same terms set forth in the Contract.

                                                                           85/.


         In the event of any conflict between the provisions of this Accounting Procedure and the Contract the latter shall prevail.

1.4.     Modifications

         The provisions of this Accounting Procedure may be modified by mutual written agreement between the Parties.

         The Parties agree that if any provision of the Accounting Procedure becomes inequitable with respect to either Party, such provision shall be modified in good faith by the Parties.

1.5      Definitions


         The following terms used in this Accounting Procedure shall have the following meaning:

         (a) Development Expenditures means all of the costs and expenses incurred and paid by the Contractor for the performance of Petroleum Operations in respect of an Exploitation Perimeter excluding Operating Expenses and Financial Costs.

         (b) Appraisal Expenditures means all of the costs and expenses incurred and paid by the Contractor for the performance of Petroleum Operations in respect of an Appraisal Perimeter.

         (c) Operating Expenses means all costs and expenses incurred and paid by the Contractor to operate and maintain wells and related equipment and facilities with respect to a Field from the date of first production from such Field. Operating Expenses shall also include all costs and expenses incurred and paid by the Contractor to operate and maintain pipelines, generators, warehouses, docks and other facilities that the Contractor may have acquired, built or installed under the provisions of Article 7.2 of the Contract for the carrying out of Petroleum Operations.

         (d) Exploration Expenditures means all of the costs and expenses incurred and paid by the Contractor for the performance of Petroleum Operations (including, inter alia, the costs and expenses described in Article 2.2.11(a) of this Accounting Procedure) excluding Appraisal Expenditures, Development Expenditures, Operating Expenses, Financial Costs, Overhead Costs in Cote d'Ivoire and Overhead Costs Abroad.

         (e)     Financial Costs means the interest and fees described in
                 Article 2.2.10 of this Accounting Procedure.

         (f) Overhead Costs in Cote d'Ivoire means the costs and expenses described in Article 2.2.2 of this Accounting Procedure.

                                                                           86/.



         (g) Overhead Costs Abroad means the costs and expenses described in Article 2.2.3 of this Accounting Procedure.

Article 2 - PETROLEUM COSTS

2.1.     Petroleum Costs Account

         The Contractor shall maintain a "Petroleum Costs Account" which shall record in detail the expenses incurred by the Contractor relating to the Petroleum Operations carried out under this Contract, and which shall be recoverable in accordance with the provisions of Article 16.2 of the Contract.

         This Petroleum Costs Account shall record all Petroleum Costs and shall distinguish such costs, by Appraisal Perimeter or Exploitation Perimeter if any, and for the remainder of the Delimited Area, the following expenses:

         (a)     Exploration Expenditures;

         (b)     Appraisal Expenditures;

         (c)     Development Expenditures;

         (d)     Operating Expenses;

         (e)     Financial Costs;

         (f)     Overhead Costs in Cote d'Ivoire;

         (g)     Overhead Costs Abroad.

         The Petroleum Costs Account shall enable, inter alia, the identification at any time of:

         (a)     the total amount of Petroleum Costs;

         (b)     the total amount of Petroleum Costs recovered;

         (c) the total amount credited to the Petroleum Costs Account pursuant to Article 2.4. (b) below;

         (d) the total amount of Petroleum Costs which remain to be recovered.

         For the purposes of Article 16.2 of the Contract, Petroleum Costs shall be recovered in the following order of priority:

         (a) Operating Expenses in respect of a Field incurred and paid from the date of commencement of regular production;

         (b)     Financial Costs;

         (c)     other Petroleum Costs.

         In addition, within each of the foregoing categories, the costs shall be recovered in the sequence in which they had

                                                                           87/.

         been incurred.

         Notwithstanding any provision to the contrary in this Accounting Procedure, the intent of the Parties is not to duplicate any item of credit or debit of the accounts maintained under the Contract.

2.2.     Items debited to the Petroleum Costs Account

         The following expenses and costs shall be debited to the Petroleum Costs Account:

         2.2.1.  Personnel expenses

                 All payments, made in respect of the salaries and wages of the Contractor's employees directly assigned, in the Republic of Cote d'Ivoire or abroad, whether temporarily or permanently, to the Petroleum Operations carried out under this Contract to the extent of the time actually devoted to such assignment, including legal charges and employees' benefits and all additional charges or expenses in accordance with the individual or collective employment contracts or pursuant to the Contractor's personnel policies.

         2.2.2.  Overhead Costs in Cote d'Ivoire

                 Wages and salaries of the Contractor's personnel engaged in the Petroleum Operations in the Republic of Cote d'Ivoire, whose work time is not directly allocated to the programs, as well as costs of maintaining and operating in Cote d'Ivoire a general and administrative office and sub-offices necessary for the Petroleum Operations.

         2.2.3.  Overhead Costs Abroad

                 The Contractor shall add an amount as overhead paid abroad, connected to the carrying out of the Petroleum Operations by the Contractor and its Affiliated Companies, such amounts as hereinafter calculated representing the estimated cost of services rendered for the benefit of the said Petroleum
                 Operations:

                 (a) prior to the grant of an exclusive exploitation authorization: four per cent (4%) of expenses charged to the Petroleum Costs Account excluding overhead costs for the year in question;

                 (b) from the grant of the first exclusive exploitation authorization:

                          (i) three per cent (3%) of the amount below three million (3,000,000) Dollars of expenses charged to the Petroleum Cost Account excluding overhead costs for the

                                                                           88/.

                                  year in question;

                          (ii) two and one-half per cent (2.5%) of the amount above three million (3,000,000) Dollars and below six million (6,000,000) Dollars of expenses charged to the Petroleum Cost Account excluding overhead costs for the year in question;

                          (iii) one and one-half per cent (1.5%) of the amount above six million (6,000,000) Dollars of expenses charged to the Petroleum Cost Account excluding overhead costs for the year in question.

         In the event Overhead Costs Abroad for a given month are less than five thousand (5,000) Dollars, a minimum charge of five thousand (5,000) Dollars shall be made for such month.

         2.2.4.  Buildings

                 Construction, maintenance expenses and related costs, as well as rents paid for all offices, houses, warehouses and buildings of other types, including housing, training, medical and recreational facilities for employees, and costs of equipment, furniture, fittings and supplies necessary for the operation of those buildings required for the performance of the Petroleum Operations.

         2.2.5.  Materials, equipment and rentals

                 Costs of equipment, vehicles, materials, machinery, articles, supplies and facilities purchased or provided for use in the Petroleum Operations, as well as rentals or compensation paid or incurred for the use of all equipment and facilities necessary for the Petroleum Operations, including the facilities exclusively owned by the Contractor.

         2.2.6.  Transportation

                 Transportation of employees, equipment, materials and supplies, inside the Republic of Cote d'Ivoire as well as between the Republic of Cote d'Ivoire and other countries, necessary for the Petroleum Operations.

                 The transportation costs of employees shall include the moving costs in respect of the employees and their families paid by the Contractor in accordance with its policies.

         2.2.7.  Services

                 Costs for services rendered by subcontractors, consultants, experts and public utilities as well as any costs related to services rendered by the

                                                                           89/.


                 Government or any other authorities of the Republic of Cote d'Ivoire.

                 Costs for services rendered by Affiliated Companies, provided that such costs shall not exceed those normally charged by independent companies for an identical or similar service.

         2.2.8.  Insurance and claims

                 Premiums paid for insurance customarily taken out for the Petroleum Operations to be carried out by the Contractor under the Contract as well as all expenses incurred and paid in settlement of any losses, claims, damages and any other expenses, including those for legal services not recovered by the insured and all expenses arising from court judgments.

                 If, after Government's approval, no insurance is taken out, any expenses paid by the Contractor in settlement of any losses, claims, damages, court judgments and other expenses.

         2.2.9.  Professional expenses

                 All expenses of handling, investigation and settlement of litigation or claims arising from the Petroleum Operations, or those required to protect or recover assets acquired in carrying out of the Petroleum Operations, including, inter alia, costs of investigation or inquiry, court costs, and amounts paid for the settlement or satisfaction of any such litigation or claims; and expenses for accounting, legal, tax, treasury and other professional services.

                 If such services are effected by the legal personnel of the Contractor, a reasonable compensation shall be included in the Petroleum Costs, which shall not exceed the cost for rendering an identical or similar service normally charged by an independent company.

         2.2.10. Financial Costs

                 All interest and fees paid by the Contractor in respect of the loans contracted from Third Parties and advances obtained from Affiliated Companies subject to the limitations provided hereafter. Those loans and advances shall be for the purpose of the financing only of the Development Expenditures in respect of a Field, and shall not exceed seventy-five per cent (75%) of the total amount of those Development Expenditures. Those loans and advances shall be submitted to the approval of the Administration under the conditions provided by Article
                 58.8 (e) of the Petroleum Code, unless otherwise specifically set forth in Article 17.4 (c) of the Contract.

                                                                           90/.

                 In the event such financing is provided by Affiliated Companies, the allowable interest rates shall not exceed the rates customarily used in the international financial markets for loans of a similar nature.

         2.2.11  Other expenses

                 (a)      (i)     Costs and expenses of the acquisition and
                                  of the re-evaluation and interpretation study of CI-11 3-D seismic data pertaining to the Delimited Area referred to in Article 8.2 carried out by UMIC prior to the Effective
                                  Date, within the limit of two hundred
                                  seventy-seven thousand (277,000) Dollars.

                          (ii) Costs and expenses of the study titled "Review of systems and budget costs for extended well testing and production on well B1-8X" carried out for PETROCI prior to the Effective Date, which are deemed to be approved by the Government at an amount of seventy-four thousand (74,000) Dollars.

                 (b) Any other expenses incurred and paid by the Contractor to assure the necessary and proper conduct of the Petroleum Operations under the approved Annual Work Programs and Budgets, other than the expenses covered and dealt with by the foregoing provisions of this Article and the expenses excluded from the Petroleum Costs.

                          Such other expenses include, inter alia, exchange losses actually realized by the Contractor in connection with the Petroleum Operations.

2.3.     Expenses not chargeable to the Petroleum Costs Account

         The expenses which are not directly necessary for the performance of the Petroleum Operations, and the expenses excluded by the provisions of the Contract or this Accounting Procedure as well as by the regulations in force in Cote d'Ivoire, are not chargeable to the Petroleum Costs Account and shall therefore not be recoverable.

         Such expenses shall include, notably:

         (a) expenses relating to the period before the Effective Date, except for the costs referred to in Article 2.2.11 (a) above;

         (b) any expenses relating to the operations carried out beyond the Delivery Point, such as transportation and marketing costs;

                                                                           91/.


         (c) financial costs relating to the financing of exploration Petroleum Operations, and those relating to the share of financing of Development Expenditures in excess of seventy-five per cent (75%) of the total amount of Development Expenditures;

         (d)     bonuses defined in Article 19 of the Contract;

         (e)     exchange losses other than those specified in Article
                 2.2.11.

         In addition, the charges set forth in Article 17.4 (d), (e) and (g) of the Contract, although deductible from the net profit for the purpose of the industrial and commercial tax, are not chargeable to the Petroleum Costs Account, in consequence of the definition thereof.

2.4.     Items credited to the Petroleum Costs Account

         The following income and proceeds shall, inter alia, be credited to the Petroleum Costs Account:

         (a) income arising from the marketing of the quantity of Petroleum to which the Contractor is entitled under Article 16.2 of the Contract for the purpose of recovery of the Petroleum Costs;

         (b) any other income or proceeds related to the Petroleum Operations, specifically those arising from:

                 -        sales of related substances;

                 - any services rendered to Third Parties using the facilities dedicated to the Petroleum Operations, including, processing, transportation and storage of products for Third Parties in those facilities;

                 - transfer of any tangible elements of the Contractor's assets;

                 - exchange gains actually realized by the Contractor in connection with the Petroleum Operations.

                                                                           92/.


                Article 3 - COST EVALUATION BASIS FOR SERVICES,

                          MATERIALS AND EQUIPMENT USED

                          IN THE PETROLEUM OPERATIONS

3.1.     Technical services

         A reasonable rate shall be charged for the technical services rendered by the Contractor or its Affiliated Companies for the benefit of the Petroleum Operations carried out under the Contract, such as gas, water and core analyses and any other analyses and tests, provided that such charges shall not exceed those normally charged by independent technical service companies and laboratories for similar services.

3.2.     Purchase of materials and equipment

         Materials and equipment purchased from Third Parties and necessary for the Petroleum Operations carried out under the contract shall be charged to the Petroleum Costs Account at "Net Cost" incurred by the Contractor.

         "Net Cost" shall include the purchase cost of such material or equipment and such items as taxes, shipping agent fees, transportation, loading and unloading costs, license fees, related to the supply of materials and equipment, as well as transit losses not recovered through insurance.

3.3.     Use of equipment and facilities owned
         exclusively by the Contractor

         Equipment and facilities owned by the Contractor and used for the Petroleum Operations shall be charged to the Petroleum Costs Account at a rental rate which shall be sufficient to cover maintenance, repairs, depreciation and services required for the performance of the Petroleum Operations, provided such costs shall not exceed those normally charged by Third Parties in the Republic of Cote d'Ivoire for similar services.

3.4.     Valuation of Material

         All material transferred to Cote d'Ivoire from the Contractor's warehouses, or from those of any entities constituting the Contractor or their Affiliated Companies, shall be valued as follows:

         (a)     New material

                 New material (condition "A") means new material which has never been used: one hundred per cent (100%) of the current market price, which corresponds to the price normally charged for similar supplies in arm's length transactions between independent buyer and seller, delivered to Cote d'Ivoire.

                                                                           93/.

         (b)     Material in good condition

                 Used material in good condition (condition "B") means material in good condition which is still usable for its original purpose without repair: at a maximum of seventy-five per cent (75%) of the price of new material.

         (c)     Other used material

                 Other used material (condition "C") means material still usable for its original purpose, but only after repairs and reconditioning: at a maximum of fifty per cent (50%) of the Price of new material.

         (d)     Material in poor condition

                 Material in poor condition (condition "C") means material no longer usable for its original purpose but still usable for other purposes: at a maximum of twenty-five per cent (25%) of the price of new material.

         (e)     Scrap material

                 Scrap material (condition "E") means material beyond usage and repair: prevailing price of scrap material.

3.5.     Materials and equipment transferred by the Contractor

         Materials and equipment acquired by all the entities constituting the Contractor shall be valued in accordance with the principles defined in Article 3.4 above.

         Materials and equipment acquired by any entity constituting the Contractor or by Third Parties shall be valued at the received sale price, which shall in no event be less than the price determined in accordance with the principles defined in Article 3.4 above.

         The corresponding amounts shall be credited to the Petroleum Costs Account.


Article 4 - INVENTORIES

4.1.     Frequency

         The Contractor shall keep a permanent record in quantity and in value of all normally controlled materials, used for the Petroleum Operations and shall proceed at reasonable intervals with the physical inventories as determined from time to time by the mutual agreement of the Parties.

                                                                           94/.


4.2.     Notice

         A written notice of intention to take an inventory shall be sent by the Contractor at least ninety (90) days prior to the commencement of said inventory so that the Government and the entities constituting the Contractor may be represented at their own expense during the inventory operations.

4.3.     Information

         In the event the Government or any entity constituting the Contractor shall not be represented at an inventory, such Party or Parties shall be bound by the inventory taken by the Contractor, which shall furnish to such Party or Parties a copy of said inventory.

                                                                           95/.

ARTICLE 5 - FINANCIAL AND ACCOUNTING STATEMENTS


The Contractor shall furnish the Government with all the reports, records and statements provided by the provisions of the Contract and the applicable regulations and, inter alia, the following financial and accounting statements:

5.1.     STATEMENT OF EXPLORATION WORK OBLIGATIONS

         Such annual statement shall be submitted not later than one (1) month after the end of each Year beginning on the first day of each exploration period or on the anniversary thereof, or upon the expiry of such exploration period, if the latter occurs earlier.

         It shall present the Exploration work and Expenditures carried out by the Contractor to fulfil its obligations set forth in Article 4 of the Contract, excluding specifically appraisal wells and related Appraisal Expenditures as well as Development Expenditures, Operating Expenses, Overhead Costs and bonuses.

5.2.     STATEMENT OF RECOVERY OF PETROLEUM COSTS

         A quarterly statement shall be submitted not later than one (1) month after the end of each Calendar Quarter. It shall present the following items of the Petroleum Costs Account:

         (a) the amount of Petroleum Costs which remain to be recovered at the beginning of the Calendar Quarter;

         (b) the amount of Petroleum Costs in respect of that Calendar Quarter and recoverable under the provisions of the Contract;

         (c) the quantity and the value of the production of Petroleum taken by the Contractor during the Calendar Quarter for the purpose of recovery of the Petroleum Costs;

         (d)     the amount of income or proceeds credited for the purpose of
                 Article 2.4 (b) above during the Calendar Quarter;

         (e) the amount of Petroleum Costs which remain to be recovered at the end of the Calendar Quarter.

         In addition, an annual statement of the recovery of Petroleum Costs shall be submitted prior to the end of February of each Calendar Year.

5.3.     STATEMENT OF PRODUCTION

         After commencement of production, such monthly statement shall be submitted not later than fifteen (15) days after the end of each month.

                                                                           96/.


         It shall present for each month the detailed production of each Field and, inter alia, the quantities of Petroleum:

         (a)     stored at the beginning of the month;

         (b)     lifted during the month;

         (c) lost and used for the requirements of the Petroleum operations;

         (d)     stored at the end of the month.

                                                                           97/.


                                  APPENDIX 3

Attached to and made part of this Contract between the Republic of Cote d'Ivoire and the Contractor.

                             PERFORMANCE GUARANTEE

WHEREAS UMC Petroleum Corporation, a company incorporated under the laws of the State of Delaware, USA, having its registered office in Houston, Texas, USA (hereinafter referred to as "Guarantor"), is the sole shareholder of UMIC Cote d'Ivoire Corporation, a company incorporated under the laws of the State of Delaware, USA, having its registered office in Houston, Texas, USA (hereinafter referred to as "UMIC"); and

WHEREAS UMIC and Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire
have entered into a petroleum production sharing contract dated ...............
(hereinafter referred to as "Contract") with the Republic of Cote d'Ivoire (hereinafter referred to as "Government") , relating to the Delimited Area defined in Appendix 1 to said Contract; and

WHEREAS UMIC is liable for its portion of the obligations under the Contract with respect to the Government;

NOW THEREFORE, the Guarantor agrees as follows:

The Guarantor hereby recognizes that it is fully aware of the legal and contractual obligations assumed by UMIC under the Contract and guarantees that it shall provide UMIC with all the technical and financial means and the personnel and equipment necessary for the complete performance by UMIC of its obligations under the Contract.

This Performance Guarantee shall take effect upon the Effective Date of the Contract (as defined in the Contract) and shall remain in effect until the complete extinction of the obligations of UMIC resulting from the Contract.

This Performance Guarantee shall not be affected by any amendments which may be made to the provisions of the Contract.

No delay on the part of the Government in exercising of its rights resulting from the Contract shall operate as a waiver to enforce them.

Any dispute between the Government and the Guarantor arising out of the execution or interpretation of this Performance Guarantee shall be settled according to the arbitration procedure in conformity with the provisions of
Article 31 of the Contract.


  Executed this ___ day of _____________________ 1992.

         UMC PETROLEUM COMPANY

            _____________________________
         By:         John B. BROCK
      Title:           President

                                                      JOA
                                                      English Version of
                                                      Joint Operating Agreement
                                                      signed on 6/27/92
                                                      COTE D'IVOIRE, Block CI-11



                                   EXHIBIT B


                          REPUBLIC OF COTE D'IVOIRE


                          JOINT OPERATING AGREEMENT
                                (Block CI-11)


                                    BETWEEN


                        SOCIETE NATIONALE D'OPERATIONS
                       PETROLIERES DE LA COTE D'IVOIRE


                                     AND


                        UMIC COTE D'IVOIRE CORPORATION

                               TABLE OF CONTENTS

Article                                                                                                                   Page
 1.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
 2.       Purpose, Effective Date and Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
 3.       Participating Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
 4.       Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
 5.       Operating Committee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
 6.       Annual Work Programs and Budgets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
 7.       Petroci Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
 8.       Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
 9.       Disposition of Production . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
10.       Abandonment of Wells  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
11.       Surrender and Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
12.       Assignments and Transfers of Participating Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
13.       Relationship of Parties and Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
14.       Confidential Information - Proprietary Technology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
15.       Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
16.       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
17.       Applicable Law and Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
18.       Allocation of Cost Recovery Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
19.       Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          Exhibit A Accounting Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70

                           JOINT OPERATING AGREEMENT

            This Agreement is made and entered into as of the 27th day of June, 1992, by and between SOCIETE NATIONALE D'OPERATIONS PETROLIERES DE LA COTE D'IVOIRE, a company incorporated under the laws of the Republic of Cote d'Ivoire, having its registered office in Abidjan, Cote d'Ivoire hereinafter referred to as "Petroci", and represented for the purposes of signing this Agreement by Moussa Fanny; and UMIC COTE D'IVOIRE CORPORATION, a company incorporated under the laws of the State of Delaware, USA, having its offices in Houston, Texas, USA, hereinafter referred to as "UMIC", and represented for the purposes of signing this Agreement by John B. Brock, its President.

WHEREAS,

- Petroci and UMIC hold undivided Participating Interests in and to the Contract concerning the Delimited Area; and

- The Parties wish to define their respective rights and obligations in carrying out the duties of Contractor under the aforesaid Production Sharing Contract and to define, among the entities constituting Contractor, their respective rights, liabilities and obligations under the said Production Sharing Contract;

            NOW, THEREFORE, in consideration of the premises and mutual covenants, understandings, agreements and obligations set out below and to be performed, the Parties mutually agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

When the following words, terms or phrases are used in this Agreement, they shall have the meanings ascribed to them below:

1.1 ACCOUNTING PROCEDURE means the Accounting Procedure attached hereto and marked as Exhibit "A".

1.2 ADDITIONAL PARTICIPATING INTEREST has the meaning ascribed thereto in Article 3.2.

1.3         AFE has the meaning ascribed therein in Article 4.4.4.

1.4         AFFILIATED COMPANY(IES) means:

                                                                            2/.

            - a company or any other entity which directly or indirectly controls or is controlled by an entity constituting the Contractor; or

            - a company or any other entity which directly or indirectly controls or is controlled by a company or entity which itself directly or indirectly controls an entity constituting the Contractor.

            The term "control" means the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled company or other entity under ordinary circumstances in a general shareholders meeting.

1.5 AGREEMENT shall mean this Joint Operating Agreement and its exhibits as well as any written modifications or changes thereto which are signed by all the Parties.

1.6 ANNUAL WORK PROGRAM means the document describing, item by item, the Petroleum Operations to be carried out during a Calendar Year within or related to all or a portion of the Delimited Area or in each Exploitation Perimeter, as the case may be.

1.7 APPRAISAL PERIMETER means any part of the Delimited Area where one or more Petroleum discoveries have been made, and in respect of which the Government has granted to the Contractor an exclusive appraisal authorization in accordance with the provisions of
            Article 11.3 of the Contract.

1.8 APPRAISAL WORK PROGRAM AND BUDGET has the meaning ascribed thereto in Article 6.2.2.

1.9 ARTICLE means an Article in this Agreement or where the text so states an article in the Contract.

1.10 ASSOCIATED NATURAL GAS means Natural Gas which exists in a reservoir in solution with Crude Oil or, as gas-cap gas in contact with Crude Oil, and which is or could be produced in association with Crude Oil.

                                                                            3/.

1.11 BARREL means U.S. barrel, i.e., 42 U.S. gallons measured at a temperature of 60 (degrees) F and under a pressure of 14.696 pounds per square inch absolute.

1.12 BUDGET means the itemized cost estimates of the Petroleum Operations described in an Annual Work Program.

1.13 CALENDAR YEAR means a period of twelve (12) consecutive Months beginning on January first (1st) and ending on the following December thirty-first (31st), according to the Gregorian Calendar.

1.14 CONSENTING PARTY means a Party which elects to participate in a Non-Consent Project.

1.15 CALENDAR QUARTER OR QUARTER means any three (3) Month period commencing the first day of January, April, July or October, during any Calendar Year.

1.16 CONTRACT means that certain Production Sharing Contract covering Block CI-11 entered into, on the one hand, by the Republic of Cote d'Ivoire, and on the other hand, by Petroci and UMIC, as Contractor.

1.17 CONTRACTOR means both individually and collectively UMIC and Petroci, as well as any entity to which either of such Parties may assign in accordance with this Agreement and the Contract.

1.18 CONTRACT YEAR means a period of twelve (12) consecutive Months beginning on the Effective Date or on the anniversary thereof.

1.19 COST OIL means that portion of the Total Production which is allocated to the Parties pursuant to Article 16.2 of the Contract.

1.20 CRUDE OIL means crude mineral oil, asphalt, ozokerite, and all kinds of Petroleum and bitumen, either solid or liquid in their natural condition or obtained from Natural Gas by condensation or extraction, including condensates and Natural Gas liquids.

1.21        DEFAULTING PARTY has the meaning ascribed thereto in Article 8.1.

1.22        DELIMITED AREA shall have the same meaning as set forth in Article
            1.25 of the Contract.

1.23 DELIVERY POINT means the F.O.B. point connecting the loading facilities to the vessel loading Crude Oil produced under the Contract in the Republic of Cote d'Ivoire, or any other transfer point mutually agreed in writing between the Parties.

                                                                            4/.

1.24 DEVELOPMENT AND PRODUCTION PLAN shall have the meaning ascribed thereto in Article 6.3.

1.25 DEVELOPMENT WELL means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

1.26        DOLLAR means dollar of the United States of America.

1.27 EFFECTIVE DATE shall mean the date on which this Agreement becomes binding and enforceable between and among the Parties hereto, which date shall be the Effective Date of the Contract.

1.28 ENTITLEMENT means a quantity of Petroleum to which a Party to this Agreement has a right and obligation to take delivery pursuant to the Contract and this Agreement and shall be derived from such Party's Participating Interest in the Petroleum produced and saved from the Delimited Area.

1.29 EXPLOITATION PERIMETER means any part of the Delimited Area in respect of which the Government has granted to the Contractor an exclusive exploitation authorization in accordance with the provisions of Article 12 of the Contract.

1.30 FIELD means a commercial accumulation of Petroleum in one or several horizons, which has been duly appraised in accordance with the provisions of Article 11 of the Contract.

1.31        FORCE MAJEURE has the meaning ascribed thereto in Article 15.2.

1.32        GOVERNMENT means the Republic of Cote d'Ivoire excluding Petroci.

1.33 GROSS NEGLIGENCE means any act or failure to act (whether sole, joint or concurrent) by a Senior Executive Management Employee which is or was intended to cause, or which is or was in reckless disregard of, or wanton indifference to, the personal safety or property of another entity or person, but shall not include any error of judgment or mistake made by such Senior Executive Management Employee of the Operator in the exercise in good faith of any function, authority or discretion conferred on the Operator under this Agreement.

1.34        INITIAL PARTICIPATING INTEREST has the meaning ascribed thereto in
            Article 3.1.2.

1.35 INITIAL PARTICIPATION DELIMITED AREA has the meaning ascribed thereto in Article 3.1.2.

                                                                            5/.

1.36 JOINT ACCOUNT means the accounts maintained by the Operator in accordance with the provisions of this Agreement.

1.37 JOINT OPERATIONS means those Petroleum Operations and activities carried out by the Operator pursuant to this Agreement, the costs of which are chargeable to all the Parties.

1.38 JOINT PROPERTY means, at any point in time, all wells, facilities, equipment, materials, information and other assets acquired or held for the Joint Operations.

1.39        MARKET PRICE has the meaning ascribed thereto in the Contract.

1.40        MONTH means a calendar month according to the Gregorian Calendar.

1.41 NATURAL GAS means methane, ethane, propane, butane and dry or wet gaseous hydrocarbons, whether or not associated with Crude Oil, as well as all gaseous products extracted in association with Petroleum, such as, without limitation, nitrogen, hydrogen sulfide, carbon dioxide, helium and water vapor.

1.42 NON-CONSENTING PARTY means a Party which elects to not participate in a Non-Consent Project.

1.43 NON-CONSENT PROJECT means a Petroleum Operation conducted by less than all the Parties in accordance with Article 6.1.4, 6.2.5 or 6.3.3, as the case may be.

1.44        NON-OPERATOR means the Party or Parties other than the Operator.

1.45        NON-WITHDRAWING PARTIES has the meaning ascribed thereto in Article
            11.

1.46 OPERATOR means a Party to this Agreement designated as such in accordance with Article 4, which as of the date of the signing of this Agreement is UMIC.

1.47 OPERATING COMMITTEE means the committee of representatives of the Parties formed in accordance with the provisions of Article 5.

1.48 PARTICIPATING INTEREST means that undivided working interest of each of the Parties expressed as a percentage in and to the rights, duties, obligations and liabilities and all properties and assets related to Petroleum Operations which shall consist of the Special Area Participating Interest, Initial Participating Interest and, if created, each of the Exploitation Participating Interests. When used in this

                                                                            6/.

            Agreement, Participating Interest may refer to all three of such interests or it may refer to one or more of such interests as the context may require.

1.49 PARTY or PARTIES means the signatory Party or Parties of this Agreement as well as their successors and permitted assigns under
            Article 12.

1.50        PAYING PARTIES has the meaning ascribed thereto in Article 7.2.2.

1.51 PETROCI means Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire and its successors or assigns as permitted under the Contract and this Agreement.

1.52        PETROLEUM means Crude Oil and Natural Gas.

1.53 PETROLEUM COSTS means all expenditures actually incurred and paid by the Contractor for the purposes of the Petroleum Operations under this Agreement and determined in accordance with the Accounting Procedure.

1.54 PETROLEUM OPERATIONS means all the Petroleum exploration, appraisal, development, production, transportation and marketing operations, and more generally, any other operations directly associated therewith, or carried out under this Agreement.

1.55 PHASE I means that period of time starting with the Effective Date and ending eighteen (18) Months thereafter or as such Phase may be extended in accordance with Article 3.4 of the Contract.

1.56 PHASE II means that period of time starting with the expiration of Phase I and ending two (2) Years thereafter or as such Phase may be extended in accordance with Article 3.4 of the Contract.

1.57 PHASE III means that period of time starting with the expiration of Phase II and ending two (2) Years thereafter or as such Phase may be extended in accordance with Article 3.4 of the Contract.

1.58        PRODUCTION PROGRAM AND BUDGET has the meaning ascribed thereto in
            Article 6.7.1.

1.59 PROFIT OIL means the portion of the Total Production which is allocated to Parties under the provisions of Article 16.3 of the Contract.

                                                                            7/.

1.60 SENIOR EXECUTIVE MANAGEMENT EMPLOYEE shall mean any officer or director of the Operator or the Operator's parent company and shall include the Operator's resident manager in the Cote d'Ivoire who directs all operations and activities of the Operator in the Cote d'Ivoire, and shall include all employees or officers of the Operator in the Cote d'Ivoire who report to or are supervised by the said resident manager and who are responsible for or are in charge of installations or facilities, onsite drilling, marine operations, construction or production operations or any other field operations.

1.61 SPECIAL AREA PARTICIPATING INTEREST has the meaning ascribed thereto in Article 3.1.1.

1.62        SPECIAL AREA is the area described in Exhibit B attached hereto.

1.63 THIRD PARTY means a company, person or any other entity, other than a Party and any Affiliated Company of a Party.

1.64 TOTAL EXPLOITATION PARTICIPATING INTEREST or EXPLOITATION PARTICIPATING INTEREST has the meaning ascribed thereto in Article 3.2.

1.65 TOTAL PRODUCTION means the Total Production of Crude Oil and the Total Production of Natural Gas obtained from the whole Delimited Area. The Total Production of Crude Oil means the total production of Crude Oil obtained from the Delimited Area less the quantities of Crude Oil used for the requirements of the Petroleum Operations and any unavoidable losses of Crude Oil. The Total Production of Natural Gas means the total production of Natural Gas obtained from the Delimited Area less the quantities of Natural Gas used for the requirements of the Petroleum Operations, any unavoidable losses of Natural Gas and, subject to the provisions of Article 21.2.3 of the Contract, Natural Gas which is flared.

1.66 UMIC means UMIC Cote d'Ivoire Corporation and its successors or assigns as permitted under this Agreement.

1.67        WITHDRAWING PARTY has the meaning ascribed thereto in Article 11.3.

1.68 YEAR means a period of twelve (12) consecutive Months according to the Gregorian Calendar.

            For the purposes of this Agreement, terms which are used but not defined in this Agreement but which are defined in the Contract shall have the meaning set forth in the Contract.

                                                                            8/.

                                   ARTICLE 2

                        PURPOSE, EFFECTIVE DATE AND TERM

2.1         Purpose

            The purpose of this Agreement is:

            a) To define the respective rights, interests and obligations of the Parties in and to the Delimited Area and under the Contract; and

            b) To determine the conditions under which the Joint Operations will be undertaken and to agree on the distribution of Petroleum produced from the Delimited Area.

2.2         Effective Date

            This Agreement shall become effective on the Effective Date.

2.3         Termination

            Subject to the provisions of this Agreement, the term of this Agreement shall continue in effect until such time as one (1) of the Parties holds one hundred percent (100%) of the Participating Interests or, the Contract terminates or expires, whichever shall be the first to occur; provided, however, the provisions of
            Article 4.6 and Article 17 shall survive the termination of this Agreement should there be any outstanding Third Party litigation or claims against the Parties hereto or should there by any unresolved disputes between the Parties pending before an arbitration panel, all existing at the time of the termination of this Agreement.
            Article 14.1 shall survive the termination of this Agreement for three (3) Years, and Article 8 shall survive the termination of this Agreement so long as a Defaulting Party owes any debt to a non-defaulting Party under Article 8.

                                   ARTICLE 3

                            PARTICIPATING INTERESTS

3.1         Participating Interests

            Article 22.2 of the Contract provides that the Parties will have different Participating Interests covering portions of the Delimited Area. Following are the Participating Interests of the
            Parties:

                                                                            9/.

            3.1.1 In respect of the Special Area, the Parties shall hold the following Special Area Participating Interests:

                           UMIC                         sixty percent (60%)
                           Petroci                      forty percent (40%).

            3.1.2 In respect of the Delimited Area excluding the Special Area (referred to as the "Initial Participation Delimited Area"), the Parties shall hold the following Initial Participating Interests:

                           UMIC                         ninety percent (90%)
                           Petroci                      ten percent (10%).

            3.1.3 In respect of each exclusive exploitation authorization and its related Exploitation Perimeter within the Initial Participation Delimited Area, Petroci shall have a Total Exploitation Participating Interest between ten percent (10%) and twenty percent (20%) and UMIC shall hold the remaining Exploitation Participating Interest.

3.2         Increase of Petroci's Participating Interest

            Upon the granting of each exclusive exploitation authorization within the Initial Participation Delimited Area, Petroci has an option to increase its Initial Participating Interest in respect of such exclusive exploitation authorization by a maximum of ten (10) percentage points under Article 22.2 of the Contract which increase shall be referred to as the Additional Participating Interest. At such time as an exclusive exploitation authorization is granted under the Contract, the Initial Participating Interest of Petroci in respect thereof plus any Additional Participating Interest which Petroci may elect to acquire shall thereafter be referred to as the Total Exploitation Participating Interest. In the event Petroci exercises its option to increase its Initial Participating Interest in respect of any exclusive exploitation authorization by giving the notice required under Article 22.2(b) of the Contract, the Parties shall execute an amendment to this Agreement setting forth the Total Exploitation Participating Interest of Petroci. The Parties other than Petroci shall prepare an assignment in accordance with Article 7.3 to assign the Additional Participating Interest to Petroci. The Total Exploitation Participating Interest of Petroci may be sometimes referred to in this Agreement as the Exploitation Participating Interest.

                                                                           10/.

3.3         Transfer of Participating Interests

            If any Party intends to transfer to a Third Party all or any portion of its Initial Participating Interest, Special Participating Interest or Exploitation Participating Interest it may do so to the extent permitted by this Agreement and the Contract, provided such Party has obtained the prior written consent of the Government in accordance with Article 34.1 of the Contract. If a Party transfers all or any portion of its Participating Interest pursuant to the provisions of this Agreement and the Contract, the Parties shall enter into an amendment to this Agreement revising the Participating Interests of the Parties in accordance with such transfer.

3.4         Rights and Interests

            Unless otherwise provided for in this Agreement, all rights and interests in and under the Contract and in and to the Delimited Area, as well as all Joint Property and any Petroleum produced and saved from the Delimited Area shall, subject to the terms of the Contract and this Agreement, be held and shared by the Parties in accordance with their respective applicable Participating Interests.

3.5         Obligations and Liabilities

            Unless otherwise provided for in this Agreement, the obligations of the Parties under the Contract and all liabilities and expenses incurred by the Operator in carrying out Joint Operations shall be charged to the Joint Account and all credits to the Joint Account shall be shared by the Parties in accordance with their respective Participating Interests which are applicable to the liability, expense or credit which has arisen. Unless otherwise provided for in this Agreement, all liabilities incurred by any Party in connection with Joint Operations shall be borne by the Parties in accordance with their respective applicable Participating Interests. Each Party shall pay when due, in accordance with the provisions of the Accounting Procedure, its applicable Participating Interest share of Joint Account expenses, including cash advances.

                                   ARTICLE 4

                                    OPERATOR

4.1         Designation of Operator

            UMIC is hereby appointed Operator and agrees to act as an independent contractor in performing the obligations and duties of Operator in accordance with the terms and conditions of this Agreement, which terms and conditions shall also apply to any successor Operator.

                                                                           11/.

4.2         Operator

            Subject to the terms and conditions of this Agreement, the Operator shall have exclusive charge of and shall conduct all Joint Operations and shall have the rights and obligations of the Operator under the Contract. The Operator may employ independent contractors and/or agents to carry out such Joint Operations.

4.3         Duties of Operator

            In the conduct of Joint Operations, the Operator shall:

            4.3.1 Perform Joint Operations in accordance with the provisions of the Contract, this Agreement and the instructions of the Operating Committee;

            4.3.2 Conduct all Joint Operations in a diligent, safe and efficient manner in accordance with good oil field practices and conservation principles generally followed by the international petroleum industry under similar circumstances;

            4.3.3 Subject to Article 4.7, neither gain a profit nor suffer a loss as a result of being the Operator in its conduct of Joint Operations;

            4.3.4 Acquire all permits, consents, approvals and surface or other rights that may be required for or in connection with the conduct of Joint Operations;

            4.3.5 Enter into drilling contracts, service contracts, marine or aviation charter agreements and equipment supply contracts on behalf of Contractor which are necessary to carry out Joint Operations;

            4.3.6 Have the exclusive right and obligation to represent Contractor in all dealings with the Government concerning matters arising under the Contract and Joint Operations; provided, however, that Non-Operators, at their sole expense, shall have the right to attend any meetings between the Government and the Operator as observers;

            4.3.7 Permit the representatives of any of the Non-Operators to have, at all reasonable times and at their own risk and expense, reasonable access to the Joint Operations with the right to observe all such Joint Operations and to inspect all Joint Property and to conduct financial audits as provided for in the Accounting Procedure;

                                                                           12/.

            4.3.8 Maintain the Contract in full force and effect and promptly pay and discharge all liabilities and expenses incurred in connection with Joint Operations and use its reasonable efforts to keep and maintain the Joint Property free from all liens, charges and encumbrances arising out of Joint Operations;

            4.3.9 Establish and maintain an accounting system applicable for all transactions provided for in this Agreement in accordance with the provisions of the Contract and of the Accounting Procedure;

            4.3.10 Pay all the costs and expenses incurred for Joint Operations for work performed by Third Party contractors and sub-contractors when due and payable;

            4.3.11 Pay to the Government, for the Joint Account, within the periods and in the manner provided for under the Contract as well as all applicable laws and regulations, all payments, bonuses, fees, duties or imposts pertaining to Joint Operations, but excluding any taxes measured by the income and/or profits of the Parties to this Agreement, it being understood and agreed that subject to the obligation of the Government to make payment under the Contract, each Party shall be solely responsible for the payment of the tax on such profits;

            4.3.12 Procure, maintain and keep insurance policies and coverage in accordance with the provisions of Articles
                        4.9 through 4.12;

            4.3.13 Keep the Parties regularly informed as to the status and results of the Joint Operations performed as well as prepare and submit to the Operating Committee for approval work programs and budgets as required under
                        Article 6 and the applicable provisions of the Contract; and

            4.3.14 Take all necessary and proper to maintain the Contract and to protect life, health, the environment and property in case of an emergency; provided, however, that the Operator shall promptly notify the Parties of the details of such emergency and measures, and, provided further, that any costs and expenses so incurred by the Operator in dealing with such emergency shall be for the Joint Account.

                                                                           13/.

4.4         Expenditures in Excess of Budget

            The Operator agrees to carry out the work provided for in each Annual Work Program, Appraisal Work Program and Budget, Development and Production Plan and Production Program and Budget approved by the Operating Committee within the limits of the approved Budget and shall not undertake any work or incur any expenditure which is in excess of or not contained in such approved work program and budget except in the following circumstances:

            4.4.1 If it becomes necessary for the completion of an approved Annual Work Program, Appraisal Work Program and Budget, Development and Production Plan or Production Program and Budget, the Operator is authorized to spend additional amounts exceeding the approved Budget within the limit of fifteen percent (15%) of each Budget item or ten percent (10%) of the overall approved Budget. The Operator shall inform the Parties of such additional expenditures as soon as possible.

            4.4.2 Without prejudice to Article 4.3.14, in the course of a Calendar Year the Operator will be authorized to commit expenditures to perform work in the Delimited Area which was not included in an approved Annual Work Program and Budget, Appraisal Work Program and Budget, Development and Production Plan or Production Program and Budget, if such additional expenditures do not exceed one hundred thousand Dollars ($100,000) and provided such expenditures are not for work previously rejected by the Operating Committee. Such additional expenditures shall be immediately reported to the Non-Operators and at such time as the Operating Committee approves such expenditures by the Operator the discretionary right of the Operator to expend additional amounts over an approved Budget as authorized under this Article 4.4.2 shall be adjusted automatically to reflect the one hundred thousand Dollars ($100,000) limit provided for herein.

            4.4.3 In an emergency, the Operator is authorized to make any expenditures or incur commitments for expenditures or take other action it deems necessary for the protection of lives, property and the environment. The Operator shall report such expenditures to the Non-Operators as soon as possible and all amounts so paid or incurred shall be for the Joint Account.

            4.4.4 Prior to incurring any commitment or expenditure, which is estimated to be in excess of five hundred thousand Dollars ($500,000), the Operator shall send to each Non-

                                                                           14/.

                        Operator which is participating in such operation an authorization for expenditure ("AFE") containing the Operator's best estimate of the total funds required to carry out the work, the estimated timing of the expenditures and any other necessary supporting information. Notwithstanding anything to the contrary in this Agreement, the Operator shall not be obligated to submit an AFE to the Non-Operators prior to incurring a commitment or making any expenditures in connection with the workover of a well or wells so long as such workover is pursuant to an approved Annual Work Program, Appraisal Work Program and Budget, Development and Production Plan or Production Program and Budget.

            4.4.5 Except as otherwise provided in Article 4.4.4, prior to entering into any commitment or incurring any expenditure under an approved Annual Work Program, Appraisal Work Program and Budget, Development and Production Plan or Production Program and Budget, the Operator shall obtain the approval of an AFE by the Parties with an Article 5.9.1 vote. In the event no Party votes against an AFE within fifteen (15) days after it is submitted to the Non-Operators, it shall be deemed to be approved. Any Party voting against the approval of an AFE shall demonstrate that such disapproval is duly justified and shall state the reasons for such negative vote.

            4.4.6 The restrictions contained in this Article 4.4 shall be without prejudice to the Operator's right to make expenditures under Article 4.3.14, 4.6.2, 5.10 and 11.5.

4.5         Employees

            Subject to the Contract and the provisions of this Agreement, Operator shall determine the number of its employees, the selection of such employees, the hours of work and the compensation to be paid to all such employees in connection with the carrying out of Joint Operations. Operator shall employ only such employees, agents and contractors as it determines are reasonably necessary to conduct Joint Operations.

4.6         Litigation

            4.6.1 Operator shall promptly notify the Parties of any and all claims, suits, actions or proceedings brought by Third Parties against the Operator or any of the Parties which arise out of, or in connection with, the conduct of Joint Operations under this Agreement where the total amount in dispute or the total amount of damages together with any

                                                                           15/.

                        costs are estimated to exceed twenty-five thousand Dollars ($25,000), or such other amount as may from time to time be determined by the Operating Committee. A Non-Operator shall promptly notify the other Parties of any claim made against such Non-Operator by a Third Party relating to or which may affect the Joint Operations. Operator shall represent and defend the respondent or defendant Parties in such suit, action or proceeding or the Party(ies) against whom such claim is brought.

            4.6.2 Operator may, in its sole discretion, compromise or settle any such claim, suit, action or proceeding for an amount, exclusive of attorney's fees, not to exceed seventy-five thousand Dollars ($75,000). Operator shall obtain the approval and direction of the Operating Committee on amounts in excess of seventy-five thousand Dollars ($75,000). Each Non-Operator shall have the right to be represented by its own counsel, at its own expense, in the settlement, compromise or defense of such claim, suit, action or proceedings. Any settlement amounts paid, as well as amounts paid by the Operator for reasonable attorney's fees in defense of such claims, suits, actions or proceedings, and all amounts paid resulting from adverse judgments, awards or decrees, shall be for the Joint Account.

4.7         Indemnity of Operator

            4.7.1 Except as set out in this Article 4.7, the Party designated as Operator shall bear no cost, expense or liability resulting from performing the duties and functions of the Operator. Nothing in this Article 4.7, or any other Article of this Agreement, shall be deemed to relieve the Party designated as Operator from any cost, expense or liability for its Participating Interest share of Joint Operations.

            4.7.2 The Parties to this Agreement shall be liable in proportion to their respective Participating Interests and shall defend and indemnify Operator and its consultants, agents, employees, officers, directors and shareholders (the "Indemnities") from any and all costs, expenses (including reasonable attorney's fees) and liabilities incident to claims, demands, or causes of action of every kind or character, brought by or on behalf of, any Third Party for damage to or loss of property or the environment, or for injury to or illness or death of any Third Party, which damage, loss, injury, illness or death, arises out of, or is incident to any

                                                                          16/.

                        act or failure to act by the Indemnities in the conduct of, or in connection with Joint Operations, regardless of the cause of such damage, loss, injury, illness or death and EVEN THOUGH CAUSED IN WHOLE OR IN PART, BY A PRE-EXISTING DEFECT, THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT OF OPERATOR OR ANY OF ITS AFFILIATED COMPANIES; provided, however, if any Senior Executive Management Employee engages in Gross Negligence that is the proximate cause of such loss, damage, injury, illness or death, then, the Operator shall bear only actual costs and expenses incurred in such loss, damage, injury, illness or death up to a maximum limit of one million Dollars ($1,000,000), with all costs and expenses in such case which exceed such maximum limit being paid and borne by all Parties to this Agreement in proportion to their respective Participating
                        Interest shares.

            4.7.3 Notwithstanding the foregoing, under no circumstances shall any Indemnitee (except as a Party to the extent of its Participating Interest) bear any cost, expense or liability for environmental, consequential, punitive or any other similar indirect damages or losses, including, but not limited to, those arising from business interruption, reservoir or formation damage, inability to produce Petroleum, loss of profits, pollution control and environmental amelioration or rehabilitation.

4.8         Reports

            The Operator shall provide the Non-Operators pertinent operational data including the following data and reports as they are currently produced or compiled from the Joint Operations:

            4.8.1       Copies of all electrical logs or surveys;

            4.8.2       Daily drilling progress reports;

            4.8.3 Copies of all drill stem tests, core analysis reports and fluid analysis reports;

            4.8.4       Copies of the plugging reports;

            4.8.5 Copies of the final geological and geophysical maps and reports;

            4.8.6 Engineering studies, development schedules and annual progress reports on development projects;

                                                                          17/.

            4.8.7 Field and well performance reports, including reservoir studies and reserve estimates;

            4.8.8 Copies of all reports relating to Joint Operations furnished by the Operator to the Government, except magnetic seismic tapes which shall be stored by the Operator and made available for inspection and/or copying at the sole expense of the Non-Operator requesting the same; and

            4.8.9 Other reports as may be required by the Petroleum Operations or as may be directed by the Operating Committee.

            Except as otherwise provided, the costs and expenses incurred by the Operator in furnishing all such reports to the Non-Operators shall be regarded as a Joint Account expense.

4.9         Insurance Required by Law

            The Operator shall procure and maintain or cause to be procured and maintained for the Joint Account, all insurance in the types and amounts required by the Contract and the applicable laws, rules and regulations of the Cote d'Ivoire and any other applicable laws, rules and regulations.

4.10        Additional Insurance

            The Operator shall obtain such further insurance, at competitive rates, as the Operating Committee may from time to time require. Any Party may elect not to participate in the additional insurance required by the Operating Committee under this Article 4.10 provided such Party:

            4.10.1 Gives prompt written notice to that effect to Operator; and

            4.10.2 Does nothing which may interfere with Operator's negotiations for such insurance for the other Parties; and

            4.10.3 Obtains and maintains such insurance (in respect of which an annual certificate of adequate coverage from a reputable insurance broker shall be sufficient evidence) or other evidence of financial responsibility which fully covers its Participating Interest share of the risks that would be covered under the insurance required to be obtained under this Article 4.10 and which the Operating Committee may determine to be acceptable. No such determination of acceptability shall in any way absolve

                                                                           18/.

                        a non-participating Party from its obligation to meet each cash call including any cash call in respect of damages and losses and/or the costs of remedying the same in accordance with the terms of this Agreement. If such non-participating Party has or obtains other insurance, such other insurance shall contain a waiver of subrogation in favor of all the other Parties to the extent of their interests under this Agreement.

4.11        Cost of Insurance

            The cost of insurance in which all the Parties are participating shall be for the Joint Account and the cost of insurance for which less than all the Parties are participating shall be charged to the Parties participating in proportion to their respective Participating Interests.

4.12        Obligations Concerning Insurance

            Operator shall, in respect of all insurance purchased and obtained for the Joint Account:

            4.12.1 Promptly inform the Non-Operators when such insurance is obtained and supply them with copies of the relevant policies when the same are issued;

            4.12.2 Arrange for the Parties, according to their respective Participating Interests, to be named as co-insureds on the relevant policies with waivers of subrogation in favor of the Parties; and

            4.12.3 Duly file all claims and take all necessary and proper steps to collect any necessary proceeds and credit any proceeds to the participating Parties in proportion to their respective Participating Interests.

4.13        Insurance Carried by Contractors

            The Operator shall use its reasonable efforts to require all contractors and sub-contractors performing work in respect of Joint Operations to obtain and maintain any and all insurance in the types and amounts required by any applicable laws, rules and regulations or any decision of the Operating Committee and shall use reasonable efforts to require all such contractors and sub-contractors to name the Parties as additional insureds on said insurance policies or to obtain from their insurers waivers of all rights of recourse against the Operator and Non-Operators.

                                                                           19/.

4.14        Resignation of Operator

            The Operator may resign at any time by giving the other Parties at least one-hundred eighty (180) days prior written notice, or such shorter period as the Parties may unanimously agree.

4.15        Removal of Operator

            4.15.1 If the Operator and its Affiliated Companies hold or become the holder of a Participating Interest of less than ten percent (10%), the Operator shall promptly notify the Non-Operators thereof and request a vote on such matter within seven (7) days under Article 5.13. The Operating Committee shall determine within seven
                        (7) days after such notification whether a successor Operator should be named pursuant to Article 4.18. The same procedure shall apply if there is a direct or indirect change of control of the Operator (other than a transfer of control to an Affiliated Company of the Operator). In the event of a change of control, the Operator shall promptly notify the other Parties. For the purposes of this Article 4.15.1, the term "control" means the ownership directly or indirectly of more than fifty percent (50%) of the voting rights attributable to the shares of the company concerned.

            4.15.2 The Operator shall be removed upon receipt of notice from any Non-Operator if:

                        (a) An order is made by a court or an effective resolution is passed for the dissolution, liquidation or winding up of the Operator;

                        (b) The Operator dissolves, liquidates or terminates its corporate existence;

                        (c) The Operator becomes insolvent, bankrupt, or makes an assignment for the benefit of creditors;

                        (d) A receiver is appointed for a substantial part of the Operator's assets; or

                        (e) The Operator ceases or threatens to cease to carry on its business or a major part thereof.

4.16        Removal of Operator for Material Breach

            The Operator may be removed by the decision of the Non-Operators made in accordance with Article 4.17 if the Operator has committed a material breach of this Agreement which Operator

                                                                           20/.

            has failed to commence to rectify within seven (7) days after receipt of a written notice from the Non-Operators detailing the alleged breach. If the Operator commences to rectify a breach within the seven (7) day period, it shall so inform the Non-Operators of such action and the estimated time to complete the work to remedy the breach.

4.17        Vote to Remove Operator

            Any decision of the Non-Operators to give the Operator a notice of a breach of this Agreement or to remove the Operator for a failure to commence to rectify a breach within seven (7) days under Article 4.16, shall be made by an affirmative vote of all the Non-Operators excluding any Non-Operator which is an Affiliated Company of the Operator.

4.18        Election of Successor

            When a change of the Operator occurs pursuant to the provisions of Articles 4.14, 4.15 or 4.16:

            4.18.1 The Operating Committee shall meet as soon as possible to appoint a successor Operator from the Non-Operators; provided, however, no Party may be appointed a successor Operator against its will. The appointment of a successor Operator shall require the unanimous vote of the Parties excluding any Party which has been removed as Operator under Articles 4.15, 4.16 or 4.17.

            4.18.2 If the Operator disputes the commission of or the failure to rectify a material breach of this Agreement alleged pursuant to Article 4.16 and arbitration proceedings are initiated pursuant to Article 17, no successor Operator may be appointed pending the conclusion or abandonment of such arbitration proceeding.

            4.18.3 If an Operator is removed or resigns, neither the Operator nor any Affiliated Company of the Operator shall have the right to vote for itself on the appointment of a successor Operator, nor be considered as a candidate for the successor Operator.

            4.18.4 A resigning or removed Operator shall be reimbursed out of the Joint Account for its reasonable expenses directly related to the change of Operator, except in the case of a removal under Article 4.16.

            4.18.5 The Operating Committee shall arrange for the taking of an independent inventory of all Joint Property and Petroleum, and an audit of the books and records of such

                                                                           21/.

                        resigning or removed Operator. Such inventory and audit shall be completed, if possible, no later than the effective date of the change of the Operator.

            4.18.6 The resignation or removal of the Operator and its replacement by the successor Operator shall not become effective prior to approval from the Government required by the Contract.

            4.18.7 Upon the effective date of the resignation or removal, the successor Operator shall succeed to all duties, rights and authority prescribed for the Operator under this Agreement. The former Operator shall transfer to the successor Operator custody of all Joint Property and Petroleum, books of account, all funds related to the Joint Account, records and other documents maintained by the former Operator pertaining to the Delimited Area and to Joint Operations. The Operator shall use its best efforts to transfer to the successor Operator, effective as of the effective date of the resignation or removal, its rights as Operator under all contracts exclusively relating to Joint Operations and the successor Operator shall assume all obligations of the Operator thereunder. Pending such transfer, the Operator shall hold the rights and interests under such contracts from such effective date for the account and benefit of the successor Operator and the Parties shall indemnify and hold harmless from such effective date the resigning or removed Operator from all obligations under such contracts. Upon such delivery, the former Operator shall be released and discharged from all obligations and liabilities as Operator accruing after such date. Notwithstanding anything in this Article
                        4.18.7 to the contrary, the former Operator shall not be released from any liabilities accruing prior to the effective date of resignation or removal so long as claims for such liabilities are made within twenty-four
                        (24) Months after such effective date of resignation or removal.

4.19        Bank Account

            The Operator shall maintain a separate bank account into which it shall deposit all funds received under this Agreement from the Parties.

                                                                           22/.

                                   ARTICLE 5

                              OPERATING COMMITTEE

5.1         Establishment of Operating Committee

            To provide for the overall supervision and direction of Joint Operations, there is established an Operating Committee composed of a representative of each Party holding a Participating Interest. Each Party shall appoint one (1) representative and one (1) alternate representative to serve on the Operating Committee. Each Party shall, as soon as possible after the date of the signing of this Agreement, give notice in writing to the other Parties of the name and address of its representative and alternate representative to serve on the Operating Committee. Each Party shall have the right to change its representative and alternate representative at any time by giving prior written notice to such effect to the other Parties.

5.2         Powers and Duties of Operating Committee

            The Operating Committee shall have the power and duty to authorize and supervise Joint Operations that are necessary or desirable to fulfill the Contract and to properly explore and exploit the Delimited Area in accordance with this Agreement.

5.3         Authority to Vote

            The representative of a Party, or in his absence his alternate representative, shall be authorized to represent and bind such Party with respect to any matter which is within the powers of the Operating Committee and is properly brought before the Operating Committee. Each such representative shall have a vote equal to the Special Area Participating Interest, the Initial Participating Interest or an Exploitation Participating Interest, as the case may be, of the Party such person represents. The Participating Interest to be voted by the representatives shall be determined based upon whether the matter being voted upon is applicable to the Special Area, the Initial Participation Delimited Area or an exclusive exploitation authorization and its Exploitation Perimeter. Each alternate representative shall be entitled to attend all Operating Committee meetings but shall have no vote at such meetings except in the absence of the representative for whom he is the alternate. In addition to the representative and alternate representative, each Party may also bring to any Operating Committee meeting such technical and other advisors as it may deem appropriate.

                                                                           23/.

5.4         Subcommittees

            The Operating Committee may establish such subcommittees, including technical subcommittees, as it may deem appropriate. The function of each such subcommittee shall be in an advisory capacity unless otherwise unanimously determined by the Parties.

5.5         Notice of Meeting

            5.5.1 The Operating Committee shall meet-at least annually for the purpose of determining Annual Work Programs and Budgets. The Operator may at any time call a meeting of the Operating Committee by giving written notice to the Parties at least fifteen (15) days in advance of such meeting.

            5.5.2 Any two or more Non-Operators which are not Affiliated Companies may request a meeting of the Operating Committee upon written request to the Operator. Upon receiving such request, Operator shall call such meeting for a date not less than fifteen (15) days nor more than twenty (20) days after receipt of the request.

            5.5.3 The notice periods set out above in this Article 5.5 may only be waived with the unanimous consent of all the Parties.

5.6         Contents of Notice of Meeting

            Each notice of a meeting of the Operating Committee shall contain the date, time and location of the meeting as well as an agenda of the matters and proposals to be considered or voted upon at such meeting. A Party, by written notice to the other Parties given not less than seven (7) days prior to a meeting, may add additional matters to the agenda for such meeting. On the request of a Party, and with the unanimous consent of all Parties, the Operating Committee may consider at a meeting a proposal not contained in such meeting's agenda.

5.7         Location of Meetings

            All meetings of the Operating Committee and any subcommittee created under Article 5.4 shall be held in Abidjan, the Republic of Cote d'Ivoire, or elsewhere as may be decided by the unanimous agreement of the Parties.

5.8         Operator's Duties for Meetings

            The Operator shall act as chairman of all Operating Committee meetings and keep the minutes thereof.

                                                                           24/.

5.9         Voting Requirements for Decisions

            5.9.1 Except as otherwise expressly provided in this Agreement, all decisions, approvals and other actions of the Operating Committee on all matters coming before it under this Agreement (including but not limited to deciding to give a notice of an event of Force Majeure under the Contract) shall be decided by the affirmative vote of two or more Parties (which means if there are only two (2) Parties It shall require the unanimous vote of such Parties), which are not Affiliated Companies, having collectively at least sixty percent (60%) of the Initial Participating Interests, the Special Area Participating Interests or the Exploitation Participating Interests, as the case may be. The Participating Interests to cast votes on a matter shall be determined by whether the matter relates to the Initial Participation Delimited Area, the Special Area or any Exploitation Perimeter.

            5.9.2 In respect of the minimum exploration work commitments set forth in Articles 4.1, 4.2 and 4.3 of the Contract, the Operating Committee shall determine the location and the time at which each well is to be drilled during the relevant Phase; provided, that if the Operating Committee has not in respect of any such well made a decision on the location thereof by a date which is one
                        (1) Year prior to the expiration date of the applicable Phase during which such well is to be drilled, the Operator shall promptly propose to the Parties a location for such well. Unless within one (1) Month after the date of such proposal the Operating Committee agrees on another location (in which case the location so agreed shall be the location at which the well shall be drilled), the location proposed by the Operator shall be deemed to be the agreed location and the well shall be drilled at such location at the time (if any) previously determined by the Operating Committee or, if no time has been so determined by the Operating Committee, at a time selected by the Operator.

            5.9.3 A meeting of the Operating Committee shall be held not less than thirty (30) days prior to the latest date on which the Contractor may request an extension of the exclusive exploration authorization into Phase II and Phase III under Article 3 of the Contract. At such meeting each Party shall advise the other Parties whether it intends to join in the request to extend the exclusive exploration authorization. In the event a

                                                                           25/.

                        Party gives notice at such meeting that it does not wish to proceed into the next Phase, such Party shall be deemed to have elected to withdraw from this Agreement and the Contract under Article 11.

            5.9.4 The unanimous vote of all the Parties shall be required to terminate the Contract or surrender any part of the Delimited Area; provided, that if the Operating Committee has not determined the size, shape and location of any area required to be surrendered under
                        Article 3.5(a) or Article 3.5(b) of the Contract by a date which is one (1) Month prior to the date such surrender is to be made, the Operator shall propose to the Operating Committee the size, shape and the location of the area to be surrendered. Unless within fifteen (15) days after the date of such proposal the Operating Committee agrees on the size, shape and location of another area of surrender (in which case the area so agreed shall be the area that shall be surrendered), the area proposed by the Operator shall be deemed to be the area of surrender and the Operator shall proceed to surrender such area.

            5.9.5 Any Party not represented at a meeting of the Operating Committee may vote on any matter on the agenda for such meeting by either:

                        (a)        Appointing a proxy in writing; or

                        (b) Giving notice of such vote to the Operator prior to the submission of such matter for a vote at such meeting.

            5.9.6 Any Party failing to communicate its vote in a timely manner shall be deemed to have voted against such matter.

5.10        Minimum Exploration Work Commitments

            Notwithstanding anything to the contrary which may be contained or implied in this Article 5, in the event an Annual Work Program and Budget fails to receive the applicable vote for approval, the Parties shall meet within thirty (30) days after such vote to agree on such Annual Work Program and Budget. Failing such agreement within such thirty (30) days or failing an agreement as to an AFE within fifteen (15) days pursuant to Article 4.4.5 and in order to preserve the Contract, the Operator shall nonetheless be empowered to carry out and conduct such part of such unapproved Annual Work Program and Budget or AFE as will satisfy the current minimum exploration

                                                                           26/.

            work commitments set out in Article 4 of the Contract and the costs, expenses and risks in carrying out such portion of the Annual Work Program and Budget shall be for the Joint Account.

5.11        Recording of Votes

            The Operator shall make a record of each proposal voted on and the results of such voting at each Operating Committee meeting. Each representative of a Party shall sign and be provided with a copy of such voting record at the end of such meeting and it shall be considered the final record of the decisions of the Operating Committee at such meeting. The Operator shall promptly inform any Party not attending such Operating Committee meeting of the voting results on any proposals which came before the meeting.

5.12        Minutes

            The Operator shall appoint a secretary for the Operating Committee who shall provide each Party with a copy of the minutes of each Operating Committee meeting within twenty (20) days after the end of the meeting. Each Party shall notify the other Parties within fifteen (15) days after receipt of such minutes of its approval or disapproval of the minutes. A Party which fails to give notice specifying its approval or disapproval of such minutes within said fifteen (15) days shall be deemed to have approved such minutes. The approval or disapproval of minutes as aforesaid shall not affect the validity of decisions taken by the Operating Committee.

5.13        Action Without a Meeting

            5.13.1 The Parties may vote on and determine by notice to the Operator any proposal which is submitted to them by the Operator by notice and which they could validly determine at a meeting of the Operating Committee if duly held for that purpose. Each Party shall cast its vote within fourteen (14) days after the proposal is received by it except that where the Parties are requested to vote on and determine any proposal relating to the deepening, plugging back or abandonment of a well on which drilling equipment is then located or where the matter presented for consideration by its nature requires determination in less than fourteen
                        (14) days and such fact and lesser period are so stated in the notice submitting the proposal, the Parties shall cast their votes within such lesser period which shall not be less than forty-eight (48) hours after receipt of the proposal. Failure by a Party to cast its vote within the relevant period shall be regarded as a vote by that Party against the proposal.

                                                                           27/.

            5.13.2 The Operator will give prompt notice of the result of any such voting to the Parties and any decision so taken shall be binding on the Parties.

5.14        Right to Terminate Operations

            Once a Joint Operation for the drilling, deepening, testing, sidetracking, plugging back, completing, recompleting or plugging of a well has been approved and commenced, such operation shall not be discontinued without the consent of the Operating Committee; provided, however, such operation may be discontinued if:

            (a) an impenetrable substance or other condition is encountered in the hole which in the reasonable judgment of the Operator causes the continuation of such operation to be impractical; or

            (b) other circumstances occur which in the reasonable judgment of the Operator cause the continuation of the operation to be unwarranted and after notice the Operating Committee approves the termination of such operation in accordance with Article 5.9.1.

            On the occurrence of either (a) or (b) above, the Operator shall promptly notify the Parties that such operation is being discontinued pursuant to this Article 5.14, and any Party shall have the right to propose to the Operating Committee an alternative operation to carry out that portion of the Annual Work Program which was not performed.

                                   ARTICLE 6

                        ANNUAL WORK PROGRAMS AND BUDGETS

6.1         Annual Work Programs and Budgets for Phases I, II and III

            6.1.1 During each Calendar Year that this Agreement is in force, the Operator shall prepare and submit to the Parties a separate Annual Work Program and Budget for the Special Area, the Initial Participation Delimited Area and each Exploitation Perimeter to the extent that Petroleum Operations are to be conducted in respect of any such area during the applicable Calendar Year; Provided, that in respect of the first Calendar Year that this Agreement is in force, the Operator shall prepare and submit to the Parties as soon as possible such separate Annual Work Program and Budget for the remainder

                                                                           28/.

                        of such first Calendar Year in order that same may be presented to the Government within one (1) Month after the Effective Date. Each such Annual Work Program and Budget shall contain the following information:

                        (a)        The projects and other work to be
                                   undertaken, including but not limited to the timing, location and projected cost of any wells to be drilled thereunder;

                        (b) The Operator's best estimate of applicable overhead charges; and

                        (c) Such other information as the Operating Committee may have required the Operator to provide.

            6.1.2       Each Annual Work Program and Budget referred to in
                        Article 6.1.1, except for the first Calendar Year, shall be submitted not later than July 15 of each Calendar Year. No later than September 15 of each Calendar Year during the term of this Agreement, the Operating Committee shall meet for the purpose of reviewing and voting on each Annual Work Program and Budget for the next succeeding Calendar Year. However, in respect of the first Annual Work Program and Budget in respect of Phase I, the Operating Committee shall meet as soon as reasonably possible after the date of submission of said Annual Work Program and Budget for the purpose of acting upon same which meeting shall be not later than fifteen (15) days after the Effective Date. In the event the Calendar Year covered by an Annual Work Program and Budget extends past the term of a Phase, the Annual Work Program and Budget delivered to the Government shall cover only the term of the Phase. If the Parties elect to continue into the next Phase, the Operator shall prepare and submit an Annual Work Program and Budget covering the remainder of the Calendar Year.

            6.1.3 Each proposed Annual Work Program and Budget submitted to the Operating Committee under Article 6.1.2 shall be subject to consideration, revision and approval by the Operating Committee. The Operating Committee shall consider each such Annual Work Program and Budget and shall make such revisions thereto as may be agreed upon as soon as practicable, but in any event not later than September 20 of each Calendar Year; Provided, in the case of the first Annual Work Program and Budget for Phase I, the Operating Committee shall consider and make revisions thereto as soon as reasonably possible. The

                                                                           29/.

                        Operator shall submit each approved Annual Work Program and Budget to the Government in accordance with Article
                        5.1 of the Contract.

            6.1.4 The consideration of each Annual Work Program and Budget by the Operating Committee will include an approval thereof by a vote of the Operating Committee. However, notwithstanding that a Party may ultimately vote for the approval or rejection of the entire Annual Work Program and Budget, to the extent that any Annual Work Program and Budget includes the drilling of a well which is in excess of the minimum exploration work commitments under the Contract in respect of the Calendar Year covered by the Annual Work Program and Budget, any Party shall have the right to object to such well and have such objection recorded in the minutes of such meeting. If the Operating Committee approves an Annual Work Program and Budget for the drilling of any well in excess of the minimum exploration work commitments for such Calendar Year, any Party which voted against such well shall have the right by notice to the other Parties given not later than seven (7) days after such approval by the Operating Committee to elect to not participate in the drilling of such well. If any such election is made by a Party (hereinafter referred to as a "Non-Consenting Party"), such well shall be deemed not to have been approved by the Operating Committee and the current Annual Work Program and Budget shall be amended accordingly. The Parties which did not vote against such well (hereinafter referred to as the "Consenting Parties") shall then each have the right, but not the obligation, to assume that proportion of the aggregate Participating Interests of the Non-Consenting Parties in the drilling of such well which the Participating Interest of each such Consenting Party bears to the total of the Participating Interests of all the Consenting Parties or in such other proportion as the Consenting Parties may agree. If the Consenting Parties decline to assume all of the interest of the Non-Consenting Parties, the drilling of such well shall not be carried out. If the Consenting Parties assume all of the Participating Interests of the Non-Consenting Parties in the drilling of such well, the drilling shall be commenced within one hundred eighty (180) days following the expiry of such seven
                        (7) day period at the sole risk, cost and expense of the Consenting Parties and the provisions of Article
                        6.5 shall apply to such drilling and such drilling shall be deemed to be a Non-Consent Project. The well shall then be included in the Annual Work Program and Budget to be delivered to the Government.

                                                                           30/.


            6.1.5       In the event the Non-Consent Project under Article
                        6.1.4 results in a discovery of indications of Petroleum which justify appraisal and the Operating Committee determines to send the Government written notice of the discovery of indications of Petroleum in accordance with Article 11.1 of the Contract, each Non-Consenting Party shall forfeit all of its right, title and interest in and under any exclusive appraisal authorization granted in respect of such Petroleum discovery, and such Non-Consenting Party shall not have any rights to any Petroleum produced from the area covered by such an authorization except for the right to any Cost Oil therefrom in respect of Petroleum Costs incurred by such Party. Each Non-Consenting Party shall make such conveyances or transfers as may be necessary to place the interest of the Non-Consenting Party in and under such exclusive appraisal authorization in the Consenting Parties in proportion to the Participating Interests of the Consenting Parties or such other proportion as the Consenting Parties may agree in writing. In the event an exclusive exploitation authorization is granted covering all or any portion of an Appraisal Perimeter as a result of the work conducted in connection therewith and in respect of which a Non-Consenting Party has not been permitted to participate under this Article 6.2.5, such Non-Consenting Party shall not be permitted to participate in such exclusive exploitation authorization.

            6.1.6 At any time the Operator may, by notice to the other Parties, propose that an approved Annual Work Program and Budget be amended. To the extent that an amendment is approved by the Operating Committee, the approved Annual Work Program and Budget shall be deemed amended accordingly, provided always that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto, and that the Government is given notice of such amendment pursuant to Article 5.3 of the Contract.

6.2         Appraisal Work Programs and Budgets

            6.2.1 In the event the Operator believes there has been a discovery of indications of Petroleum which justifies appraisal work, the Operator shall notify the other Parties in writing of such Petroleum discovery within ten (10) days after the temporary plugging or abandonment of the discovery well. The Operating Committee shall determine whether to send the Government written notice of the discovery of indications of Petroleum pursuant to

                                                                          31/.

                        the provisions of Article 11.1 of the Contract. If the Parties approve the sending of such notice of a discovery of indications of Petroleum to the Government, the Operator shall promptly after the vote has been taken send such notice and submit the report to the Government as required under Article 11.1 of the Contract.

            6.2.2 In the event the Operating Committee has decided to notify the Government of a discovery of indications of Petroleum under Article 6.2.1, the Operator shall prepare and submit to the Parties an Appraisal Work Program and Budget in respect of such Petroleum discovery. The Appraisal Work Program and Budget shall contain the following information:

                        (a) The wells to be drilled and any other projects and work to be undertaken thereunder;

                        (b) The Operator's best estimate of costs and applicable overhead charges;

                        (c) Such other information as the Operating Committee may have required the Operator to provide; and

                        (d) A map setting forth the boundary of the Appraisal Perimeter and a description of same.

            6.2.3 The Appraisal Work Program and Budget shall be submitted to the Parties not later than sixty (60) days after the Operating Committee has voted to send the notification to the Government under Article 6.2.1. The Appraisal Work Program and Budget will cover the two
                        (2) Year term of the exclusive appraisal authorization to be requested or a four (4) Year term in the event of Non-Associated Natural Gas under Article 21.1.2 of the Contract. Within thirty (30) days after the Operator has submitted the Appraisal Work Program and Budget, the Operating Committee shall meet for the purpose of reviewing and voting on such Appraisal Work Program and Budget.

            6.2.4 Any proposed Appraisal Work Program and Budget submitted to the Operating Committee shall be subject to consideration, revision and approval by the Operating Committee. The Operating Committee shall consider such Appraisal Work Program and Budget and shall make such revisions thereto as may be agreed upon as soon as practicable, but in any event not later than thirty (30) days after the Operator has submitted the Appraisal Work Program and Budget to the Operating Committee.

                                                                           32/.

            6.2.5 The consideration of each Appraisal Work Program and Budget by the Operating Committee will include an approval thereof by a vote of the Operating Committee. However, to the extent that such Appraisal Work Program and Budget includes any work in excess of the minimum exploration work commitments under the Contract in respect of the term of the exclusive appraisal authorization, any Party shall have the right to object to such work and have such objection recorded in the minutes of such meeting. If the Operating Committee approves the Appraisal Work Program and Budget for such work in excess of the minimum exploration work commitments for the term of the exclusive appraisal authorization, any Party (hereinafter referred to as a Non-Consenting Party) which voted against such work shall have the right by notice to the other Parties given not later than seven (7) days after such approval by the Operating Committee to elect not to participate in such work. If any such election is made by a Non-Consenting Party, such work shall be deemed not to have been approved by the Operating Committee and the current Appraisal Work Program and Budget shall be amended accordingly. The Parties which did not vote against such work (hereinafter referred to as the "Consenting Parties") shall then each have the right, but not the obligation, to assume that proportion of the aggregate Participating Interests of the Non-Consenting Parties in respect of such work which the Participating Interest of each such Consenting Party bears to the total of the Participating Interests of all the Consenting Parties or in such other proportion as the Consenting Parties shall agree. If the Consenting Parties decline to assume all of the interest of the Non-Consenting Parties, such work shall not be carried out. If the Consenting Parties assume all of the Participating Interests of the Non-Consenting Parties in respect of such work, the drilling shall be commenced within nine (9) Months following the expiry of such seven (7) day period at the sole risk, cost and expense of the Consenting Parties and the provisions of Article 6.5 shall apply to such work and such work shall be deemed to be a Non-Consent Project. Such work assumed by the Consenting Parties shall be included in the Appraisal Work Program and Budget, and the Operator shall submit to the Government a request for an exclusive appraisal authorization and the approved Appraisal Work Program and Budget.

            6.2.6 The Operator shall, as and when required by the Operating Committee, review the approved Appraisal Work Program and Budget and submit to the Parties a report thereon.

                                                                           33/.

            6.2.7 At any time the Operator may, by notice to the other Parties, propose that an approved Appraisal Work Program and Budget be amended. To the extent that an amendment is approved by the Operating Committee, the approved Appraisal Work Program and Budget shall be deemed amended accordingly, provided that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto, and that such amendment complies with Article
                        11.2 of the Contract. A Consenting Party shall not have any right to elect to be a Non-Consenting Party in respect of an amendment to an Appraisal Work Program and Budget.

            6.2.8 In the event the Government advises the Operator that it has rejected or wishes to modify the Appraisal Work Program, the Operator shall call a meeting of the Operating Committee to consider the desires of the Government.

            6.2.9 If the Operator is of the opinion that the term of the exclusive appraisal authorization should be extended under Article 11.3.1 of the Contract, the Operator shall call a meeting of the Operating Committee not less than sixty (60) days prior to the termination of the exclusive appraisal authorization. If the Operating Committee approves such extension, the Operator shall submit a request in writing to the Government for an extension of up to six (6) Months as specified by the Operating Committee.

            6.2.10 Nothing contained in this Article 6.2 shall be deemed or construed to prevent the Operator from proposing a Development and Production Plan under the provisions of
                        Article 6.3 without first proposing an Appraisal Work Program and Budget.

            6.2.11 In the event the appraisal work under an Appraisal Work Program and Budget to which a Party is a Non-Consenting Party results in the Operating Committee determining that the Petroleum discovery is commercial and thus constitutes a Field and a Development and Production Plan is submitted to the Government, such Non-Consenting Party shall forfeit all of its right, title and interest in and under any exclusive exploitation authorization granted in respect of such Appraisal Work Program and Budget, and such Non-Consenting Party shall not have any rights to any Petroleum produced from any Exploitation Perimeter granted in respect of such exclusive exploitation authorization except for the right of a Non-Consenting Party to receive Cost Oil therefrom in

                                                                           34/.

                        respect of Petroleum Costs incurred by such Non-Consenting Party. Each such Non-Consenting Party shall make such conveyances or transfers as may be necessary to place the interest of the Non-Consenting Party in and under such exclusive exploitation authorization in the Consenting Parties in proportion to the Participating Interests of such Consenting Parties or in such other proportion as they may mutually agree in writing.

6.3         Development and Production Plans

            6.3.1 If the Operating Committee determines that the Petroleum discovery is commercial and thus constitutes a Field, the Operator shall, as soon as practicable after such decision, submit to the Parties a proposed Development and Production Plan showing:

                        (a)        The projects and other work to be
                                   undertaken;

                        (b) The planned delimitation of the Exploitation Perimeter;

                        (c) The manner in which the development is to be managed with details of the number of employees and contract personnel required;

                        (d) An estimate of the date of commencement of production, the annual rates of production, and the reserves in place including estimates of proven and probable;

                        (e) An economic study demonstrating the commercial nature of the discovery; and

                        (f) Such other information as the Operating Committee may have required such Operator to provide.

            6.3.2 The proposed Development and Production Plan shall be subject to consideration, revision and approval by the Operating Committee. The Operating Committee shall meet to consider such Development and Production Plan as soon as practicable and to make such revisions thereto as may be agreed. Unless the Operating Committee otherwise agrees, the Operating Committee shall approve or reject the Development and Production Plan within ninety (90) days after its submission by the Operator to the Parties.

            6.3.3 If a Development and Production Plan is approved by the Operating Committee, each of the Parties shall have the right to refuse to drill one or more Development Wells

                                                                           35/.

                        in the Development and Production Plan by giving notice of such refusal to each of the Parties within ten (10) days after the approval of such Plan. If a Party has refused to participate in one or more Development Wells in a Development and Production Plan (hereinafter referred to as the "Non-Consenting Parties"), such Plan shall be deemed not to have been approved. The Parties which did not refuse to participate in the wells (hereinafter referred to as the "Consenting Parties") shall then each have the right, but not the obligation, to assume the aggregate Participating Interests of the Non-Consenting Parties on a well by well basis in the proportion which the Participating Interest of each such Consenting Party bears to the total of the Participating Interests of all the Consenting Parties or in such other proportion as the Consenting Parties may agree in writing. If the Consenting Parties decline to assume all of the interest of the Non-Consenting Parties in all the wells in which a Consenting Party refused to participate, the Development and Production Plan shall not be carried out. If the Consenting Parties assume all of the Participating Interests of the Non-Consenting Parties, the wells in which the Non-Consenting Parties refused to participate shall be carried out as a Non-Consent Project at the sole risk, cost and expense of the Consenting Parties and the provisions of Article 6.5 shall apply to such Non-Consent Project.

            6.3.4 In the event the Government proposes revisions or modifications to the Development and Production Plan in accordance with Article 11.3.6 of the Contract, the Contractor shall call a meeting of the Operating Committee to consider, revise and approve the Development and Production Plan as revised or modified during meetings with the Government. If the Operating Committee approves the Development and Production Plan, each of the Parties shall have the opportunity to determine whether to be a Non-Consenting Party in respect of any new Development Well included therein using the procedure set forth in Article 6.3.3.

            6.3.5 The Operator shall, during each Calendar Year after the approval of the Development and Production Plan, review the approved Development and Production Plan and submit to the Parties not later than the first day of August of each Year a report thereon together with an update of such Development and Production Plan dealing separately with the next Calendar Year and the remaining phases of

                                                                           36/.

                        the approved Development and Production Plan and showing the matters listed under Article 6.3.1 except for paragraph (e).

            6.3.6 At any time the Operator may, by notice to all the other Parties, propose that an approved Development and Production Plan be amended. The Operating Committee shall consider such proposal and, if the Operating Committee so requires, the Operator shall prepare and submit to the Parties a revised Development and Production Plan incorporating any such amendment and showing the matters listed under Article 6.3.1 except for paragraph (e). To the extent that any such amendment or revised Development and Production Plan is approved by the Operating Committee, the approved Development and Production Plan shall, subject to obtaining any necessary consent of the Government, be deemed amended accordingly provided always that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto. Each Party shall have the right under Article
                        6.3.3 to be a Non-Consenting Party in respect of any Development Well included in the revised Development and Production Plan which was not in the original Plan.

6.4         Minimum Exploration Work Commitments

            During the preparation of the proposed Annual Work Programs and Budgets, Appraisal Work Programs and Budgets or Development and Production Plans contemplated in this Article 6, the Operator shall consult with the Operating Committee regarding the contents thereof and all such Annual Work Programs and Budgets shall, as a minimum, reflect the required minimum exploration work commitments, or at least that part of such minimum exploration work commitments required to be carried out during the Calendar Year in question under Articles 4.1 through 4.3 of the Contract.

6.5         General Provisions of Non-Consent Projects

            6.5.1 Any Non-Consent Project shall be carried out at the sole risk, cost and expense of the Consenting Parties which have elected to participate in such project. The risk and cost of a Non-Consent Project shall be borne by each Consenting Party in the proportion provided in Articles 6.1, 6.2 or 6.3, as the case may be.

            6.5.2 A Consenting Party shall exercise all necessary precautions to ensure that a Non-Consent Project does not jeopardize, hinder or unreasonably interfere with the Joint Operations provided that a Non-Consent

                                                                           37/.

                        Development and Production Plan shall have priority over Joint Operations commenced subsequent to the granting of the exclusive exploitation authorization in respect of such Plan.

            6.5.3 The Consenting Parties (i) shall indemnify and hold harmless the Non-Consenting Parties against all actions, claims, demands and proceedings whatsoever brought by any Third Party (including without limitation any employee of the Consenting Party) arising out of or in connection with a Non-Consent Project, (ii) shall insofar as it may be within the control of such Consenting Parties keep the Contract and the Delimited Area free from all liens, charges and encumbrances which might arise by reason of the conduct of the Non-Consent Project, and (iii) shall further indemnify the Non-Consenting Parties against all damages, costs, losses and expenses whatsoever directly or indirectly caused to or incurred by them as a result of anything done or omitted to be done in the course of carrying out such Non-Consent Project, excepting only damage inflicted to the subsurface including any reservoir. The approval of a Non-Consenting Party to the conduct of a Non-Consent Project (whether such approval is required) shall not constitute a waiver of these provisions.

            6.5.4 A Consenting Party carrying out a Non-Consent Project shall be entitled to use Joint Property for such Non-Consent Project.

            6.5.5 A Consenting Party shall be entitled to use for a Non-Consent Project, any data and information which it owns jointly with the Non-Consenting Parties. Data and information obtained in respect of a Non-Consent Project, except for a Development and Production Plan, shall be made available to the Non-Consenting Parties but shall remain the property of the Consenting Parties. In the event that one or more of the Non-Consenting Parties under a Development and Production Plan discharges in full its liability to the Consenting Party with respect to the recovery of the premium provided for in Article 6.6, such data and information shall become the Joint Property of the Parties discharging such liability and the Consenting Parties.

            6.5.6 A Non-Consent Project will be carried out by the Operator on behalf of the Consenting Parties under the provisions of this Agreement; provided, that with the exception of any Non-Consent Project involving the use of Joint Property as provided under Article 6.5.4, if the

                                                                           38/.

                        Operator is not participating in the Non-Consent Project the Operator in its sole discretion may decline to conduct such Non-Consent Project where in its judgment conducting such Non-Consent Project would conflict with its previously existing commitments. In such event the Non-Consent Project will, subject to any necessary consent of the Government, be carried out by the Consenting Party appointed as Operator by the Consenting Parties and, in respect of the conduct of such Non-Consent Project, such Consenting Party shall, unless the context otherwise requires, be deemed to be the Operator for the purpose of this Agreement.

            6.5.7       In connection with any Non-Consent Project:

                        (a) The Non-Consent Project will be carried out under the overall supervision and control of the Consenting Parties in lieu of the Operating Committee;

                        (b) The Operator shall carry out the Non-Consent Project on behalf of the Consenting Parties at the cost and expense of such Consenting Parties whether or not such Consenting Parties include the Operator or any Affiliated Company of the Operator;

                        (c) The computation of costs and expenses of the Non-Consent Project incurred by the Consenting Parties shall be made in accordance with the principles set out in the Accounting Procedure and the Contract;

                        (d) The Operator or the Consenting Parties carrying out the Non-Consent Project shall maintain separate books, records and accounts for the Non-Consent Project which shall be subject to the same right of examination and audit by the Consenting Parties as those relating to the Joint Operations;

                        (e) The costs and expenses of the Non-Consent Project shall not be reflected in the statements and billings rendered by the Operator for the Joint Operations; and

                        (f)        If the operator is carrying out a
                                   Non-Consent Project on behalf of Consenting
                                   Parties, the Operator shall be entitled to make cash calls on the Consenting Parties in connection with the Non-Consent Project and shall not use Joint Account funds or be required to use its own funds for the

                                                                           39/.

                                   purpose of paying the costs and expenses of the Non-Consent Project; furthermore Operator shall not be obliged to commence or, having commenced, to continue the Non-Consent Project unless and until the relevant advances have been received from the Consenting Parties.

6.6         Non-Consent Payments

            6.6.1 In the event a Non-Consent Project involves the drilling of a Development Well which results in a Well capable of producing Petroleum, the Non-Consenting Parties shall be deemed to have granted to the Consenting Parties, and the Consenting Parties shall accept in proportion to their Participating Interests, the right to receive in kind the volume of Petroleum hereinafter provided. The grant from the Non-Consenting Parties to the Consenting Parties referred to above shall be the right to own, take in kind and separately dispose of that volume of Petroleum which the Non-Consenting Parties would have received under Articles 16.3 and 21.3.1 of the Contract to the extent that such Petroleum is attributable to production from the Development Well which is the Non-Consent Project until the Consenting Parties have received Petroleum equal in value to seven hundred percent (700%) of the Petroleum Costs incurred in respect of the Development Well in which the Non-Consenting Parties did not participate under the Development and Production Plan to the extent that such Petroleum Costs would have been attributable to the Participating Interests of the Non-Consenting Parties if they had participated in such project.

            6.6.2 The Consenting Parties shall recover the Petroleum Costs actually incurred in such Non-Consent Project under Article 16.2 of the Contract. The value of the Petroleum referred to in Article 6.6.1 shall be the proceeds received from the disposal of such Petroleum to Third Parties. If the disposal is not to a Third Party, the Crude Oil shall be valued at Market Price determined in accordance with the Contract and the price of Natural Gas shall be determined under Article
                        21.3.4 of the Contract. Once the Consenting Parties have recovered the applicable premiums set out in this
                        Article 6.6, the Non-Consenting Parties shall automatically be entitled to their respective Participating Interest shares of Petroleum produced, and the production operations shall thereafter be conducted as a Joint Operation.

                                                                           40/.

6.7         Programs and Budgets

            6.7.1 The Operator shall not later than July 15 in the Calendar Year prior to the Calendar Year in which production is to commence under the Contract and in each subsequent Calendar Year, submit to the Parties a proposed Production Program and Budget for the next Calendar Year showing:

                        (a)        The projects and other work to be undertaken;

                        (b) Details of the number of employees and contract personnel required;

                        (c) An estimate of the date of commencement of production (if appropriate) and the total production by Calendar Quarter and the maximum daily rate to be achieved in each Calendar Quarter; and

                        (d) Such other information as the Operating Committee may have required such Operator to provide.

            6.7.2 The proposed Production Program and Budget shall be subject to consideration, revision and approval by the Operating Committee. The Operating Committee shall consider such Production Program and Budget as soon as practicable, but in any event not later than September 15 and make such revisions thereto as may be agreed. Unless the Operating Committee otherwise agrees, the Operating Committee shall approve a Production Program and Budget not later than September 20 and such approval shall authorize the Operator to proceed with such Production Program and Budget. Such approved Production Program and Budget shall be delivered to the Government no later than October 1 of each Calendar Year.

            6.7.3 At any time the Operator may, by notice to all other Parties, propose that an approved Production Program and Budget be amended. The Operating Committee shall consider such proposal and, if the Operating Committee so requires, the Operator shall prepare and submit to the Parties a revised Production Program and Budget, incorporating any such amendment and showing the matters listed under Article 6.7.1. To the extent that any such amendment or revised Production Program and Budget is approved by the Operating Committee, the approved Production Program and Budget shall, subject to obtaining any necessary consent of the Government, be

                                                                           41/.

                        deemed amended accordingly, provided that any such amendment shall not invalidate any authorized commitment or expenditure made by the Operator prior thereto, and the Government is given notice of such amendment pursuant to Article 5.3 of the Contract.

                                   ARTICLE 7

                             PETROCI PARTICIPATION

7.1         Special Area

            Article 22.1(a) of the Contract and Article 3.1.1 provide that Petroci shall hold and own a Special Area Participating Interest of forty percent (40%) in the Special Area. Notwithstanding anything to the contrary set forth in this Agreement, commencing with the Effective Date Petroci shall be responsible for, assume and pay its proportionate share of all of the Petroleum Costs incurred under this Agreement or the Contract in respect of such Special Area Participating Interest.

7.2         Initial Participation Delimited Area

            7.2.1 Article 22.1(b) of the Contract and Article 3.1.2 provide that Petroci shall hold and own an Initial Participating Interest of ten percent (10%) in the Initial Participation Delimited Area. In the event an exclusive exploitation authorization is granted, the Exploitation Perimeter of such exclusive exploitation authorization shall be excluded from the Initial Participation Delimited Area as of the date such authorization is granted.

            7.2.2 Pursuant to Article 22.2(f) of the Contract, Petroci shall not be obligated or required to reimburse or finance any of the Petroleum Costs incurred in respect of the Initial Participating Interest held by Petroci; provided, in the event an exclusive exploitation authorization is granted, Petroci shall pay its share of all the Petroleum Costs incurred after the effective date of its Additional Participation under Article 22.2 of the Contract or failing notification from Petroci four (4) Months after the issuance of the exclusive exploitation authorization to the extent such Petroleum Costs are incurred in respect of the Exploitation Perimeter created with such exclusive exploitation authorization. The Parties to this Agreement, excluding Petroci (hereinafter referred to as the "Paying Parties"), shall pay for and on behalf of Petroci all of

                                                                           42/.

                        the Petroleum Costs incurred in respect of Petroci's Initial Participating Interest. Each of the Paying Parties shall pay a portion of such costs which is equal to the ratio that such Paying Party's Initial Participating Interest bears to the Initial Participating Interests of all the Paying Parties. Each of the Paying Parties shall pay its portion of each cash call and all other payments due by Petroci under this Agreement in respect of its Initial Participating Interest in a timely manner in accordance with this Agreement. The Operator shall notify each Paying Party of all payments to be made on behalf of Petroci under this Article 7.2.2.

7.3         Total Exploitation Participating Interest

            7.3.1 Each time an exclusive exploitation authorization is granted with its related Exploitation Perimeter outside the Special Area, Petroci shall have an option to increase its Initial Participating Interest in respect of the exclusive exploitation authorization being granted as provided in Article 22.2 of the Contract and
                        Article 3.2. As provided in Article 3.2, the
                        Participating Interest of Petroci in respect of the exclusive exploitation authorization and its related Exploitation Perimeter may be increased from the original Initial Participating Interest of ten percent (10%) up to but not in excess of twenty percent (20%).

            7.3.2 In the event Petroci gives notice under Article 22.2(b) of the Contract to add an Additional Participating Interest, the Total Exploitation Participating Interest of Petroci shall be effective as of the date of the notice under Article 22.2(b) of the Contract. In accordance with Article 3.2, the Parties shall execute an amendment to this Agreement which shall set forth the changes to the Participating Interests of the Parties as a result of the Additional Participating Interest acquired by Petroci. The amendment shall be effective as of the date the exclusive exploitation authorization is granted by the Government.

            7.3.3 In order to transfer to Petroci any Additional Participating Interest, the Parties, except for Petroci, shall assign to Petroci a portion of their Initial Participating Interests pursuant to Article 22.2(d) of the Contract. Each of the Parties, except Petroci, shall assign a portion of its Initial Participating Interest but insofar and only insofar as the Initial

                                                                           43/.

                        Participating Interest to be assigned relates to the exclusive exploitation authorization and its Exploitation Perimeter which is the subject of the transfer of the Additional Participating Interest. The portion of its Initial Participating Interest to be assigned by each Party obligated to make an assignment shall be determined by dividing the Initial Participating Interest of the assigning Party by the Initial Participating Interests of all the assigning Parties and multiplying the quotient thereof times the Additional Participating Interest to be assigned and multiplying by one hundred to determine the percentage. The assignment shall be executed by the assigning Parties and Petroci and shall be effective as of the date of the granting of the exclusive exploitation authorization.

            7.3.4 Petroci shall be responsible for and pay all Petroleum Costs relating to an exclusive exploitation authorization in respect of its Total Exploitation Participating Interest in accordance with Article 22.2(e) of the Contract.

            7.3.5 It is understood that there shall be created a separate Total Exploitation Participating Interest for each exclusive exploitation authorization granted.

7.4         Payment of Petroleum Costs by Petroci

            7.4.1 At such time as the first exclusive exploitation authorization is granted under the Contract, Petroci shall reimburse the other Parties all of Petroci's Additional Participating Interest share of the Petroleum Costs incurred and paid by such other Parties from the Effective Date to the effective date of Petroci's Additional Participation under Article 22.2 of the Contract or, failing notification from Petroci, four (4) Months after the issuance of the exclusive exploitation authorization, but which have not yet been recovered by such Parties. In accordance with Article 22.2(g) of the Contract, Petroci shall reimburse the above described Petroleum Costs using either of the following methods:

                        (a) Within six (6) Months after Petroci gives notice under Article 22.2(b) of the Contract to increase its Initial Participating Interest by the amount of the Additional Participating Interest, Petroci may either
                                   (i) pay in Dollars the total sum owed to the other Parties in respect of the Additional

                                                                           44/.

                                   Participating Interest transferred to
                                   Petroci or (ii) transfer and deliver to such Parties a volume of Crude Oil the cash proceeds of which, after all costs and expenses in respect of the transportation and disposal of such Crude Oil are paid, will equal the total sum of money owed by Petroci to such Parties in respect of such Additional Participating Interest; or

                        (b) Petroci may make payments to the other Parties in respect of the Additional Participating Interest transferred to Petroci by transferring to such Parties title to fifty percent (50%) of the Crude Oil to which Petroci is entitled under
                                   Article 16.3 of the Contract and fifty
                                   percent (50%) of the Natural Gas to which Petroci is entitled under Article 21.3.1 of the Contract until the value of such Crude Oil under Article 18 of the Contract and the value of the Natural Gas under Article
                                   21.3.4 of the Contract equals the total sum of money owed by Petroci including interest thereon as hereinafter provided. The outstanding balance due by Petroci on the expiry of the six (6) Month period referred to in Article 7.4.1(a) shall bear interest from such date until such sums including interest thereon have been paid in full. Interest shall be computed at a rate per annum using the six (6) Month term LIBOR rate (London Interbank Offering Rate) for Dollar deposits as quoted by National Westminster Bank in London on the first business day prior to the due date of payment plus one (1) percentage point with annual compounding.

            7.4.2 Each time that an exclusive exploitation authorization is granted subsequent to the first one referred to in
                        Article 7.4.1, Petroci shall reimburse the other Parties for Petroci's Additional Participating Interest share of all the Petroleum Costs incurred and paid by such Parties but not yet recovered by such Parties in respect of the Exploitation Perimeter which was created with the exclusive exploitation authorization to the extent such costs were incurred after the date the last Additional Participating Interest became effective and the date on which the most recent Additional Participating Interest will become effective under
                        Article 22.2 of the Contract. Petroci shall reimburse the other Parties for such costs in the manner set forth in Article 7.4.1.

                                                                           45/.

7.5         Training Budget

            Article 29.2 of the Contract provides that Petroci shall not be obligated to pay its proportionate part of the minimum annual training budget obligation set forth in such Article. The Parties other than Petroci shall make the expenditures under Article 29.2 of the Contract in the proportion that the Initial Participating Interest of each such Party bears to the total Initial
            Participating Interests of such other Parties. Such other Parties (excluding Petroci) shall have the right to share the Cost Oil in respect of such minimum annual training budget expenditures in the same proportion in which such funds were contributed.

                                   ARTICLE 8

                                    DEFAULTS

8.1         Default and Notice

            Any Party that fails to pay when due its Participating Interest share of Petroleum Costs including cash advances and interest accrued pursuant to this Agreement shall be in default under this Agreement. The Operator, or any Party in the case of a default by the Operator, shall promptly give written notice of such default to such Defaulting Party and to each of the non-defaulting Parties. The amount not paid by the Defaulting Party shall bear interest from the due date until paid in full. The Defaulting Party shall be charged interest compounded monthly at the rate per annum equal to the one (1) Month term LIBOR rate for Dollar deposits, as published by The Wall Street Journal or if not so published in The Wall
            Street Journal, then by the Financial Times of London, plus two percentage points applicable on the first business day prior to the due date of payment, and thereafter on the first business day prior to said due date on each succeeding Month. If the aforesaid rate of interest is contrary to any applicable usury law in the Cote d'Ivoire or any other applicable usury law, then the rate of interest to be charged such Defaulting Party shall be the maximum rate permitted by such law.

8.2         Operating Committee Meetings, Voting and Data

            After any default has continued for seven (7) days after the date of written notice of default under Article 8.1, and for so long thereafter as the Defaulting Party remains in default on any payment due under this Agreement, the Defaulting Party shall not be entitled to attend Operating Committee meetings or to vote on any matter coming before the Operating Committee or the Parties during the period such default continues. Unless

                                                                           46/.

            otherwise agreed by the non-defaulting Parties, the voting interest of each non-defaulting Party shall be in the proportion which its Participating Interest bears to the total of the Participating Interests of all non-defaulting Parties. Any matters requiring the unanimous vote of the Parties shall be deemed to exclude the Defaulting Party. After said seven (7) days, and while the Defaulting Party remains in default, the Defaulting Party shall not have access to any data or information relating to Joint Operations. Notwithstanding the foregoing, the Defaulting Party shall be deemed to have approved, and shall also be deemed to have joined with the non-defaulting Parties, in taking any action to maintain and preserve the Contract.

8.3         Allocation of Defaulted Accounts

            8.3.1 At the time of giving notice of default as provided for in Article 8.1 above or by separate written notice, the Operator shall notify each non-defaulting Party as to the sum of money it is to pay as its portion (such portion being the proportion that each such non-defaulting Party's Participating Interest bears to the Participating Interests of all non-defaulting Parties) of the amount in default. The Operator shall make a separate computation to the extent of a default in respect of the Special Area Participating Interests, the Initial Participating Interests and each of the Exploitation Participating Interests. If such default continues, each non-defaulting party shall pay the Operator, within seven (7) days after receipt of such notice, its share of the amount which the Defaulting Party failed to pay. If any non-defaulting Party fails to pay its share of the amount in default as hereinabove required, such non-defaulting Party shall thereupon be in default and shall be a Defaulting Party subject to the provisions of this Article 8. The non-defaulting Parties which pay the amount owed by any Defaulting Party shall be entitled to receive their respective share of the principal and interest payable by such Defaulting Party pursuant to Article 8.1.

            8.3.2 The total of all amounts paid by the non-defaulting Parties for the Defaulting Party, together with interest accrued on such amounts, shall constitute a debt due and owing by the Defaulting Party to the non-defaulting Parties in proportion to such amounts paid by the non-defaulting Parties.

            8.3.3 A Defaulting Party may remedy its default by paying to the Operator the total amount due, together with interest as calculated in accordance with the provisions of Article 8.1, at any time prior to the transfer of its

                                                                           47/.

                        Participating Interest pursuant to the provisions of
                        Article 8.4. Upon receipt of such payment, the Operator shall remit to each non-defaulting Party its proportionate share of such amount.

            8.3.4 The rights granted to each non-defaulting Party pursuant to this Article 8 shall be in addition to, and not in substitution for any other rights or remedies which each non-defaulting Party may have at law or equity or pursuant to the other provisions of this Agreement.

8.4         Transfer of Interest

            8.4.1 In the event the Defaulting Party fails to pay the amount owed together with interest within thirty (30) days after the date that the default notice under
                        Article 8.1 is sent, each non-defaulting Party shall have the right exercisable within fifteen (15) days after such thirty (30) days has expired to notify such Defaulting Party that the non-defaulting Party elects to take over and assume on a pro-rata basis such Defaulting Party's Participating Interest. Such exercise of right by the non-defaulting Party shall be without prejudice to any other rights to recover from the Defaulting Party the full amount owed including interest. Should any of the non-defaulting Parties elect to exercise its right of takeover under this
                        Article 8.4.1, the Defaulting Party shall be deemed to have transferred and to have empowered the electing non-defaulting Parties to execute on said Defaulting Party's behalf any documents required to effect a pro-rata transfer to the electing non-defaulting Parties of said Defaulting Party's undivided right, title and beneficial interest in and to the Delimited Area, the Contract and this Agreement, and in all wells, Petroleum therefrom and Joint Property. If requested by the Operator, each Party shall, within sixty (60) days after the Effective Date of this Agreement, execute a power of attorney in favor of the other Parties to effectuate the provisions of this Article 8.4.1 in a form prescribed by the Operating Committee. The Defaulting Party shall, without delay following any request from the non-defaulting Parties, do any and all acts required to be done by applicable law or regulation in order to render such pro-rata transfer of the Defaulting Party's Participating Interest legally valid, and shall execute any and all documents and take such other actions as may be necessary in order to effect prompt and valid transfer of the above Participating Interest, free and clear of all liens and encumbrances.

                                                                           48/.

                        Any transfer under this Article 8.4 shall include the Special Area Participating Interest, the Initial Participating Interest and the Exploitation Participating Interest of the Defaulting Party.

            8.4.2 In the absence of an agreement among the non-defaulting Parties to the contrary, any such transfer to the non-defaulting Parties shall be in the proportion that the non-defaulting Parties have paid the amounts due from the Defaulting Party. On the date the non-defaulting Parties notify the Government under
                        Article 12 as to the transfer of a Defaulting Party's Participating Interest under this Article 8.4, the Defaulting Party shall forthwith cease to be a Party to this Agreement and to the Contract to the extent of the Participating Interest transferred.

            8.4.3 In the event the Defaulting Party disputes that it is in default and has taken the matter to arbitration pursuant to the provisions of Article 17.2 et. seq., prior to any election by a non-defaulting Party to assume a pro-rata share of such Defaulting Party's Participating Interest, the provisions of this Article
                        8.4 shall abate pending the outcome of an arbitration award. During such arbitration proceedings the other provisions of this Article 8 shall remain in full force and effect.

8.5         Continuation of Interest

            If after the time period during which a non-defaulting Party has the right to elect to acquire the Participating Interest of a Defaulting Party under the provisions of Article 8.4.1, one (1) or more of the non-defaulting Parties elect not to acquire the Defaulting Party's Participating Interest as provided for in
            Article 8.4 and continue to bear the Defaulting Party's Participating Interest share of liabilities and expenses, such non-defaulting Parties shall accumulate all such liabilities and expenses as a debt pursuant to this Article 8, but the Defaulting Party shall continue to be a Party to this Agreement subject to the provisions of Articles 8.2 and 8.7; Provided, any non-defaulting Party may elect to withdraw from this Agreement under Article 11.3. In the event a non-defaulting Party makes an election to withdraw, such Party's right to recover the debt owed under this Article 8 by the Defaulting Party to such non-defaulting Party shall continue in effect notwithstanding such withdrawal. If the Operator disposes of any Joint Property or any other credit or adjustment is made to the Joint Account, or if Operator sells any of the Defaulting Party's Participating Interest share of Petroleum, then, in respect of the Defaulting Party's Participating Interest share of proceeds of such

                                                                           49/.

            disposal, credit or adjustment or sale, the Operator shall be entitled to retain and to set off the same against all amounts together with interest accrued thereon which are due and owing from the Defaulting Party. Any surplus remaining after such retaining and set off procedure shall be paid promptly to the Defaulting Party.

8.6         Sale of Petroleum

            If a Party defaults after the commencement of commercial production and has not remedied the default by the thirtieth (30th) day as aforesaid, the Defaulting Party shall not during the continuance of such default be entitled to its Participating Interest share of Petroleum which shall vest in and be the property of the non-defaulting Parties, and the Operator shall be authorized to sell such Petroleum at the best price obtainable under the circumstances and, after deducting all costs, charges and expenses incurred by the Operator in connection with such sale, pay the proceeds proportionately to the non-defaulting Parties which proceeds shall be credited against all monies advanced pursuant to
            Article 8.3, together with interest accrued thereon. Any surplus remaining shall be paid to the Defaulting Party, and any deficiency shall remain a debt due from the Defaulting Party to the non-defaulting Parties. Notwithstanding any such sales by Operator, the provisions of Article 8.4 shall continue to apply.

8.7         No Right of Set Off

            Each Party acknowledges and accepts that a fundamental principle of this Agreement is that, except as otherwise provided in respect of Petroci, each Party shall pay its Participating Interest share of all amounts due under this Agreement as and when required. Accordingly, any Party which becomes a Defaulting Party undertakes that, in respect of either any exercise by the non-defaulting Parties of any rights under or the application of any of the provisions of this Article, such Party shall not raise by way of set off or invoke as a defense, whether in law or equity, or in any arbitration proceeding, any failure to pay amounts due and owing under this Agreement or any alleged or unliquidated claim that such Party may have against Operator or any Non-Operator, whether such claim arises under this Agreement or otherwise. Such Party further undertakes not to raise by way of defense, whether in law or in equity, or in any arbitration proceeding, that the nature or the amount or the remedies granted to the non-defaulting Parties is unreasonable or excessive.

                                                                           50/.

                                   ARTICLE 9

                           DISPOSITION OF PRODUCTION

9.1         Right and Obligations to Take in Kind

            Except as otherwise provided in this Agreement, each Party shall have the right and obligation to take in kind and separately dispose of its Participating Interest share of Total Production pursuant to the Contract in such quantities and in accordance with such procedures as may be set forth in the offtake agreement referred to in Article 9.2 or in the special arrangements for Natural Gas referred to in Article 9.3.

9.2         Offtake Agreement for Crude Oil

            If Crude Oil is produced under the Contract, the Parties in good faith, and not less than three (3) Months prior to first delivery of Crude Oil, shall negotiate and conclude the terms of an agreement to cover the offtake of Crude Oil produced under the Contract. This offtake agreement shall, to the extent consistent with the Contract, make provision for:

            9.2.1 The Delivery Point, at which title and risk of loss to Crude Oil shall pass to the Parties interested (or as the Parties may otherwise agree);

            9.2.2 Operator's regular periodic advice to the Parties of estimates of Total Production of Crude Oil for succeeding periods, Participating Interest shares and grades of Crude Oil, for as far ahead as is necessary for Operator and the Parties to plan offtake arrangements. Such advice shall also cover for each grade of Crude Oil production and deliveries for the preceding period, inventory and overlifts and underlifts;

            9.2.3 Nomination by the Parties to Operator of acceptance of their Participating Interest share of Total Production of Crude Oil for the succeeding period. Such nominations shall in any one period be for each Party's entire Participating Interest share arising during that period subject to operational tolerances and agreed minimum economic cargo sizes or as the Parties may otherwise agree;

            9.2.4       Elimination of overlifts and underlifts;

                                                                           51/.

            9.2.5 If offshore loading or a shore terminal for vessel loading is involved, risks regarding acceptability of tankers, demurrage and (if applicable) availability of berths;

            9.2.6 Distribution to the Parties of Entitlements to ensure, to the extent Parties take delivery of their Entitlements in proportion to the accrual of such Entitlements, that each Party shall receive currently Entitlements of grades, gravities and qualities of Crude Oil similar to Crude Oil received by each other Party;

            9.2.7 To the extent that distribution of Entitlements on such basis is impracticable due to availability of facilities and minimum cargo sizes, a method of making periodic adjustments; and

            9.2.8 The option and the right of the other Parties to sell Total Production of Crude Oil which a Party fails to nominate for acceptance pursuant to Article 9.2.3 or of which a Party fails to take delivery, in accordance with applicable agreed procedures, provided that such failure either constitutes a breach of Operator's or Parties' obligations under the terms of the Contract, or is likely to result in the curtailment or shut-in of production. Such sales shall be made only to the limited extent necessary to avoid disruption in Joint Operations. Operator shall give all Parties as much notice as is practicable of such situation and that a sale option has arisen. Any sale shall be of the unnominated or undelivered Total Production of Crude Oil, as the case may be, and for reasonable periods of time as are consistent with the minimum needs of the industry and in no event to exceed twelve (12) Months. The right of sale shall be revocable at will subject to any prior contractual commitments. Sales to Third Parties shall be for the realized price f.o.b. the Delivery Point. Sales to any of the Parties or their Affiliated Companies shall be at current market value f.o.b. the Delivery Point. The Party arranging the sale shall pay to the Party whose Entitlement is involved the above price after deduction of all costs, including storage costs, incurred in respect of such sale and a marketing fee of an agreed percentage of the applicable price less deductions, reflecting actual costs of disposal. Current market value shall be the value of the Entitlement in international markets (unless the Entitlement was required to be delivered into the Government's domestic market, in which case it shall be

                                                                           52/.

                        the value therein) between a willing buyer and a willing seller and shall be agreed between the two Parties concerned, or failing agreement, determined by an expert to be appointed in accordance with procedures set forth in the offtake agreement.

9.3         Separate Agreement for Natural Gas

            The Parties recognize that if Natural Gas is discovered it may be necessary for the Parties to enter into special arrangements for the disposal of the Natural Gas, which are consistent with the development plan and subject to the terms of the Contract.

                                   ARTICLE 10

                              ABANDONMENT OF WELLS

10.1        Abandonment of Wells Drilled as Joint Operations

            10.1.1 Any well which has been drilled as a Joint Operation and which is to be plugged and abandoned shall not be plugged and abandoned without notifying all Parties.

            10.1.2      Should any such Party fail to reply within twenty-four
                        (24) hours after delivery of notice of the Operator's proposal to plug and abandon such well, such Party shall be deemed to have consented to the proposed abandonment. If all the Parties consent to abandonment, such well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the Parties who participated in the cost of drilling such well.

            10.1.3 If all Parties do not agree to the abandonment of such well, those wishing to continue operations shall assume financial responsibility over the well and shall be deemed to be Consenting Parties conducting the operations pursuant to Article 6. In the case of a producing well, the Consenting Parties shall be entitled to continue producing only from the zone open to production at the time they assumed responsibility for the well.

            10.1.4 Consenting Parties taking over a well as provided above shall tender to each of the Non-Consenting Parties such Non-Consenting Parties' Participating Interest share of the value of the well's salvable material and equipment, determined in accordance with the Accounting Procedure, less the estimated cost of salvaging and the estimated

                                                                           53/.

                        cost of plugging and abandoning as of the date the Consenting Party assumed responsibility for the well; Provided, however, that in the event the estimated plugging and abandoning and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning Parties shall continue to be liable for its Participating Interest share of the estimated excess cost.

            10.1.5 Each Non-Consenting Party shall be deemed to have relinquished to the Consenting Parties in proportion to their Participating Interests all of its interest in the wellbore of a produced well and related equipment, insofar and only insofar as such Participating Interest covers the right to obtain production from that wellbore in the zone then open to production.

            10.1.6 Operator shall continue to operate a produced well for the account of the Consenting Parties at the rates and charges contemplated by this Agreement, plus any additional cost and charges which may arise as the result of the separate allocation of interest in such well.

                                   ARTICLE 11

                           SURRENDER AND WITHDRAWALS

11.1        Surrender

            When the Parties are required under Article 3.5 of the Contract to surrender any portion of the Delimited Area, Operator shall advise the Operating Committee of such requirement at least one hundred twenty (120) days in advance of the date of such surrender. Prior to the end of such period, the Operating Committee shall determine pursuant to Article 5, the size, location and shape of the surrendered area, consistent with the requirements of the Contract. The Parties shall execute any and all documents and take such other actions as may be necessary to effect the surrender.

11.2        Restriction

            No Party may withdraw from either the Contract or this Agreement except in accordance with the following provisions of this Article 11 and only after satisfying the minimum exploration

                                                                          54/.

            work commitments in respect of the current Phase under the Contract and any other applicable obligations under the Contract including any Annual Work Program and Budget in force.

11.3        Right

            11.3.1 Any Party (hereinafter referred to as a "Withdrawing Party") may, subject to Article 11.4, at any time withdraw from the Contract and from this Agreement if one or more of the other Parties are willing to accept its entire Participating Interest; and in such event the withdrawal shall be on such terms and conditions as may be agreed between the Withdrawing Party and those Parties accepting its Participating Interest and further subject to obtaining any necessary approvals of the Government.

            11.3.2 Any Party may, subject to Articles 11.2 and 11.4, at any time give notice to the other Parties that it wishes to withdraw from the Contract and this Agreement. If all the other Parties give such notice of withdrawal, no assignment shall take place, and the Parties shall be deemed to have decided to abandon Joint Operations in the Delimited Area, and the Contract shall be surrendered on the earliest possible date. If less than all the other Parties give such notice, the Withdrawing Parties shall withdraw from the Contract and this Agreement on the earliest possible date and shall assign their respective interests in the Contract and under this Agreement to the Non-Withdrawing Parties without any compensation whatsoever subject to the rights of a Withdrawing Party under Article 8.5.

            11.3.3 No Party participating in an exclusive appraisal authorization may withdraw prior to the completion of the relevant works comprised in the Appraisal Work Program and Budget. A Party participating in an exclusive exploitation authorization may not withdraw prior to the completion of the relevant works comprised in the applicable Development and Production Plan except under Article 11.3.1.

11.4        Conditions. With respect to withdrawal by a Party pursuant to
            Article 11.3.1 or Article 11.3.2:

            (a) A Withdrawing Party shall assign all of its interest in the Contract and this Agreement to the Parties that do not withdraw (referred to in this Agreement as "Non-Withdrawing Parties"), which interest shall (unless otherwise agreed by such Non-Withdrawing Parties) be

                                                                           55/.

                        allocated to them in the proportion in which their respective Participating Interests prior to the effective date of withdrawal (as hereinafter defined) bears to the total of the same;

            (b) A Withdrawing Party shall promptly join in such actions as may be necessary or desirable to obtain any consent of the Government in connection with, and shall execute and deliver any and all documents necessary to effect, any such assignment, and a withdrawal shall not be effective and binding upon the Parties until the date upon which the same shall have been done (the "effective date of withdrawal");

            (c) A Withdrawing Party shall promptly join in all actions required by the other Parties for the maintenance of the Contract, provided that its participation in such actions shall not cause it to incur, after the date on which notice of withdrawal is given, any financial obligations except as provided in this Article 11;

            (d) A Withdrawing Party shall pay all penalties which may be prescribed by the Contract and all costs and expenses incurred by the other Parties in connection with such withdrawal;

            (e) A Withdrawing Party shall not be allowed to withdraw from the Contract and this Agreement if its said interest is subject to any encumbrances other than those set forth in the Contract, unless the other Parties are willing to accept the assignment subject to such additional encumbrances;

            (f) Unless the Party or Parties acquiring its said interest agree to accept the Withdrawing Party's liabilities and obligations, a Withdrawing Party shall remain liable and obligated for its Participating Interest share of all expenditures accruing to the Joint Account in respect of the current Phase under the Contract (but not in excess of such minimum exploration work commitments) and under any Annual Work Program and Budget, Appraisal Work Program and Budget or Development and Production Plan approved by the Operating Committee prior to the date on which notice of withdrawal is given, even if the operations concerned are to be implemented thereafter, provided always that this paragraph (f) shall not render a Withdrawing Party liable for any amounts which such Party would not have been obliged to pay had it not withdrawn, and provided further that if such Withdrawing Party votes to disapprove an Annual Work Program and

                                                                          56/.

                        Budget, Appraisal Work Program and Budget or
                        Development and Production Plan and within thirty (30) days thereafter gives notice of withdrawal, pursuant to
                        Article 11.3.2, to the other Parties, the Withdrawing Party shall not be liable for any expenditure related to such Annual Work Program and Budget, Appraisal Work Program and Budget or Development and Production Plan incurred or accruing after the date on which notice of withdrawal is given, subject, however, to any liability for its Participating Interest share of any minimum exploration work commitment under the current Phase under the Contract; and

            (g) A Withdrawing Party shall remain liable and obligated for its Participating Interest share of all net costs and obligations that in any way relate to the abandonment of Joint Operations or a Non-Consent Project in which such Withdrawing Party participated if abandonment occurs within five (5) Calendar Years after the effective date of withdrawal, and, prior thereto, such Withdrawing Party shall provide the other Parties with such security therefor as is acceptable to all other Parties.

11.5        Emergencies

            Notwithstanding anything to the contrary which may be contained or implied in this Article 11, a Withdrawing Party's withdrawal shall not become effective if a well is out of control or a fire, blow out or other environmental disaster or emergency occurs. Such notification of withdrawal shall become effective, if at all, only after the emergency has been contained and the Withdrawing Party has paid, or has provided security satisfactory to the Non-Withdrawing Party for the Withdrawing Party's Participating Interest share of the costs of such emergency.

                                   ARTICLE 12

              ASSIGNMENTS AND TRANSFERS OF PARTICIPATING INTERESTS

12.1        Obligations

            12.1.1 Subject to the requirements of the Contract, the transfer of all or part of a Party's Participating Interest to a Third Party shall be effective only if it satisfies the terms and conditions of this Article 12.

                                                                           57/.

            12.1.2 Except in the case of a Party transferring all of its Participating Interest, no transfer or assignment to a Third Party shall be made by any Party which results in the transferor or the transferee holding a Participating Interest of less than five percent (5%).

            12.1.3 The transferring Party shall, notwithstanding the transfer, be liable to the other Parties for any obligations, financial or otherwise, which have vested, matured or accrued under the provisions of the Contract or this Agreement prior to such transfer. Such obligations shall include, without limitation, any proposed expenditure approved by the Operating Committee, prior to the transferring Party notifying the other Parties of its proposed transfer.

            12.1.4 The Third Party assignee shall have no rights in and under the Contract, the Delimited Area or this Agreement unless and until it obtains the necessary Government approval and expressly undertakes in writing to perform the obligations of the transferor under the Contract and this Agreement in respect of the Participating Interest being transferred, and furnishes its share of any guarantees required by the Contract.

12.2        Right to Assign

            Each Party shall have the right, subject to the provisions of Articles 12.1 and 12.3, to freely assign and transfer all or a portion of its Participating Interest to an entity that has demonstrated to the satisfaction of the other Parties its financial capability to meet its prospective obligations hereunder.

12.3        Assignments by Petroci to Third Parties

            Article 22.3(d) of the Contract provides that Petroci may assign only to a company controlled by the Government.

12.4        Encumbrances

            No provision contained in this Article 12 shall prevent a Party from mortgaging, pledging or otherwise encumbering all or part of its Participating Interest for the purpose of securing financing, provided that (i) such Party shall remain liable for all obligations relating to such interest and (ii) the encumbrance shall be expressly subordinated to the rights of the other Parties under this Agreement.

                                                                          58/.

12.5        Effective Date

            No assignment under this Article 12 shall be effective or binding upon the Parties until the date upon which the assignor or assignee furnishes all Parties with:

            (a) An executed or photostatic copy of an instrument evidencing assignment, together with any necessary consent of the Government; and

            (b) A written instrument (in form and content satisfactory to the Parties and duly executed by the assignee) accepting and assuming all of the obligations under this Agreement in respect of the assigned Participating Interest.

12.6        Costs

            All costs and expenses pertaining to any such assignment shall be the responsibility of the assignor.

                                   ARTICLE 13

                        RELATIONSHIP OF PARTIES AND TAX

13.1        Relationship of Parties

            The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create a mining or other partnership, joint venture, association or trust, or as authorizing any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

13.2        Tax

            Each Party shall be responsible for reporting to the Government its own tax measured by the income of the Party and the satisfaction of such Party's share of all obligations under the Contract and under this Agreement. Each Party shall protect, defend and indemnify each other Party from any and all loss, cost or liability arising from a failure or refusal to report such income, profits, losses or taxes.

                                                                          59/.

                                   ARTICLE 14

               CONFIDENTIAL INFORMATION - PROPRIETARY TECHNOLOGY

14.1        Confidential Information

            14.1.1 Subject to the provisions of this Article 14, the Parties agree that all information and data acquired or obtained by any Party in respect of Joint Operations shall be considered confidential and shall be kept confidential and not be disclosed during the term of the Contract and for a period of five (5) Years after expiration of this Agreement to any person or entity not a Party to this Agreement, except:

                        (a) To an Affiliated Company, provided such Affiliated Company maintains confidentiality as provided in this Article 14;

                        (b) To a governmental agency or other entity when required by the Contract;

                        (c) To the extent such data and information is required to be furnished in compliance with any applicable laws or regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

                        (d) Subject to Article 14.1.2, to potential contractors, contractors, consultants and attorneys employed by any Party where disclosure of such data or information is essential to such contractor's, consultant's or attorney's work in connection with the Contract or this Agreement;

                        (e) Subject to Article 14.1.2, to a bona fide prospective transferee of a Party's Participating Interest (including an entity with whom a Party is conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliated Company's shares);

                        (f) Subject to Article 14.1.2, to a bank or other financial institution to the extent appropriate to a Party arranging for funding for its obligations under this Agreement;

                        (g) To the extent such data and information must be disclosed pursuant to any rules or requirements of any government or stock exchange having

                                                                          60/.

                                   jurisdiction over such Party, or its
                                   Affiliated Companies; Provided, that if any Party desires to disclose information in an annual or periodic report to its or its Affiliated Companies' shareholders and to the public and such disclosure is not required pursuant to any rules or requirements of any government or stock exchange, then such Party shall comply with
                                   Article 19.1.1;

                        (h) To its respective employees for the purposes of Joint Operations, subject to each Party taking customary precautions to ensure such data and information is kept confidential; and

                        (i) Where any data or information which, through no fault of a Party, becomes a part of the public domain.

            14.1.2 Disclosure pursuant to Article 14.1.1(d), (e) and (f) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the data and information strictly confidential and not to use or disclose the data and information except for the express purpose for which disclosure is to be made.

14.2        Continuing Obligations

            Any Party ceasing to own a Participating Interest during the term of this Agreement shall nonetheless remain bound by the obligations of confidentiality and any disputes shall be resolved in accordance with Article 17.

14.3        Proprietary Technology

            Nothing in this Agreement shall require a Party to divulge proprietary technology to the other Parties; Provided, that where the cost of development of proprietary technology has been charged to the Joint Account, such proprietary technology shall be disclosed to all Parties bearing a portion of such cost and may be used by such Party and its Affiliated Companies in other operations.

14.4        Trades

            Notwithstanding the foregoing provisions of this Article, the Operator may make well trades and data trades for the benefit of the Parties, with any data, the cost of which has been charged to the Joint Account, so obtained to-be furnished to all

                                                                          61/.

            Parties. In such event, Operator must enter into an undertaking with any Third Party to such trade to keep such information confidential.

                                   ARTICLE 15

                                 FORCE MAJEURE

15.1        Obligations

            If as a result of an event of Force Majeure any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish security, then the obligations of such Party, so far as and to the extent that the obligations are affected by such event of Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. The Party claiming Force Majeure shall notify the other Parties of the event of Force Majeure within a reasonable time after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give reasonably full particulars of said Force Majeure, and also estimate the period of time which said Party will probably require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party. Any Party affected by an event of Force Majeure which gave notice thereof under this Article 15.1 shall resume the performance of such obligations as soon as reasonably possible after the removal of the cause and shall so notify the other Parties.

15.2        Definition of Force Majeure

            Force Majeure means any event irresistible and beyond the control of a Party, such as earthquake, flood, explosion, accident, strike, lockout, riot, delay in obtaining rights-of-way, insurrection, civil disturbances, sabotages, acts of war or conditions attributable to war, or any other cause beyond its control, similar to or different from those already mentioned.

                                                                          62/.

                                   ARTICLE 16

                                    NOTICES

Except as otherwise specifically provided in this Agreement, all notices authorized or required between the Parties by any of the provisions of this Agreement, shall be in writing, in English and delivered in person or by registered mail or by courier service or by any electronic means of transmitting written communications which provides confirmation of complete transmission, and addressed to such Parties as designated below. The originating notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. The second or any responsive notice shall be deemed delivered when received. "Received" for purposes of this Article with respect to written notice delivered pursuant to this Agreement shall be actual delivery of the notice to the address of the Party to be notified specified in accordance with this Article. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving prior written notice thereof to all other Parties.

               To: UMIC                           To: Petroci

UMIC Cote d'Ivoire Corporation             Societe Nationale d'Operations
1201 Louisiana                             Petrolieres De La Cote d'Ivoire
Suite 1400                                 Imm. Les Heveas - 14 Bd. Carde
Houston, Texas, 77002-5603                 B.P. V 194
U.S.A.                                     Abidjan, Cote d'Ivoire
Attention: Vice President-Land             Attention: Mr. Moussa Fanny

Telecopy: (1)(713)653-5098                 Telecopy: (225) 216824

                                           Telex: 22135
                                           Answerback Code: PETRO CI

                                   ARTICLE 17

                         APPLICABLE LAW AND ARBITRATION

17.1        Applicable Law

            This Agreement shall be governed, construed and interpreted under the laws of the Republic of Cote d'Ivoire.

                                                                          63/.

17.2        Arbitration

            17.2.1 In the event of any dispute arising between the Parties to this Agreement relating to or arising out of the interpretation or carrying out of any of the provisions of this Agreement, such relevant Parties agree to meet and to use good faith efforts to attempt to resolve such dispute without resort to the formal arbitration procedures provided for in this Article.

            17.2.2 If after a period of thirty (30) days, Petroci and another Party are unable to resolve their dispute, then notwithstanding anything to the contrary contained in this Agreement, any such dispute, controversy or claim arising between them out of or in connection with this Agreement, or the breach, termination or validity thereof, may be referred to and finally settled by final and binding arbitration by three arbitrators in Paris, France, in accordance with the Arbitration Rules of the International Centre for Settlement of Investment Disputes ("Arbitration Rules") as currently in force, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

            17.2.3 Either Party which desires to initiate arbitration proceedings under Article 17.2.2 shall address a request for arbitration to the Secretary-General of the International Centre for Settlement of Investment Disputes ("Centre"). The arbitration shall be initiated by one Party ("First Party") giving notice to the other Party ("Other Party") and to the Secretary-General of the Centre that the First Party elects to refer the matter to arbitration, and the First Party has appointed an arbitrator who shall be identified in such notice. The Other Party shall notify the First Party and the Secretary-General of the Centre in writing within thirty (30) days after its receipt of the First Party's notice, identifying the arbitrator the Other Party has selected. If the Other Party fails to so notify the First Party or to identify an arbitrator, a second arbitrator shall be appointed by the Chairman of the Administrative Council of the Centre ("Chairman").

            17.2.4      The two arbitrators so identified pursuant to Article
                        17.2.3 shall select a third arbitrator within thirty
                        (30) days after the second arbitrator has been appointed; but if such arbitrators shall fail to appoint such third arbitrator within such thirty (30) day

                                                                          64/.

                        period, then the third arbitrator shall be appointed by the Chairman at the request of either the First Party or the Other Party.

            17.2.5 If after a period of thirty (30) days, the Parties to this Agreement other than Petroci are unable to resolve their dispute pursuant to Article 17.2.1, then any such dispute, controversy or claim arising between them out of or in connection with this Agreement, or the breach, termination or validity thereof, may be referred to and finally settled by final and binding arbitration in Paris, France under the Rules of Conciliation and Arbitration of the International Chamber of Commerce ("Chamber") by three (3) arbitrators appointed in accordance with said Rules.

            17.2.6 The English language shall be used in arbitral proceedings.

            17.2.7 Any money awards shall be payable in Dollars; Provided, that the arbitrators shall not be allowed to award any consequential, punitive or other similar damages. However, the award may include appropriate punitive damages when a Party has engaged in delaying and dilatory actions.

            17.2.8 The expenses of the tribunal, the charges for the use of the facilities of the Centre or the Chamber, as the case may be, and any related costs determined by its Secretary General in connection with arbitration hereunder shall be borne equally by the Parties participating in such arbitration. Concerning the fees of the tribunal, each Party shall pay the expenses of own arbitrator and the expenses of the third arbitrator shall be shared equally.

            17.2.9 The Parties and arbitrators shall proceed diligently and in good faith in order that the arbitral award shall be made as promptly as possible. The absence or default of a Party to the arbitration shall not prevent or hinder the arbitration procedure in any or all of its stages.

            17.2.10 Pending the decision or award, the operations or activities which give rise to the arbitration shall not be discontinued. If the decision or award recognized that the complaint was justified, provision may be made in the decision or award for such reparation as the arbitrators consider appropriate.

                                                                          65/.

            17.2.11 The Parties agree that the decision or award of the tribunal will be the sole and exclusive remedy between them regarding any and all claims, counterclaims, issues or accounting presented to the tribunal and that the award shall be made and promptly paid or performed, free of any tax, deduction or offset. In order to have arbitration as the sole and exclusive remedy, the Parties agree to exclude any rights of application or appeal to the courts of any jurisdiction in connection with any question of law arising in the course of arbitration or with respect to any award made.

            17.2.12 The arbitrators shall determine the matters in dispute by majority vote in writing and in accordance with the laws of the Cote d'Ivoire, excluding any laws or choice of law rules thereof which would require reference to the laws of any other jurisdiction. The laws of France shall be used as the procedural law to govern the arbitration process.

            17.2.13 The award shall include interest from the date of any damages incurred for breach or other violation of this Agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitrators, but in no event less than the London InterBank Offering Rate per annum quoted for the corresponding period by Morgan Guaranty Trust Company, London Branch, in the London InterBank Market of United States dollars for immediately available funds.

            17.2.14 All notices by one Party to another Party in connection with the arbitration under this Agreement shall be in writing and shall be deemed to have been duly given or made if delivered or mailed by registered air mail, return receipt requested, or by telex or by telecopy, to the addresses set out in Article 16.

            17.2.15 The Government is obligated under Article 22.3(a) of the Contract to notify the International Center for the Settlement of Investment Disputes as set forth therein that it has agreed that Petroci will be included as a constituent subdivision of the Cote d'Ivoire designated to the Center under Article 25 of the Convention. If the Government fails to give the notification required under Article 22.3 (a) of the Contract, then and until such time as it has done so, the provisions of Article
                        17.2.5 shall apply rather than those of Articles 17.2.2, 17.2.3 and 17.2.4. Therefore, Petroci
                        irrevocably waives any claim to immunity on the part of Petroci and any of its permitted assigns which are wholly owned or controlled by the Government in regard to any

                                                                          66/.

                        proceedings in connection with an arbitration or arbitral award pursuant to this Agreement, including without limitation, immunity from service of process, immunity from pre- or post-judgment attachment, immunity from jurisdiction of any court and immunity of any of its property or assets from execution.

                                   ARTICLE 18

                       ALLOCATION OF COST RECOVERY RIGHTS

18.1        Allocation of Total Production

            18.1.1 Article 2.1 of the Accounting Procedure attached to the Contract sets forth the sequence in which Petroleum Costs are to be recovered for the purposes of Article
                        16.2 of the Contract. In order to determine the volume of Petroleum under Article 16.2 which will be allocated to each Party, the Operator shall determine the sum of Petroleum Costs which each Party is entitled to recover in respect of each element of Petroleum Costs set forth in the sequence of recovery. The Operator shall make such determination as soon as possible after the end of each Month. If only one Party has Petroleum Costs to be recovered in respect of the first element in the sequence to be recovered, such Party shall be allocated all of the Petroleum available under Article 16.2 of the Contract until all such costs have been recovered. If two or more Parties have Petroleum Costs to be recovered in respect of the first element in the sequence to be recovered, such Parties shall be allocated the Petroleum available under Article 16.2 of the Contract in the proportion that the sum of money to be recovered by each Party bears to the total sum of money to be recovered by all the Parties receiving such Petroleum. It is recognized that the Parties may have more than one Participating Interest applicable to the recovery of Petroleum Costs. The Petroleum shall be allocated between such different Participating Interests in proportion to the sum of money to be recovered by each such group of Participating Interests. After all the costs have been recovered in respect of the first element in the sequence, the same procedure shall be used on each subsequent element; provided, if funds are thereafter expended in respect of a prior element, the procedure shall be repeated for such element.

                                                                          67/.

            18.1.2 Profit Oil shall be allocated to the Parties based upon the Participating Interest of the Parties having an interest in the Field producing such Petroleum, and if there is more than one Field, the production shall be allocated between the Fields in the proportion of the production from each Field for such Month.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

19.1        Public Announcements

            19.1.1 Operator shall be responsible for the preparation and release of all public announcements and statements regarding this Agreement or the Joint Operations; provided, that no public announcement or statement shall be issued or made unless prior to its release all the Parties have been furnished with a copy of such statement or announcement and the written approval of at least two (2) Parties has been obtained. Where a public announcement or statement becomes necessary or desirable because of danger to or loss of life, damage to property or pollution as a result of activities arising under this Agreement, Operator is authorized to issue and make such announcement or statement without prior approval of the Parties, but shall promptly furnish all the Parties with a copy of such announcement or statement.

            19.1.2 If a Party wishes to issue or make any public announcement or statement regarding this Agreement or the Joint Operations, it shall not do so unless prior to its release, such Party furnishes all the Parties with a copy of such announcement or statement, and obtains the approval of at least two (2) Parties; provided, that notwithstanding any failure to obtain such approval, no Party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with the applicable laws, rules or regulations of any government, legal proceedings or stock exchange having jurisdiction over such Party.

19.2        Successors and Assigns

            Subject to the limitations on transfer contained in Article 17, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

                                                                          68/.

19.3        Waiver

            No waiver by any Party of any one or more defaults by another Party in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character. Except as expressly provided in this Agreement no Party shall be deemed to have waived, released or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.

19.4        Severance of Invalid Provisions

            If and for so long as any provision of this Agreement shall be deemed to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

19.5        Modifications

            Except as is provided in Article 19.4, there shall be no modification of this Agreement except by written consent of all the Parties.

19.6        Headings

            The topical headings and sub-headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Article.

19.7        Singular and Plural

            Reference to the singular includes a reference to the plural and vice versa.

19.8        Gender

            Reference to any gender includes a reference to all other genders.

                                                                           69/.

19.9        Counterpart Execution

            This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes; Provided, no Party shall be bound by this Agreement unless and until all Parties have executed a counterpart. For purposes of assembling all counterparts into one document, Operator is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart.

19.10       Entirety

            This Agreement comprises the full and complete agreement and understanding between and among the Parties hereto with respect to the subject matter hereof and supersedes and cancels all prior agreements between the Parties whether written or oral, expressed or implied.

            IN WITNESS of their agreement each Party has caused its duly authorized representative to sign this instrument on behalf of the Parties hereto on the date indicated below such representative's signature.

SOCIETE NATIONALE                              UMIC COTE D'IVOIRE CORPORATION
D'OPERATIONS PETROLIERES
DE LA COTE D'IVOIRE

By: /s/ MOUSSA FANNY                           By: /s/ JOHN B. BROCK
    MOUSSA FANNY                                   JOHN B. BROCK

Title: Chairman/General Manager                Title: President

Date: 27 June 1992                             Date: 27 June 1992

                                                                           70/.

                                   EXHIBIT A

                              ACCOUNTING PROCEDURE

                          Attached To Joint Operating
                           Agreement For Block CI-11


                               Table of Contents

Section 1:  Object--Principles--Definitions

            1.1        Object
            1.2        Effective Date and Duration
            1.3        General Principles
            1.4        Definitions

Section 2:  Budget--Accounts--Settlements

            2.1        Budget
            2.2        Statements, Billings, and Adjustments

Section 3:  Advances and Payments

            3.1        Cash Calls and Payment Requirements

Section 4:  Verification of Accounts and Audits

            4.1        Audit
            4.2        Audit Report

Section 5:  Direct Charges

            5.1        Contract, License, or Permit Payments
            5.2        Labor and Related Cost
            5.3        Material
            5.4        Transportation and Employee Relocation Costs
            5.5        Services
            5.6        Damages and Losses to Property
            5.7        Insurance and Claims
            5.8        Professional Expenses
            5.9        Duties and Taxes
            5.10       Indirect Expenses

                                                                           71/.

             5.11       Ivorian Personnel Training Costs
             5.12       Ecological and Environmental
             5.13       Other Expenditures
             5.14       Home Office Overhead

Section 6   Material

             6.1        Acquisitions
             6.2        Disposal
             6.3        Inventories

Section 7:  Costs and Expenses for Non-Consent Projects

Section 8:  Settlement at Termination

                                                                           72/.

                                   Exhibit A

                              Accounting Procedure

Attached to and made a part of the Joint Operating Agreement between Petroci and UMIC:

Section 1:  Object--Principles--Definitions

            1.1         Object

                        The purpose of the accounting procedures provided in this Accounting Procedure is to establish equitable methods for determining charges and credits applicable to Joint Operations. The Operator shall neither gain nor lose while acting as Operator. The Parties agree that if any of such methods prove unfair or inequitable to the Operator or Non-Operators, the Parties will meet and in good faith endeavor to agree on changes in methods deemed necessary to correct any unfairness or inequity.

            1.2         Effective Date and Duration

                        This Accounting Procedure shall become effective as of the Effective Date and will remain in full force and effect until the termination of this Agreement.

            1.3         General Principles

                        1.3.1 The accounting for Joint Operations is undertaken by the Operator according to the methods, classifications, and accounting procedures which are consistent with generally acceptable accounting practices in the petroleum industry.

                        1.3.1 The Operator will be responsible for the fiscal obligations relating to the Joint Operations save in respect of those taxes which are the legal responsibility of the Government and each of the Parties and for which separate provisions are established in this Agreement and the Contract.

                        1.3.3 All payments made by the Operator will be allocated to the Joint Account at net cost (i.e. without any profit or loss) in accordance with the Operator's usual accounting practices applied for establishing the net cost.

                                                                           73/.

                        1.3.4 In the event of any conflict between the provisions of this Accounting Procedure and the provisions of the main body of this Agreement, the latter shall prevail.

            1.4         Definitions

                        All the terms used in this Accounting Procedure and defined in Article 1 of this Agreement shall have the same meaning as defined in Article 1. In addition to those definitions set forth in Article 1 of this Agreement, the following terms when used in this Accounting Procedure shall have the meanings ascribed to them below:

                        1.4.1 "Material" shall mean Personal Property, equipment, or supplies acquired for Joint Operations.

                        1.4.2 "Personal Property" means any Joint Property which is movable or not permanently affixed to the ground or sea floor or which has been so affixed but can be removed without unreasonable damage to such property.

                        1.4.3 "Section" means a section in this Accounting Procedure.

Section 2:  Budget--Accounts--Settlement

            2.1         Budget

                        The Budget for each Calendar Year shall be established and maintained in accordance with Article 6 of this Agreement.

            2.2         Statements, Billings, and Adjustments

                        2.2.1 Each Party shall be responsible for reporting to the Government its tax measured by the income of such Party in accordance with Article 17 of the Contract. All other tax assessments and payments, if any, for the benefit of the Joint Operations shall be borne by the Parties in accordance with their respective Participating Interests.

                        2.2.2 Subject to the provisions of Section 3.1, Operator shall bill the Parties on or before the 25th day of each Month for their proportionate share of Petroleum Costs for the preceding Month. Each

                                                                           74/.

                                   billing shall be accompanied by statements of all charges and credits to the Joint Account as set forth below for the Month in question.

                        2.2.3 Operator shall provide a statement of all charges and credits to the Joint Account summarized by appropriate classifications indicative of the nature thereof together with such other details as may be agreed upon by the Parties.

                        2.2.4 Operator shall furnish a description of such accounting classifications upon request.

                        2.2.5 Amounts included in each billing shall be expressed in U.S. Dollars and where applicable, in CFA Francs. In the conversion of currencies, in the accounting for advances of different currencies as provided for in Article 3 below, or in any other currency transactions affecting the Joint Operations, it is the intent that none of the Parties shall experience an exchange gain or loss at the expense of, or to the benefit of, the other Parties. Where there is no actual exchange of currency but it is necessary to convert expenses or income expressed in another currency into Dollars, the exchange rates to be used shall be the average of the daily closing rates for the purchase and sale of that currency quoted by Chase Manhattan Bank, N.A., New York, or if no such quotes are available, as quoted by Morgan Guaranty Trust Company of New York, or if no such rates are available, the Paris fixing rate quoted on the Paris exchange market in the Month in which such expenses were paid or income received. The Operator shall furnish the Non-Operator(s) sufficient current exchange data to enable the Non-Operator(s) to translate the billings to the currency of their corporate accounts.

                        2.2.6 Payment in respect of any Joint Account billings shall not prejudice the right of any of the Non-Operator(s) to protest or question the correctness thereof; however, all billings and statements rendered to the Non-Operator(s) by the Operator during any Calendar Year shall conclusively be presumed to be true and correct after twenty-four
                                   (24) Months following the end of any such Calendar Year unless within the said twenty-four (24)-Month period-the
                                   Non-Operator(s) takes written exception
                                   thereto and makes claim

                                                                           75/.

                                   on the Operator for adjustment. No
                                   adjustment favorable to the Operator shall be made unless it is made within the same prescribed period.

                                   Notwithstanding the foregoing, if the
                                   Parties have decided to terminate the
                                   Contract and the Operator has disposed of all Joint Property and submitted final accounts to the Parties, all billings and statements will be presumed true and correct unless any Non-Operator takes written exception within six (6) Months of the submittal of such final accounts.

Section 3:  Advances and Payments

            3.1         Cash Calls and Payment Requirements

                        3.1.1 Where the Operator is contractually required to make payments in Dollars or CFA Francs, the Operator may request payments and advances in either the currency expended or Dollars. For all payments made by the Operator in currencies other than Dollars or CFA Francs, the Operator shall request payment from the Non-Operators in Dollars. It is the intent that none of the Parties shall experience an exchange gain or loss at the expense of, or to the benefit of, the other Parties.

                        3.1.2      If the Operator so requests, each
                                   Non-Operator shall advance to the Operator its Participating Interest share of estimated cash requirements for the Joint Operations for the next succeeding Month. Such estimates shall be based on the latest information available to the Operator at the time the request for the advance is made. Any major variances from budgeted amounts shall be explained by the Operator. The Operator shall make a written request to the Parties for advances at least twenty (20) days prior to the first (1st) day of any Month in which such advances are due. The due date for such advances shall be set by the Operator in the request notice but in no event shall such due date be any earlier than seven (7) days after the date of such written cash advance request.

                        3.1.3 Should the Operator be required to pay additional sums of money in respect of the Joint operations, that were unforeseen at the time of providing the

                                                                           76/.

                                   Non-Operator with said Monthly estimates of its requirements, the Operator may make a supplemental written request for the Non-Operator(s) share of such payments. Each Non-Operator shall pay its Participating Interest share of supplemental advances within ten (10) days after receipt of such notice.

                        3.1.4 If the Non-Operator(s) advances exceed their Participating Interest share of expenditures, the next succeeding cash advance requirement, after such determination, shall be reduced accordingly; however, a Non-Operator may request that its Participating Interest share of such excess advances, if significant, be refunded. The Operator shall make such refund within ten
                                   (10) days after receipt of the
                                   Non-Operator(s) request. Such refund shall be made in the currency which was advanced by the requesting Party.

                        3.1.5 If the cash calls are less than the actual expenditures, the deficiency shall, at the Operator's option, be added to subsequent Monthly cash call requirements or be paid by the Non-Operator(s) within ten (10) days following receipt of the Operator's billing to the Non-Operator(s) for such deficiency. If the Operator does not request the Non-Operator(s) to advance their Participating Interest share of estimated cash requirements, the Non-Operator(s) shall pay their Participating Interest share of expenditures within ten (10) days following receipt of the Operator's billing.

                        3.1.6 Payments of cash advances or billings shall be made on or before the due date, and if not so paid, the provisions of Article 8 of this Agreement shall be applied with respect to the Party or Parties not making payment on or before said due date.

Section 4:  Verification of Accounts and Audits

            4.1         Audit

                        A Non-Operator, upon at least sixty (60) days advance written notice to the Operator and the other Non-Operator(s), shall have the right at its sole expense to audit the Joint Account and related records of the

                                                                           77/.

                        Operator for any Calendar Year or portion thereof within twenty-four (24) Months following the end of such Calendar Year; Provided, however, the date for conducting the audit will be mutually agreed upon by the Operator and such Non-Operator. The Joint Account and related records of the Operator shall be available for audit in the Cote d'Ivoire, and the auditors of a Non-Operator shall have access thereto at reasonable times during regular business hours. In the event the records in the Cote d'Ivoire are not sufficient, the Party or Parties conducting the audit may audit at reasonable times during regular business hours the records of the Operator located outside the Cote d'Ivoire which relate solely to the Petroleum Operations. The conducting of an audit shall not extend the time for the taking of written exception to, and the adjustment of, accounts. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to Operator; Provided, in the event only one Non-Operator conducts an audit, the costs of such audit shall be shared and paid by all the Non-Operators in the ratio that the Participating Interest of each Non-Operator bears to the total Participating Interests of all Non-Operators. The audits provided for in this
                        Section 4.1 shall not be conducted more often than once each Calendar Year without the prior written approval of the Operator except in the case of the resignation or removal of the Operator.

            4.2         Audit Report

                        The Operator shall reply to each audit report in writing as soon as practicable, and in any event, no later than four (4) Months following receipt of the report. In the event no agreement has been reached on such claims within three (3) Months after receipt of the Operator's reply, such claims may be resolved as prescribed by Article 17 of this Agreement.

Section 5:  Direct Charges

            The Operator shall charge the Joint Account for all costs and expenditures necessary to conduct the Joint Operations. Such costs shall include, but will not necessarily be limited to, the following categories:

                                                                           78/.

5.1         Contract, License, or Permit Payments

            All expenditures necessary to acquire and to maintain rights to the Delimited Area.

5.2         Labor and Related Costs

            5.2.1 Actual salaries and wages of the Operator's or its Affiliated Companies' employees, whether located in the Cote d'Ivoire or elsewhere, directly engaged in Petroleum Operations on a permanent or full term basis, and a proportional share of salaries and wages of personnel assigned to or engaged in Petroleum Operations on a part-time or temporary basis, whether located in the Cote d'Ivoire or elsewhere.

            5.2.2 Costs of living expenses, housing allowances, holiday, sick leave and vacation allowances, disability allowances, and other customary allowances (in accordance with the personnel policies and practices which apply to the employees concerned) which are applicable to salaries and wages of expatriate employees chargeable under Sections 5.2.1 and 5.10. Paid bonuses, overtime and other customary allowances applicable to salaries and wages of national employees chargeable under Sections 5.2.1 and 5.10.

            5.2.3 Cost of expenditures and contributions made pursuant to Ivorian law or any other legal authority or assessments imposed by Cote d'Ivoire or any other legal authority applicable to the cost of salaries and wages, as provided under Sections 5.2.1, 5.2.2 and 5.10.

            5.2.4 All costs actually incurred by Operator or its Affiliated Companies of the established plans (in accordance with the personnel policies and practices which apply to the employees concerned) which are for employees' group life assurance, hospitalization, pension, retirement, stock purchase, thrift and other benefits of a like nature which are applicable to labor cost of salaries and wages of both expatriate employees and employees who are nationals of Cote d'Ivoire, all as chargeable under Sections 5.2.1 and 5.10. The thrift plans referred to above are plans in which the employee and employer contribute funds

                                                                           79/.

                        which will be distributed to the employees in accordance with the provisions of the plan. Except where other severance terms are applicable in accordance with personnel policies and practices which apply to the employees concerned, severance pay will be charged at a fixed rate applied to payrolls which will equal an amount equivalent to the maximum liability for severance payments as required under Ivorian labor law. Such costs may be charged on an actual basis, when and as paid, or on a percentage basis on the amount of salaries and wages chargeable under this Section 5.2. If a percentage basis is used, the percentage rate shall be subject to adjustment to reflect actual cost.

5.3         Material

            Material purchased or furnished by the Operator for use in Joint Operations which shall be charged as provided under Article 6 of this Accounting Procedure.

5.4         Transportation and Employee Relocation Costs

            5.4.1 Transportation costs of Material and other related costs such as expediting, crating, dock charges, inland and ocean freight, and unloading at destination.

            5.4.2 Transportation costs of employees (including those temporarily assigned) as required in the conduct of Joint Operations.

            5.4.3 Relocation costs of employees permanently or temporarily assigned for a period in excess of six (6) Months to the Joint Operations in the Cote d'Ivoire or other designated locations. Such costs shall include transportation of employees' families and their personal and household effects to and from the Cote d'Ivoire and all other relocation costs in accordance with the personnel policies and practices which apply to the employees concerned.

            5.4.4       Transportation costs of Petroleum to the Delivery Point.

                                                                           80/.

5.5         Services

            5.5.1 Contract services, professional consultants, and any other services procured from Third Parties other than services covered by Section 5.8.

            5.5.2 Technical services, such as, but not limited to, laboratory analysis, drafting, geophysical, and geological interpretation, engineering and related data processing, performed by the Operator or its Affiliated Companies for the direct benefit of the Joint Operations. Such regularly recurring and routine services shall be performed and charged by the Operator or its Affiliated Companies at actual cost including direct support services costs which shall include, but not be limited to, secretarial and clerical support and company benefits.

            5.5.3 Use of equipment and facilities furnished by Operator or its Affiliated Companies at rates commensurate with the cost of the ownership and operation thereof, but such rates shall not exceed those currently prevailing in the general vicinity of the Delimited Area. Use of the Operator's drilling equipment and related services shall be charged at rates no higher than the rates charged at the time by other international or domestic suppliers of such equipment or services for the equivalent work and equipment. Whenever requested by the Non-Operator(s), the Operator shall inform Non-Operator(s) in advance of the rates it proposes to charge. Rates shall be revised and adjusted from time to time when found to be either excessive or insufficient.

5.6         Damages and Losses to Property

            Subject to Article 4.7 of this Agreement, all costs or expenses necessary for the repair or replacement of property used in Joint Operations resulting from damages or losses incurred by fire, flood, storm, theft, accident, or any other cause. The Operator shall furnish Non-Operator(s) written notice of damages or losses in excess of fifty thousand Dollars ($50,000) each as soon as practicable.

                                                                           81/.

5.7         Insurance and Claims

            Premiums for insurance carried by the Operator as may be (i) required for the Joint Operations, (ii) required by the Contract,
            (iii) required by this Agreement, or (iv) required by any statutory laws, regulations or local requirements together with all expenditures incurred in the settlement of all losses, claims, damages, judgments, and other expenses including legal services not recovered from insurance carrier.

5.8         Professional Expenses

            All costs or expenses of litigation or related services necessary or expedient for the procuring, perfecting, retention and protection of the Delimited Area and the Contract and of handling, investigating, and settling actual or threatened litigation, disputes or claims arising by reason of or in relation to the Joint Operations, or necessary to protect or recover Material, property, facilities, or assets used in Joint Operations, including but not limited to, attorney fees, court costs, costs of investigation or procuring evidence, and amounts paid in settlement or satisfaction of any such litigation or claims; and expenses for accounting, legal, tax, treasury and other professional services.

5.9         Duties and Taxes

            Subject to this Agreement, all taxes (other than taxes measured by the income of the Parties) and other governmental levies of every nature assessed or levied upon or in connection with the Joint Operations or Joint Property which have been paid by the Operator for the benefit or on behalf of the Parties.

5.10        Indirect Expenses

            The cost of establishing, maintaining, equipping, furnishing, and operating in the Cote d'Ivoire any offices, sub-offices, camps, shore bases, warehouses, housing, road systems, and salaries and expenses of field supervisory personnel, field clerks, assistants and other general employees indirectly serving the Joint Operations shall be charged to the Joint Account. If such facilities serve operations in addition to the Joint Operations, the costs shall be allocated to the respective operations served on an equitable basis.

                                                                           82/.

5.11        Ivorian Personnel Training Costs

            All costs and expenses incurred for training and developing Ivorian personnel in accordance with the provisions of the Contract.

5.12        Ecological and Environmental

            Costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup of Petroleum spills.

5.13        Other Expenditures

            Any other expenditures not covered or dealt with in the foregoing provisions which are incurred by Operator or its Affiliated Companies and required for the conduct of the Joint Operations shall be charged to the Joint Account.

5.14        Home Office Overhead

            5.14.1 An administrative overhead covering services and related office costs of personnel outside of the Cote d'Ivoire performing administrative, management, accounting, treasury, audit, tax, legal, purchasing, employee relations, computer services, and other functions for the benefit of the Joint Operations shall be charged to the Joint Account monthly.

            5.14.2 The above-mentioned administrative overhead for the Joint Operations shall be calculated at four percent (4%) based on the sum of the total costs incurred under Sections 5.1 through Section 5.13 during a Calendar Year and shall be charged Monthly by the Operator; Provided, there shall be a minimum overhead charge of five thousand Dollars ($5,000) per Month commencing with the Effective Date.

            5.14.3      The administrative overhead determined pursuant to this
                        Section 5.14 shall not be subject to audit, provided that all other charges and credits under this Section 5 may be audited.

                                                                           83/.

Section 6:  Material

            Material purchased or furnished for use in Joint Operations as follows:

            6.1         Acquisitions

                        6.1.1 New Material purchased shall be charged at the net cost incurred by the Operator. Net cost shall include, but shall not be limited to, taxes, purchasing and shipping agent fees, transportation, loading and unloading costs, and license fees which are related to the supply of Materials as well as transit losses not recovered through insurance.

                        6.1.2 All Material transferred from the Operator's or its Affiliated Companies' warehouses shall be valued as follows:

                                   (a)         New Material

                                               New Material (condition "A")
                                               means New Material which has
                                               never been used: one hundred
                                               percent (100%) of the current
                                               market price, which corresponds
                                               to the price normally charged
                                               for similar supplies in arm's
                                               length transactions between
                                               Third Party independent buyer
                                               and seller for delivery to Cote
                                               d'Ivoire.

                                   (b)         Material in good condition

                                               Material in good condition
                                               (condition "B") means Material
                                               in good condition which is still
                                               usable for its original purpose
                                               without repair: at a maximum of
                                               seventy-five percent (75%) of
                                               the price of new Material
                                               determined under Section
                                               6.1.2(a)

                                   (c)         Other used Material

                                               Other used Material (condition
                                               "C") means Material still usable
                                               for its original purpose, but
                                               only after repairs and
                                               reconditioning: at a maximum of
                                               fifty percent (50%) of the price
                                               of new Material determined under
                                               Section 6.1.2(a).

                                                                           84/.

                                   (d)  Material in poor condition

                                        Material in poor condition (condition
                                        "D") means Material no longer usable
                                        for its original purpose but still
                                        usable for other purposes: at a
                                        maximum of twenty-five percent (25%)
                                        of the price of new Material
                                        determined under Section 6.1.2(a).

                        6.1.3 The Operator does not warrant the Material charged to the Joint Account beyond the manufacturer's or original supplier's guarantee. In the case of any such Material which is defective, a credit shall not pass to the Joint Account until an adjustment has been received by the Operator from the manufacturer or supplier.

                        6.1.4 All leased or rented Materials shall be at vendor's invoice price.

            6.2         Disposals

                        6.2.1 The Operator shall be under no obligation to purchase the interest of the Non-Operator(s) in new or used surplus material.

                        6.2.2 Subject to the terms of the Contract, the Operator shall have the right to dispose of surplus materials but shall advise and secure prior agreement of the
                                   Non-Operator(s) of all proposed dispositions of Materials valued in the aggregate at thirty-five thousand Dollars ($35,000) or more per Calendar Year.

                        6.2.3 Proceeds from all sales shall be credited to the Joint Account at the net amount actually collected.

            6.3         Inventories

                        6.3.1 Periodic inventories shall be taken by the Operator of all controllable Materials and supplies. Inventories of the above-mentioned stock shall be taken by the Operator at intervals no greater than twelve (12) Months. The Operator shall give thirty (30) days written notice of intention to take such inventories to allow each of the Non-Operator(s) to be represented when any inventory is taken. Failure of any of the Non-

                                                                           85/.

                                   Operator(s) to be represented shall bind such Non-Operator to accept the inventory taken by the Operator.

                        6.3.2 Reconciliation of inventory with the Joint Account shall be made, and a list of overages and shortages shall be furnished to the Non-Operator(s); and inventory adjustments shall be made to the Joint Account if required by the Parties.

                        6.3.3      Whenever there is a change of a
                                   Participating Interest, a special inventory may be taken by the Operator provided the assignor and assignee of such interest agree to bear all of the expense thereof. In such cases, both the assignor and the assignee shall be entitled to be represented and will be governed by the inventory so taken.

Section 7:  Costs and Expenses for Non-Consent Projects

            The provisions of this Accounting Procedure shall apply mutatis mutandis to any Non-Consent Projects. There shall be charged to an account for any Non-Consent Project (the "Non-Consent Account") maintained by the Operator, or the Consenting Party acting as the Operator, as the case may be, for each Non-Consent Project, all costs and expenses incurred in relation to the Non-Consent Project. Where costs and expenses relate exclusively to a Non-Consent Project, they shall be charged in their entirety to the respective Non-Consent Account. If costs and expenses relate to matters which apply both to Joint Operations and one or more Non-Consent Projects (such as administrative and service facilities, communication equipment, transport facilities, drilling tools, camps, storage, and warehousing facilities) such costs and expenses shall be apportioned on an equitable basis as between the Joint Account and each relevant Non-Consent Account.

Section 8:  Settlement At Termination

            Within six (6) Months after termination of the Contract (or such longer period as is necessary to receive approvals of the Government to discontinue Petroleum Operations), the Joint Account shall be finally settled and balanced by whatever cash payments are necessary between the Parties following presentation by the Operator to all the Parties of a financial statement of costs and credits in respect of the Joint Account, subject to any adjustment required as the result of any audit performed in accordance with
            Section 4.

                                   EXHIBIT C

                                   Assignment

            This Assignment (referred to hereinafter as this "Assignment"),
made and entered into this    day of       , 1993, by and between UMIC Cote
d'Ivoire Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. (hereinafter referred to as the "Assignor") and G.N.R. (Cote d'Ivoire) Ltd., a corporation organized and existing under the laws of the Cayman Islands (hereinafter referred to as the "Assignee").

                                  WITNESSETH:

            WHEREAS, The Republic of Cote d'Ivoire, on the one hand, and UMIC Cote d'Ivoire Corporation and Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire, on the other hand, signed that certain Production Sharing Contract dated 27 June 1992 but having an Effective Date of January 4, 1993 (hereinafter referred to as the "Contract"); and

            WHEREAS, Assignor and Assignee entered into that certain Acquisition Agreement (hereinafter referred to as the "Acquisition Agreement")
dated the    day of May, 1993, providing the terms and conditions under which
Assignee is to acquire an interest from Assignor in and under the Contract; and

            WHEREAS, Assignor and Assignee have agreed that all the conditions precedent set forth in the Acquisition Agreement have been satisfied or waived.

            NOW, THEREFORE, in consideration of the premises hereinabove and the mutual covenants herein contained, the Assignor and the Assignee agree as follows:

            1. Assignor hereby assigns and conveys to Assignee (i) an undivided ten percent (10%) interest in and under the Contract insofar and only insofar as the Contract relates to the Special Area and (ii) an undivided eighteen percent (18%) interest in and under the Contract insofar and only insofar as the Contract relates to that portion of the Delimited Area not covered by the Special Area, TO HAVE AND TO HOLD the interests assigned and transferred hereunder unto the Assignee, its successors and assigns, FOREVER, subject to the terms and conditions herein set forth. This Assignment is made without warranty of title, either express or implied.

            2. Assignee hereby expressly agrees to be bound by all the terms, conditions and covenants contained in the Contract.

            3. This Assignment is made subject to the terms and conditions of the Acquisition Agreement.

            4. This Assignment may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

            5. Terms used in this Assignment that are defined in the Contract shall have the meanings set forth for such terms in the Contract.

            6. After the written consent or deemed approval of the Government is obtained in accordance with Article 34.1 of the Contract, this Assignment shall be effective as of the date first set forth above.

         IN WITNESS WHEREOF, this Assignment has been duly signed by the parties hereto as of the date first above written.

                                      UMIC COTE D'IVOIRE CORPORATION



                                      By: ________________________________





                                      G.N.R. (COTE D'IVOIRE) LTD.



                                      By: ________________________________

                                   EXHIBIT D

          Assignment and First Amendment to Joint Operating Agreement

            This Assignment and First Amendment to Joint Operating Agreement (hereinafter referred to as this "First Amendment"), made and entered into by and among Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire, a company incorporated under the laws of the Republic of Cote d'Ivoire (hereinafter referred to as "Petroci"), UMIC Cote d'Ivoire Corporation, a corporation incorporated under the laws of the State of Delaware, U.S.A. (hereinafter referred to as "UMIC"), and G.N.R. (Cote d'Ivoire) Ltd., a corporation incorporated under the laws of the Cayman Islands (hereinafter referred to as "GNR").

                                  WITNESSETH:

            WHEREAS, the Republic of Cote d'Ivoire, on the one hand, and Petroci and UMIC, on the other hand, entered into that certain Production Sharing Contract dated 27 June 1992 but having an Effective Date of January 4, 1993, covering Block CI-11 (hereinafter referred to as the "Contract"); and

            WHEREAS, UMIC and Petroci entered into that certain Joint Operating Agreement dated the 27th day of June, 1992 (hereinafter referred to as the "Joint Operating Agreement"); and

            WHEREAS, GNR and UMIC entered into that certain Acquisition
Agreement dated the    day of May, 1993 (hereinafter referred to as the "GNR
Agreement"), providing the terms and conditions under which GNR would be assigned and conveyed certain interests under the Contract and Joint Operating Agreement; and

            WHEREAS, by that certain Assignment dated the    day of     , 1993,
 UMIC assigned and conveyed to GNR an undivided ten percent (10%) interest in and under the Contract insofar and only insofar as it relates to the Special Area and an undivided eighteen percent (18%) interest in and under the Contract insofar and only insofar as it relates to the Initial Participation Delimited Area; and

            WHEREAS, UMIC desires to assign and convey to GNR an undivided ten percent (10%) Special Area Participating Interest and an undivided eighteen percent (18%) Initial Participating Interest and GNR desires to accept such assignments and conveyances; and

            WHEREAS, the parties hereto desire to amend the Joint Operating Agreement to recognize the assignments and conveyances by UMIC and the acceptance by GNR of the interests described above in the Joint Operating Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

            1. Terms used in this First Amendment which are not defined in this First Amendment but are defined in the Joint Operating Agreement shall have the meanings set forth in the Joint Operating Agreement.

            2. In accordance with Article 12.2 of the Joint Operating Agreement, Petroci and UMIC agree that GNR has demonstrated to the satisfaction of Petroci and UMIC that it has the financial capability to meet its prospective obligations under the Joint Operating Agreement.

            3. UMIC hereby sells, assigns and conveys to GNR and GNR hereby accepts the following:

                        (a) An undivided ten percent (10%) Special Area Participating Interest; and

                        (b) An undivided eighteen percent (18%) Initial Participating Interest.

            4. Article 3.1.1 of the Joint Operating Agreement shall be amended to read as follows:

            "In respect of the Special Area, the Parties shall hold the following Special Area Participating Interests:

                        UMIC                   fifty percent (50%)
                        Petroci                forty percent (40%)
                        GNR                    ten percent (10%)"

            5. Article 3.1.2 of the Joint Operating Agreement shall be amended to read as follows:

            "In respect of the Initial Participation Delimited Area, the Parties shall hold the following Initial Participating interests:

                        UMIC                   seventy-two percent (72%)
                        GNR                    eighteen percent (18%)
                        Petroci                ten percent (10%)"

            6. Article 3.1.3 of the Joint Operating Agreement shall be amended to read as follows:

            "In respect of each exclusive exploration authorization and its related Exploitation Perimeter within the Initial Participation Delimited Area, Petroci shall have a Total Exploitation Participating Interest between ten percent (10%) and twenty percent (20%) and UMIC and GNR shall hold the remaining Exploitation Participating Interests."

            7. Article 16 of the Joint Operating Agreement shall be amended by adding at the end thereof the following information for notices to
GNR:

            "To GNR:
            G.N.R. (Cote d'Ivoire) Ltd.
            5300 Memorial, Suite 800
            Houston, Texas 77007
            U.S.A.
            Attn: Vice President-International Exploration
            Telecopy: (713) 865-4386"

            8. In accordance with Article 12.1.4 of the Joint Operating Agreement, GNR expressly agrees to perform the obligations under the Contract and the Joint Operating Agreement in respect of its Special Area Participating Interest and its Initial Participating Interest.

            9. This First Amendment shall be effective on the date set forth below.

            10. Except as otherwise provided herein, the Joint Operating Agreement shall remain in full force and effect as originally written.

            11. This First Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

            IN WITNESS WHEREOF, this Assignment and First Amendment to Joint Operating Agreement has been duly signed by the parties hereto as of the _____ day of _______________ , 1993.

                                   SOCIETE NATIONALE D'OPERATIONS
                                   PETROLIERES DE LA COTE D'IVOIRE

                                   By:____________________________

                                   UMIC COTE D'IVOIRE CORPORATION

                                   By:____________________________

                                   G.N.R. (COTE D'IVOIRE) LTD.

                                   By:____________________________

                                  EXHIBIT E

                         PROSPECT ACQUISITION AGREEMENT
               (OFFSHORE BLOCK CI-11 -- REPUBLIC OF IVORY COAST)

                                    BETWEEN

                 UNITED MERIDIAN INTERNATIONAL CORPORATION

                                     AND

                                 FRANK T. BARR

                                      AND

                                G. WILLARD FRANK

December 20, 1991                                                 Houston, Texas

                               TABLE OF CONTENTS


I.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
            DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

II.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            OBJECT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

III.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
            SERVICES OF CONSULTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

IV.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
            RIGHTS AND OBLIGATIONS OF UMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

V.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
            COMPENSATION OF CONSULTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

VI.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
            TERM OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

VII.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

VIII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

IX.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

EXHIBIT "A"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            Description and Map of Prospect Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                         PROSPECT ACQUISITION AGREEMENT

               (OFFSHORE BLOCK CI-11 -- REPUBLIC OF IVORY COAST)

            THIS AGREEMENT made and entered into this 20 day of December, 1991 by and between, on the one side, UNITED MERIDIAN INTERNATIONAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "UMIC") and, on the other side, FRANK T. BARR and
G. WILLARD FRANK, both individuals residing in Houston, Texas (hereinafter sometimes referred to as "BARR" and "FRANK", respectively, or collectively as "Consultants").

                                   WITNESSETH

            WHEREAS, UMIC is in the business of acquiring petroleum concessions outside the United States and exploring for and producing oil and gas from said concessions; and

            WHEREAS, the Consultants are in the business of petroleum consulting and have studied extensively the hydrocarbon potential of a certain concession block (hereinafter referred to as the "Prospect Area") within the territorial boundaries of the Republic of the Ivory Coast; and

            WHEREAS, the Consultants have brought the Prospect Area to the attention of UMIC and UMIC is desirous of purchasing seismic and other data regarding the Prospect Area from the state-owned national oil company of the Republic of the Ivory Coast (hereinafter referred to as "PETROCI") for the purpose of conducting its own study to confirm the likelihood of the existence of oil and gas reserves in commercial quantities on the Prospect Area; and

            WHEREAS, the Consultants have had experience with negotiating a Production Sharing Contract and Joint Operating Agreement (hereinafter referred to as the "PSC" and "JOA", respectively) with PETROCI; and

            WHEREAS, UMIC is desirous of conducting negotiations with PETROCI concerning a PSC and JOA covering the Prospect Area while also conducting its aforementioned technical study and would want the assistance of the Consultants in negotiations with PETROCI concerning a PSC and JOA covering the Prospect Area; and

            WHEREAS, the Consultants are willing to give such assistance to UMIC in attempting to obtain a PSC and JOA with PETROCI which will give UMIC exclusive petroleum exploration and development rights in and to the Prospect Area on terms and conditions mutually acceptable to UMIC and PETROCI;

            NOW THEREFORE, the Parties hereto do hereby mutually agree as follows:

                                       I.

                                  DEFINITIONS

            Wherever and whenever the following words, terms and phrases appear in this Agreement, they shall have the following meanings:

            (a) "Agreement" shall mean this Prospect Acquisition Agreement and any written amendments thereto.

            (b) "Contractor" shall mean one or more entities, excluding PETROCI (as hereinbelow defined), who have either signed or acquired by assignment, an interest in a Production Sharing Contract (as hereinbelow defined) with the Government of the Republic of the Ivory Coast (as hereinbelow defined) covering the Prospect Area (as hereinbelow defined) and who have undertaken to carry out on a risk basis, exploration and development programs under the provisions of said Production Sharing Contract ("PSC").

            (c) "Contractor/Operator" shall mean that one company appointed by all the entities comprising Contractor, including PETROCI, pursuant to the provisions of a Joint Operating Agreement (as hereinbelow defined), to carry out petroleum exploration and development operations under the PSC on behalf of all of the entities comprising Contractor.

            (d) "Contractor's Petroleum Proceeds" shall mean for a particular calendar quarter, the gross proceeds from the sale of oil and gas produced, saved, lifted and/or delivered by Contractor, (excluding PETROCI), which is due Contractor (excluding PETROCI) under the PSC, minus income taxes, if any, which may be due the Government and not paid from the Government's share of petroleum under the PSC; the amount of said Contractor's Petroleum Proceeds shall be determined under the applicable provisions of the PSC and shall include repayment to the Contractor, (excluding PETROCI) of current operating expenses and prior exploration and development expenditures as well as reimbursement by PETROCI to Contractor of development expenditures, provided that said reimbursement to Contractor by PETROCI takes the form of a portion of the volume of oil and gas and is not a cash reimbursement.

            (e) "Consultants" shall mean Frank T. Barr and G. Willard Frank as well as their respective estates.

            (f) "Effective Date" shall mean that date referred to in the PSC where the PSC between Contractor and PETROCI has received the final approval of the Government and becomes final and binding between Contractor and PETROCI.

            (g) "Government" shall mean the executive and legislative branches of the Republic of the Ivory Coast as well as all ministries, agencies or sub-agencies or instrumentalities thereof excluding PETROCI.

            (h) "Joint Venture Partner(s)" shall mean that company or companies, excluding PETROCI, who constitute Contractor under the PSC by reason of it or their being signatory parties to the PSC or by reason of their having taken subsequent duly approved working interest assignments in and to the PSC and the Prospect Area.

            (i) "JOA" shall mean that Joint Operating Agreement initially between UMIC and PETROCI which will govern the conduct of petroleum operations on the Prospect Area among the parties comprising Contractor.

            (j) "Parties" shall mean the signatory parties to this Agreement and any of their permitted assigns under Article VII below of this Agreement.

            (k) "Phase I" shall mean that period of time starting from the date of the execution of this Agreement and continuing on until the earlier of; UMIC giving the Consultants written notice of its inability to reach a mutually satisfactory agreement with PETROCI concerning a PSC and a JOA covering the Prospect Area, or upon the Effective Date, or June 30, 1992, which ever first occurs.

             (l) "Phase II" shall mean that period of time starting from the Effective Date and continuing on until the earlier of; the termination of the PSC in accordance with its applicable terms or until all the parties comprising Contractor withdraw from the PSC and the Prospect Area in accordance with the terms of the PSC.

             (m) "PETROCI" shall mean the Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire, a wholly-owned company and instrumentality of the Government who along with the Government will be a signatory party to any PSC and JOA signed with UMIC.

            (n) "PSC" shall mean that certain Production Sharing Contract entered into among the Government, PETROCI and UMIC, giving PETROCI and UMIC the exclusive right to conduct petroleum exploration and development operations over the Prospect Area on terms and conditions mutually agreed upon among the Government, PETROCI and UMI.

            (o) "Prospect Area" shall mean that offshore area known as "Block CI-11" which is within the territorial boundaries of the Republic of the Ivory Coast, as the same is set forth, depicted and contained in Exhibit "A", attached to and made a part of this Agreement.

            (p) "UMIC" shall mean United Meridian International Corporation and any of its permitted assigns under Article VII of this Agreement.

                                      II.

                              OBJECT OF AGREEMENT

            The object of this Agreement between the Parties is for the Consultants to advise and assist UMIC in negotiations with any Venture Partners, along with PETROCI, to obtain sole and exclusive rights to explore for and produce petroleum from the Prospect Area on terms and conditions satisfactory to UMIC, the Government and PETROCI. In addition to rendering advice concerning negotiations with the Government and PETROCI, the Consultants also agree to render advice on an as requested basis, concerning geological and technical matters pertaining to the Prospect Area.

                                      III.

                            SERVICES OF CONSULTANTS

            (a) During Phase I of this Agreement, the Consultants agree to furnish, on an as requested basis, consulting advice to UMIC during negotiations with the Government and PETROCI concerning a PSC and JOA covering the Prospect Area as well as geological and other technical matters pertaining to the Prospect Area.

            (b) In performing any consulting services under this Agreement, each Consultant shall do so as an independent contractor and not as an employee or agent of UMIC. As such, each Consultant shall assume all risks for any bodily injury incurred, including death, while carrying out such services.

            (c) Each of the Consultants in carrying out the performance of their services under this Agreement, agrees to observe all of the laws of the United States of America, including, but not limited to the Foreign Corrupt Practices Act. A breach of the Foreign Corrupt Practices Act on the part of either of the Consultants shall be considered a material breach of this Agreement, giving UMIC and its Joint Venture Partners, if any, the rights to rescind this Agreement as to both Consultants.

            (d) The Consultants represent and warrant to UMIC that each is free from any and all prior legal commitments or restraints of third parties which would prevent them from bringing to UMIC the opportunity to acquire the rights to explore for and produce petroleum on the Prospect Area or prevent them from carrying out consulting services to UMIC under this Agreement. The Consultants specifically do not represent or warrant to UMIC the accuracy of any of the geological or geophysical data or evaluations furnished by them to UMIC regarding the Prospect Area nor do the Consultants represent or warrant the presence of hydrocarbons on the Prospect Area in commercial quantities.


                                       IV.

                         RIGHTS AND OBLIGATIONS OF UMIC

            (a) In consideration of the Consultants entering into this Agreement, UMIC agrees to pay the Consultants the compensation set out in
Article V below in accordance with the terms and provisions thereof.

            (b) In the event UMIC enters into a final and binding PSC and JOA with the Government and PETROCI in the first instance and PETROCI in the second instance, nothing herein contained or implied in this Agreement shall be deemed or construed as creating any obligation on the part of UMIC or any of its Joint Venture Partners to the Consultants, with respect to either electing not to go forward with any exploration work phase, where permitted under the PSC, or electing not to go forward with developing a discovery, whether it is deemed commercial or not, or electing, where permitted to withdraw entirely from the PSC and Prospect Area. In the further event that a final and binding PSC and JOA is consummated among the Government, PETROCI and UMIC with respect to the Prospect Area, such event shall not be deemed to create on the part of the Consultants any interest in and to the PSC or Prospect Area or to allow the Consultants any voting rights under a JOA. Notwithstanding the foregoing, UMIC shall have an obligation to keep the Consultants reasonably apprised and informed with respect to decisions or operations which will have a material effect and impact on petroleum operations or the PSC. In addition, UMIC agrees to negotiate in good faith with the Government and PETROCI regarding terms and conditions of a PSC and JOA covering the Prospect Area; provided, however, such requirement of good faith negotiations shall in no case be deemed or construed as requiring UMIC to conclude a PSC and JOA which in UMIC's sole judgement, is not in the best interests of either UMIC or its potential Joint Venture Partners.

                                       V.

                          COMPENSATION OF CONSULTANTS

            (a) Each Consultant who is requested to perform consulting services pursuant to the provisions of Article III(a) above shall be paid at the rate of Seventy-five U.S. dollars (U.S. $75.00) per hour or part thereof up to a maximum of Six hundred U.S. Dollars (U.S. S600.00) per day (including travel time) for time spent performing such requested work. Each Consultant who performs such requested work shall at the end of each month submit to UMIC a written invoice stating the hours and/or days worked in such month with an adequate description of services performed. UMIC shall pay such invoice within ten (10) days from the date of its receipt.

            (b) UMIC shall also be responsible to pay the reasonable travel expenses of any Consultant it requests to make a trip in connection with the Prospect Area. Such travel expenses shall include round trip air fare, hotel, meals and ground transportation. Any Consultant who makes such trip at the request of UMIC shall submit a documented expense account to UMIC within five (5) days from returning from such trip. Such expense account shall be paid within ten (10) days from the date of its submission by UMIC.

            (c) In the event that UMIC, the Government and PETROCI enter into a mutually binding and final PSC covering the Prospect Area, UMIC agrees to pay each of the Consultants the sum of Twenty-five Thousand U.S. Dollars (U.S. $25,000.00) within ten (10) days from the date UMIC receives final written notice from the appropriate Government authority that under the law of the Republic of the Ivory Coast such PSC is binding and fully enforceable among the Government, PETROCI and UMIC. Copies of such written notice shall be promptly sent by UMIC to the Consultants when received.

            (d) In the further event, petroleum is discovered by UMIC and/or its Joint Venture Partners on the Prospect Area and oil or gas is produced, lifted or delivered pursuant to either an appraisal or a development plan approved by the Government and PETROCI, then
UMIC agrees to pay each Consultant the sum of Twenty-five Thousand
U.S. Dollars (U.S. $25,000.00) within ten (10) days from the date of the first lifting or delivery, as the case may be, of such oil or gas shipment. UMIC shall promptly notify each of the Consultants of the date of the first oil or gas shipment.

            (e) In addition to the lump sum payments due, if any, as provided for in Articles V(c) and V(d) above, if there is a discovery on the Prospect Area and petroleum is produced, saved, lifted and/or delivered from the Prospect Area pursuant to an approved appraisal or development plan, then in that event, UMIC agrees to pay each of the Consultants, on a quarterly basis during Phase II of the Agreement, from the petroleum lifted and/or delivered which comprises Contractor's Petroleum Proceeds an amount equal to one and five one hundredths percent (1.05%) of Contractor's Petroleum Proceeds. Such quarterly payments based upon Contractor's Petroleum Proceeds shall be paid to each Consultant on all volumes of petroleum lifted and/or delivered in any one quarter within ten (10) days after the close of such quarter. Such payments shall be made in U.S. funds deposited to the financial institutions and bank account numbers designated by each of the Consultants which may be changed from time to time by each respective Consultant upon prior written notice to the Contractor/Operator.

            (f) Ninety (90) days prior to the estimated start of the production of petroleum from the Prospect Area pursuant to an approved appraisal or development plan, and every six (6) months thereafter during Phase II of this Agreement, the Contractor/Operator shall send to each of the Consultants a written statement showing the estimated petroleum production to be lifted and/or delivered from the Prospect Area for the next succeeding six
(6) months, the estimated price per unit of petroleum during such period, the estimated amount of Contractor's Petroleum Proceeds, and the respective amounts due each of the Consultants pursuant to the provisions of Article V(e) above. Simultaneous with making the quarterly payments required under Article V(e) above, the Contractor/Operator shall also send each Consultant quarterly information but using the actual volumes of petroleum produced, lifted and/or delivered together with the actual unit prices for which such petroleum was sold. Within one-hundred and eighty (180) days from the end of each consecutive four (4) quarters or year, and annually thereafter during Phase II of this Agreement, the Contractor/Operator shall furnish each of the Consultants a written statement containing information of the actual petroleum produced, lifted and delivered from the Prospect Area, the actual prices for which such petroleum was sold, and the actual amount Contractor's Petroleum Proceeds for the year. Any adjustments resulting from differences between estimated and actual volumes or prices, whether up or down, subtracting or adding, as the case may be, shall be made by the Contractor/Operator to or from the next quarterly payment by the Contractor/Operator. The Parties hereto severally, at their own expense, have the right to audit the financial records of the Contractor/Operator within two (2) years from the date of the issuance of such annual statement. Any annual statement which is not audited and/or adjusted within such two (2) year period shall be conclusively presumed to be correct.

            (g) In the event that during the term of this Agreement, the Government, either by law or through agreement with the Contractor, should change the PSC so that all or part of Contractor's income tax (excluding the income tax of PETROCI) is paid out of Contractor's share of the total production of petroleum produced, lifted and/or delivered from the Prospect Area, then, in that event, the Parties hereto agree to meet and discuss in good faith whether an adjustment in the rates due the Consultants under Article V(e) needs to be made. Any such adjustment so made shall reflect as near as possible the level of compensation due the Consultants under the present provisions of
Article V(e) above.

            (h) Each of the Consultants shall be individually responsible for the payment of any income taxes assessed against such Consultant on any compensation earned or received by him under the provisions of Article V of this Agreement by the taxing authorities of either the Republic of the Ivory Coast and/or the United States or any other country having or claiming tax jurisdiction over such Consultant and each of said Consultants agrees to protect, indemnify and hold UMIC audits Joint Venture Partners, if any, safe and harmless from and against any levies or assessments made by any such country against UMIC or its Joint Venture Partners, if any, by reason of alleged non payment of income taxes on the part of such Consultant. UMIC and/or Contractor/Operator, as the case may be, shall have the right to withhold from such payments due the Consultants under this Agreement a legally mandated amount where required to by the law of the country assessing such tax or asserting income tax jurisdiction. In the event that UMIC and/or Contractor withholds and/or pays Ivory Coast income tax on Consultants behalf, UMIC and/or Contractor will provide Consultants with corresponding tax receipts. If Government withholds and/or pays Ivory Coast income tax on Consultants behalf, UMIC and/or Contractor will use its best efforts to provide Consultants with receipts and/or other documentation of all such tax payments; provided, however, nothing herein contained or implied in this Article V(h) shall be deemed or construed as placing any obligation or liability on UMIC and/or Contractor to represent, support or assist in obtaining the eligibility of either of the Consultants to be entitled to a foreign tax credit under the Internal Revenue Code to be credited against their respective United States income tax liabilities.

            (i) UMIC's and/or Contractor/Operator's, as the case may be, obligation to pay the Consultants the compensation provided for in Article (V(e) above shall be subject to conditions of force majeure which may hinder, delay or prevent such payment and which are outside the control of Contractor, regardless of whether or not such conditions of force majeure are recognized under the PSC.

                                      VI.

                               TERM OF AGREEMENT

            (a) This Agreement shall commence on the execution date hereof and shall continue in full force and effect through Phase II unless earlier terminated by reason of one or more of the following events:

            (i) a written notice by UMIC to the Consultants made prior to the end of Phase I, advising said Consultants that UMIC is no longer interested in negotiating a PSC and JOA with the Government and PETROCI concerning the Prospect Area; or

            (ii) the failure on the part of UMIC and PETROCI to reach mutual agreement with respect to the terms and conditions of a PSC and JOA covering the Prospect Area by June 30, 1992, or some other later date mutually agreed upon by UMIC and the Consultants; or

            (iii) the failure on the part of UMIC to have received final and binding approval as required under the laws of the Republic of the Ivory Coast of a PSC covering the Prospect Area by September 30, 1992, or some other later date mutually agreed upon by UMIC and the Consultants; or

            (iv) the total withdrawal of all parties comprising Contractor (excluding PETROCI) at the end of any particular work commitment phase of the PSC or at any other permitted time thereunder pursuant to the terms of the PSC; or

            (v) the expiration of the PSC in accordance with its own terms.

            (b) Upon the early termination of this Agreement pursuant to one or more of the provisions of Articles VI(a)(i) through VI(a)(iii) above, UMIC shall be relieved of any future payment or compensation obligations to the Consultants under Article V above; provided, however, UMIC shall remain liable for the payment of consulting fees and expenses owed to either of the Consultants pursuant to the provisions of Articles V(a) and V(b) above on the date of such early termination. In the event this Agreement is terminated early pursuant to the provisions of Article VI(a)(iv) or VI(a)(v) above, UMIC and/or Contractor/Operator, as the applicable case may be, shall be relieved of any future payments or compensation obligations to the Consultants pursuant to the provisions of Article V(e) above; provided, however, UMIC and/or Contractor/Operator shall be liable for any unpaid accrued compensation which may have been due the Consultants on the date of such termination.

                                      VII.

                                  ASSIGNMENTS

            (a) The Parties hereto agree that UMIC shall have the right to freely assign all or any part of its undivided interests in and to the PSC and JOA covering the Prospect Area to third party oil companies who are, at the time of such assignment, financially able and technically competent. Such assignments by UMIC and/or any Joint Venture Partners shall be subject to the approval provisions set out in the PSC and JOA. Such assignments shall also be accompanied by a separate written statement signed by the prospective assignee which provides that upon approval of the assignment by the required approval authorities, then such assignee shall assume the status of a Joint Venture Partner and shall become a Party to this Agreement assuming in accordance with its proportionate share, all the rights and obligations of UMIC under this Agreement. In the event UMIC or any joint Venture Partner should assign all of its rights, title and interest in and to the Prospect Area to a third party who is financially capable and as a condition of such assignment agrees in writing to become a Party to this Agreement and the Government approves such assignment, then in that event, UMIC or such Joint Venture Partner making such assignment, as the case may be, shall be relieved of all future liability to the Consultants under this Agreement. UMIC or any Joint Venture Partner proposing to make any assignment to a third party oil company shall give the Consultants prior written notice of such assignment.

            (b) Because of the personal nature and required expertise of the services to be rendered during Phase I of this Agreement, by the Consultants, the Parties hereto agree that no assignments by either of the Consultants of their rights and obligations under this Agreement during Phase I hereof shall be made. During Phase II each of the Consultants may freely assign his respective interests under this Agreement upon prior written notice to UMIC or the Contractor/Operator, as the case may be. Any such assignments shall not be made in interest transfer of less than one-eighth (1/8) of such Consultant's (1.05%) interest under this Agreement.

            (c) The death or permanent disability of a Consultant during the term of this Agreement shall have no effect on such Consultants' rights, if any, to the compensation due such Consultant under Articles V(c) through V(e) above. In the event of permanent disability or the death of such Consultant, the compensation due him, if any, under the provisions of Articles V(c) through V(e) above shall be paid solely to his estate or trustee, and not to any individual devisees, legatees or heirs or shall be paid to his court appointed guardian, if any.

                                     VIII.

                                    NOTICES

            (a) Wherever and whenever written notices are required or are permitted to be sent under this Agreement from one Party to another Party, such notices shall be deemed to have been sent when deposited in a sealed envelope with the U.S. Postal Service, or when sent by facsimile, or delivered by hand, addressed to the Party at the following locations:

            TO UMIC:    United Meridian International Corporation
                        1201 Louisiana, Suite 1400
                        Houston, Texas 77002-5603
                        Fax: (713) 653-5908
                        Attention: Mr. Coy Squyres, President

            TO BARR:    Mr. Frank T. Barr
                        13730 Queensbury
                        Houston, Texas 77079

            TO FRANK:   Mr. G. Willard Frank
                        6223 Holly Springs
                        Houston, Texas 77057

            (b) Any of the Parties hereto may from time to time change it or their address to which written notice may be sent upon prior written notices to the other Parties.

                                      IX.

                            MISCELLANEOUS PROVISIONS

            (a) This Agreement shall be governed and construed according to the laws of the State of Texas.

            (b) The captions and headings in this Agreement are used for convenience only and shall not be deemed or construed to have any substantive meaning.

            (c) This Agreement shall not be amended or modified in any manner except if done in writing signed by authorized representatives of the Parties hereto.

            (d) This Agreement shall comprise the full and complete agreement and understanding of the Parties hereto with respect to the subject matter hereof and shall cancel and supersede all prior agreements and understandings between the Parties whether in writing or oral, expressed or implied.

            IN WITNESS WHEREOF, the Parties have hereunto executed this Agreement on the day, month and year first written above.


                              UNITED MERIDIAN INTERNATIONAL CORPORATION




                              By: /s/ COY H. SQUYRES
                                  -------------------------------------
                                  Coy H. Squyres
                                  President



                              By: /s/ FRANK T. BARR
                                  -------------------------------------
                                  Frank T. Barr, Consultant




                              By: /s/ G. WILLARD FRANK
                                  -------------------------------------
                                  G. Willard Frank, Consultant

                                  EXHIBIT "A"

                      Description and Map of Prospect Area

                           MAP OF THE SPECIAL AREA



                                    [MAP]

                                  EXHIBIT F

       Assignment and First Amendment to Prospect Acquisition Agreement

          This Assignment and First Amendment to Prospect Acquisition Agreement (hereinafter referred to as this "First Amendment") made and entered into by and among United Meridian International Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "UMIC"); Frank T. Barr and G. Willard Frank, both individuals residing in Houston, Texas (hereinafter jointly referred to as "Consultants"); UMIC Cote d'Ivoire Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "UMIC Cote d'Ivoire"); and G.N.R. (Cote d'Ivoire) Ltd., a corporation organized and existing under the laws of the Cayman Islands (hereinafter referred to as "GNR").

                                  WITNESSETH:

          WHEREAS, The Republic of Cote d'Ivoire, on the one hand, and UMIC Cote d'Ivoire Corporation and Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire, on the other hand, signed that certain Production Sharing Contract dated 27 June 1992 but having an Effective Date of January 4, 1993 (hereinafter referred to as the "Contract"); and

          WHEREAS, UMIC and Consultants entered into that certain Prospect Acquisition Agreement dated the 20th day of December, 1991 (hereinafter referred to as the "Prospect Agreement") in respect of offshore Block CI-11 in the Republic of Cote d'Ivoire; and

          WHEREAS, UMIC and UMIC Cote d'Ivoire have agreed that UMIC shall assign all of its rights and obligations under the Prospect Agreement to UMIC Cote d'Ivoire; and

          WHEREAS, UMIC Cote d'Ivoire and GNR have entered into that certain Acquisition Agreement dated the ____ day of May, 1993 (hereinafter referred to as the "GNR Acquisition Agreement"), pursuant to which GNR is to acquire an undivided eighteen percent (18%) interest in and under the Contract insofar and only insofar as it covers the Remaining Area (which for the purposes of this First Amendment shall mean the area covered by the Contract excluding the Special Area) and an undivided ten percent (10%) interest in and under the Contract insofar and only insofar as it covers the Special Area (which for the purposes of this First Amendment shall have the meaning defined in the Contract); and

            WHEREAS, in accordance with the terms and conditions of the GNR Acquisition Agreement, UMIC Cote d'Ivoire has assigned and conveyed the above described interests in the Contract to GNR; and

            WHEREAS, the parties to this First Amendment desire to set forth herein the terms and conditions of their agreements;

            NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties hereto hereby agree as follows and make the assignments hereinafter set forth:

            1. Terms used in this First Amendment which are not defined in this First Amendment but are defined in the Prospect Agreement shall have the meanings set forth in the Prospect Agreement.

            2. UMIC hereby assigns and conveys to UMIC Cote d'Ivoire all of its right, title and interest under the Prospect Agreement and UMIC Cote d'Ivoire hereby accepts such assignment and conveyance and agrees to perform all of the obligations under the Prospect Agreement in respect of the interest assigned and conveyed by UMIC. UMIC is hereby removed as a party to the Prospect Agreement, and UMIC Cote d'Ivoire is substituted in the place thereof for all purposes. UMIC is relieved as of the date hereof of all future liability to the Consultants under the Prospect Agreement.

            3. UMIC Cote d'Ivoire hereby assigns and conveys the following interests in and under the Prospect Agreement to GNR and GNR accepts such assignments and conveyances and agrees to assume and perform its proportionate share of the obligations under the Prospect Agreement in respect of the interests assigned and conveyed as hereinafter set forth:

            a. Insofar and only insofar as the Prospect Agreement relates to matters in respect of the Special Area, an undivided 16.667% to GNR; and

            b. Insofar and only insofar as the Prospect Agreement relates to matters in respect of the Remaining Area, an undivided twenty percent (20%) to GNR.

            4. Article VIII(a) of the Prospect Agreement shall be amended by inserting the name of UMIC Cote d'Ivoire in the place of the name of UMIC for the purpose of notices thereunder and inserting the following for the notice address of GNR:

     "To GNR:
     G.N.R. (Cote d'Ivoire) Ltd.
     5300 Memorial, Suite 800
     Houston, Texas 77007
     U.S.A.
     Attn: Vice President-International Exploration
     Telecopy: (713) 865-4386"

     5. The assignments made herein are made without warranty of title, either express or implied.

     6. This First Amendment shall be effective on the date set forth below.

     7. Except as otherwise provided herein, the Prospect Agreement shall remain in full force and effect as originally written.

     8. This First Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

     IN WITNESS WHEREOF, this First Amendment has been duly signed by the parties hereto as of the _____ day of _______________, 1993.


                                   UNITED MERIDIAN INTERNATIONAL
                                   CORPORATION


                                   By:__________________________________


                                   _____________________________________
                                   Frank T. Barr


                                   _____________________________________
                                   G. Willard Frank


                                   UMIC COTE D'IVOIRE CORPORATION


                                   By:__________________________________


                                   G.N.R. (COTE D'IVOIRE) LTD.


                                   By:__________________________________

                                   EXHIBIT G

                    Foreign Corrupt Practices Act Agreement

            This Foreign Corrupt Practices Act Agreement (hereinafter referred to as the "Agreement"), made and entered into this ____ day of _________ , 1993, between UMIC Cote d'Ivoire Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. (hereinafter referred to as "UMIC"), and G.N.R. (Cote d'Ivoire) Ltd., a corporation organized and existing under the laws of the Cayman Islands (hereinafter referred to as "GNR").

                                  WITNESSETH:

            WHEREAS, that certain Production Sharing Contract was entered into in the French language in Abidjan, Cote d'Ivoire on 27 June 1992 by and between The Republic of Cote d'Ivoire on the one hand and UMIC Cote d'Ivoire Corporation and Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire on the other hand covering Block CI-11 (hereinafter referred to as the "Contract"); and

            WHEREAS, that certain Joint Operating Agreement (Block CI-11) dated 27 June 1992 was entered into by and between UMIC and Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire covering operations in respect of the Contract (hereinafter referred to as the "Joint Operating Agreement"); and

            WHEREAS, GNR and UMIC entered into that certain Acquisition Agreement dated the ____ day of May, 1993 (hereinafter referred to as the "GNR Agreement"); and

            WHEREAS, the GNR Agreement provides that the parties thereto will enter into this Agreement in order to confirm to each other that none of the parties to this Agreement will violate certain laws of the United States of America.

            NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                              Purpose of Agreement

            1.1 UMIC and GNR have entered into this Agreement in order to agree that neither of the parties hereto shall violate the Foreign Corrupt Practices Act of 1977 as amended by the Foreign Corrupt Practices Act Amendment of 1988 (and as may be amended from time to time) in connection with the Contract, the Joint Operating Agreement or the GNR Agreement (hereinafter referred to as the "Relevant Agreements").

            1.2 UMIC and GNR entered into the GNR Agreement based in part upon the representations and warranties set forth in this Agreement.

                                   ARTICLE II.

                         Representations and Warranties

            2.1 Each party hereto and any of its officers and directors executing this Agreement represent and warrant to the other party hereto that neither it nor any officer, director or employee of it has made or will make, or cause to be made, in connection with the performance of the Relevant Agreements, any payments; loans or gifts or promises or offer of payments, loans or gifts of any money or anything of value, directly or indirectly,

                        (a) to or for the use or benefit of any official or employee of any government, or the agency or instrumentalities of any such government;

                        (b) to any political party or official or candidate thereof;

                        (c) to any other person in advance or as a reimbursement if it knows or has reason to suspect that any part of such payment, loan or gift will be directly or indirectly given or paid by such other person, or will reimburse such other person for payments, gifts or loans previously made, to any such governmental official or political party or candidate or official thereof; or

                        (d)        to any other person or entity;

the payment of which would violate the laws, decrees or regulations having the force of law of the Republic of Cote d'Ivoire or the United States of America.

            2.2 The parties hereto and all of the officers, directors and employees of each such party shall answer in reasonable details any questionnaire or other written or oral communications, to the extent same pertains to compliance with the representations and warranties set forth in this Article II from a party hereto or its outside auditors.

            2.3 This Agreement has been duly authorized, executed and delivered by each of the parties hereto and constitutes a valid and legally binding Agreement of said parties under the laws of the State of Texas, and neither the execution and delivery of nor the performance of the provisions of this Agreement by each of the parties hereto will conflict with or result in a breach of any law, or of any regulation, order, writ, injunction or decree of any court or governmental authority of any country in which this Agreement is to be performed which are in effect on the date hereof.

            2.4 This Agreement shall terminate two (2) years after the Contract terminates.

            IN WITNESS WHEREOF, this Agreement has been duly signed by the
parties hereto as of the     day of        ,1993.

                                   UMIC COTE D'IVOIRE CORPORATION




                                   By_________________________________





                                   GNR (COTE G'IVOIRE) LTD.




                                   By_________________________________